As filed with the Securities and Exchange Commission on February 13, 2007
                          Registration No. 333-130305

================================================================================
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 8
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 NS8 CORPORATION
                 (Name of Small Business Issuer in its Charter)


           Delaware                                         13-4142621
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                                      7371
                               (Primary Standard
                           Industrial Classification
                                  Code Number)



                              200-1311 Howe Street
                              Vancouver, BC V6Z 2P3
                                 (604) 677-6994


                                   Copies to:

                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                                 (212) 930-9700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.[ ]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. Neither the selling stockholder nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to completion, dated February 13, 2007

                                   PROSPECTUS

                                 NS8 CORPORATION

                       375,000,000 shares of common stock


We have prepared this Prospectus to allow the selling stockholder, Cornell Capital Partners, LP ("Cornell Capital"), to sell up to an aggregate of 375,000,000 shares of our common stock. The shares of our common stock will be issued to Cornell Capital upon:

       o conversion of approximately $3,164,000 of our 10% secured convertible debentures and accrued interest issued or to be issued pursuant to a securities purchase agreement dated November 14, 2005, and referred to as our "2005 Debentures.";

       o exercise of warrants to purchase 25,000,000 shares of our common stock issued in connection with the 2005 Debentures; and

       o conversion of approximately $975,100 of secured convertible debentures and accrued interest issued in the second quarter of 2004, and referred to as our 2004 Debentures.


We will not receive any of the proceeds from the sale of common stock by the selling stockholder. We may, however, receive the exercise price of the warrants if and when those warrants are exercised for cash by the selling stockholder. We expect to use the proceeds received from the exercise of the warrants (if any) for general working capital purposes.


The selling stockholder has advised us that it will sell the shares from time to time in the open market, on the Over-the-Counter Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution." We will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all of its selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NSEO.OB." On December 31, 2006, the last reported sale price of our common stock was $0.14.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 2.



THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is February 13, 2007

                                                                            Page
PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................2
FORWARD-LOOKING STATEMENTS.....................................................7
SUMMARY CONSOLIDATED FINANCIAL STATEMENTS......................................8
SELLING STOCKHOLDER............................................................9
USE OF PROCEEDS...............................................................11
PLAN OF DISTRIBUTION..........................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...........................................12
DESCRIPTION OF BUSINESS.......................................................24
DESCRIPTION OF PROPERTY.......................................................30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE...........................................31
MANAGEMENT....................................................................31
LEGAL PROCEEDINGS.............................................................39
PRINCIPAL STOCKHOLDERS........................................................39
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS............................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................41
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS...................................43
DESCRIPTION OF SECURITIES.....................................................44
EXPERTS.......................................................................45
TRANSFER AGENT................................................................45
LEGAL MATTERS.................................................................45




                               PROSPECTUS SUMMARY


Introduction

The following is only a summary of the information, consolidated financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our consolidated financial statements and the notes to the consolidated financial statements before making any decision regarding an investment in us.

We are a technology research and development multimedia entertainment company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed our software to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We are a development stage company with insignificant operating revenues to date.

Going Concern

Our financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firms have included an explanatory paragraph in their respective Report of Independent Registered Public Accounting Firm included in our audited consolidated financial statements for the years ended December 31, 2005 and 2004 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Our realization of assets and satisfaction of liabilities in the normal course of business depends upon obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, we cannot assure you that we will be successful in these activities.

About Us

Our offices are located at 200-1311 Howe Street Vancouver, BC Canada V6Z 2P3. Our telephone number is (604) 677-6994.

                                  RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information described below before deciding to purchase our common stock. If any of these risks or uncertainties occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

WE HAVE HAD NO PROFITS AND INSIGNIFICANT REVENUES SINCE INCEPTION.

We are a development stage company and have had no profits and insignificant revenues since commencement of operations in March 2000. For the years ended December 31, 2005 and 2004, we experienced a net loss of $6,587,391 and $6,093,038, respectively. For the nine months ended September 30, 2006 and September 30, 2005, we experienced a net loss of $5,244,617 and $4,903,834, respectively. Our accumulated deficit was $23,400,135 as of September 30, 2006. Future losses are likely to occur, as we continue to spend money to pay for our operations. We cannot assure you that we will be successful in generating any significant revenues or reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

THE RESTATEMENT OF OUR CONSOLIDATED FINANCIAL STATEMENTS COULD HAVE A MATERIAL ADVERSE IMPACT ON US, INCLUDING INCREASED COST AND THE POSSIBILITY OF LEGAL OR ADMINISTRATIVE PROCEEDINGS.

We determined that our consolidated financial statements for the year ended December 31, 2004 and for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, as described in more detail in Note 2 to our consolidated financial statements for the year ended December 31, 2005, were required to be restated. We have incurred unanticipated costs for accounting and legal fees in fiscal 2006 in connection with the restatements. In the event litigation is pursued or other relief is sought by persons asserting claims for damages allegedly resulting from or based on these restatements, or events related thereto, we may incur additional defense costs beyond our insurance coverage regardless of their outcome. Likewise, such events might cause a diversion of our management's time and attention. If we do not prevail in any such actions, we could be required to pay substantial damages or settlement costs.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS.

We will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing, whether from external sources or related parties, will be available on favorable terms. An inability to obtain adequate financing would result in the need to reduce the pace of, or cease, business operations. Any of these events could materially harm our business and may result in a lower stock price.

WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. Our independent registered public accounting firms have included an explanatory paragraph in their respective Report of Independent Registered Public Accounting Firm included in our audited consolidated financial statements for the years ended December 31, 2005 and 2004 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS AT SEPTEMBER 30, 2006 AND DECEMBER 31, 2005 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES, AND AS A RESULT, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.

As of December 31, 2005, the date of our most recent audited consolidated financial statements, we had a working capital deficit of $4,366,072, which means that our current liabilities as of that date exceeded our current assets by $4,366,072. Our working capital deficit at September 30, 2006 was $7,065,427. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as of September 30, 2006 as they become due. We had insufficient working capital meaning our current assets were insufficient to satisfy all of our current liabilities on September 30, 2006. Our ongoing operations must begin to provide sufficient profitability to improve our working capital position. If we are unable to become profitable we may have to raise additional capital or debt to fund the operations or curtail future plans.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS.

Our success largely depends on the effort and abilities of key executive officers. The loss of the services of any of our key executive officers could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management attention away from operational issues. We also have other key employees who manage our operations, and if we were to lose their services, senior management would be required to expend time and energy to replace these employees and train the replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a sufficient number of quality staff.

SEVERANCE PAYMENTS ARE DUE TO TOP EXECUTIVE OFFICERS IF ANY OF THEM ARE TERMINATED WITHOUT CAUSE.

Our Chief Executive Officer (CEO) has a severance payment clause in his employment agreement which states that the Company would continue to provide, as severance pay, the CEO's base salary in cash at the rate in effect on the termination date through the remaining term of the CEO's employment agreement. The severance payment would be due if the CEO was terminated without cause. The Executive Vice President (EVP) also has a severance provision within his employment agreement which stipulates that should the Company terminate the EVP, he shall be entitled to receive a severance payment in the amount equal to three months base salary in effect at the date of termination. At December 31, 2006 these amounts were $300,000 and $41,250, for the CEO and EVP respectively.

The CEO and other corporate officers reside in British Columbia and are protected by the British Columbia Employment Standards Act, which provides for one week of pay for each year of service upon termination. The officers' employment agreements do not have termination dates. Payment of the severance payments would have a negative effect on our ability to operate and may make it difficult to remove these executive officers without cause.

OUR NEW PRODUCTS, SERVICES AND TECHNOLOGIES MAY NEVER GENERATE REVENUE OR BECOME PROFITABLE.

We have made significant investments in research, development and marketing for new products, services and technologies. Revenue from new product and service investments may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.

Our success depends upon our proprietary technology. We rely on a combination of patent pending, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. To date, we have filed three U.S. patent applications and two Patent Cooperation Treaty applications with the U.S. Patent and Trademark Office, and the trademark applications all as described in the "Trademarks" subsection of the "Proprietary Technologies" section. As of this date, the trademark "CanOnline" was granted in Canada and the trademark "NS8" was granted in the United States. None of our other trademark applications have been granted or rejected as of this date. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be granted or provide a competitive advantage to us. In addition, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.

Our success will depend in part upon our ability to establish and maintain licensing relationships with companies in related business fields, including but not limited to communications companies, owners of digital media content, DVD authoring facilities and replicators, consumer electronics hardware manufacturers, and CD-ROM mastering facilities and replicators. We believe that these relationships are needed to allow us access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within our control. We cannot assure you that we will be able to maintain our existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that our reliance on others will not result in unforeseen problems. We cannot assure you that our potential licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with our competitors. The failure of any of our current or future collaboration efforts would have a material adverse effect on our ability to introduce new products or applications and, as a result, would have a material adverse effect on our business, financial condition and results of operations.

WE FACE INTENSE COMPETITION FROM BETTER FUNDED COMPANIES.

We face intense competition from better funded companies in the fields of Internet software services, digital security and asset management, and media distribution. We expect that competition will continue to intensify. Our competitors may develop products or services that are superior to ours or have greater market acceptance than we hope to obtain. If we are unable to compete successfully against our competitors our business and financial condition will be adversely affected.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD EXPOSE US TO EXCESSIVE LIABILITY.

Any breach of security relating to confidential information of customers could result in legal liability for us and a reduction in customer use or the total cancellation of their participation. We anticipate that we will receive highly confidential information from customers that will be stored in our internal or third-party computer systems. We anticipate that we will possess sensitive customer information or data for storage as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. We will enter into comprehensive customer services and confidentiality agreements with all expected customers. Our security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK.

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact stockholders' ability to sell shares of our common stock.

OUR COMMON STOCK IS TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our common stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our common stock may be unable to resell their common stock at or near the original acquisition price, or at any price.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

       o  With a price of less than $5.00 per share;

       o  That are not traded on a "recognized" national exchange;

       o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

       o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.


Broker dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

OUR PRODUCTS AND SERVICES ARE SUBJECT TO GOVERNMENT REGULATIONS WHICH, IF CHANGED, COULD ADVERSELY AFFECT THE AVAILABILITY OF OUR PRODUCTS.

The laws and regulations that govern our business with respect to e-commerce and online content and data distribution are rapidly changing. The U.S. government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws, proposed encryption laws, content regulation and potential sales and tax laws. Due to this rapidly evolving and uncertain regulatory environment, we cannot predict how such proposed or contemplated laws and regulations might affect our business. In addition, these uncertainties will make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm our overall growth by subjecting us to liability or forcing us to change our method of conducting our business and distributing our primary online services and product technologies.

RISKS RELATED TO THE OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future or at a price that our management deems acceptable. Of the 117,232,572 shares of our common stock issued and outstanding and 7,090,722 unexchanged CanOnline Global Media, Inc. ("CanOnline") shares as of December 31, 2006, 85,237,827 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. There are 6,848,986 shares of restricted stock held by non-affiliates As of December 31, 2006. The affiliates hold 25,143,759 shares of our unrestricted common stock as of December 31, 2006. In connection with the conversion of the 2004 Debentures and 2005 Debentures and the related warrants, we will issue up to 375,000,000 shares of common stock.

THE SELLING STOCKHOLDER INTENDS TO SELL ITS SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

Our 2004 Debentures and 2005 Debentures issued to Cornell Capital are convertible into shares of our common stock based on the trading prices of the common stock in the future. For example, the conversion price of the 2005 Debentures on December 31, 2006 would have been $.075 per share, and if the debenture holder were to have converted $500,000 principal amount of its 2005 Debentures on that date, 6,666,667 shares of our common stock would have been issued to the debenture holder, which would represent 5.7% of our issued and outstanding common stock. On December 22, 2006 Cornell Capital converted $75,000 of the outstanding $975,100 of debt into 1,008,065 shares of restricted common stock. We have an outstanding balance of approximately $900,100 of 2004 Debentures, and the conversion price may be lower than $0.075 per share when the debenture holder converts the 2004 Debentures.

On September 21, 2006 Cornell Capital converted $183,989 of the outstanding $3,164,000 of debt into 5,840,921 shares of restricted common stock. We have an outstanding balance of approximately $2,979,441 of 2005 Debentures, and the conversion price may be lower than $0.075 per share when the debenture holder converts the 2005 Debentures. The debenture holder may not hold more than 9.99% of our common stock at any given time, and therefore, it will be required to sell our shares in the public market prior to converting additional 2004 Debentures and 2005 Debentures into common stock when it holds 9.99% of our outstanding common stock. The selling stockholder intends to convert its 2004 Debentures and 2005 Debentures and to sell in the public market up to 375,000,000 shares of common stock being registered in this offering. There is no maximum number of shares of our common stock that we may be required to issue for the conversion of the 2004 Debentures and 2005 Debentures. Such sales are likely to cause the conversion price of the 2004 debentures and 2005 Debentures to fall and our stock price to decline.

THE LOWER OUR STOCK PRICE, THE LOWER THE FLUCTUATING, BELOW MARKET PRICE CONVERSION RATE FOR THE DEBENTURES AND THE GREATER NUMBER OF SHARES ISSUABLE UNDER THE CONVERTIBLE DEBENTURES.

The conversion price of the 2004 Debentures and 2005 Debentures is based upon the daily trading price of our common stock at the time of such conversion, and the conversion prices of the 2005 Debentures can not be higher than $0.075. If the trading price of the common stock is low when the conversion price of the debentures is determined, we would be required to issue a higher number of shares of common stock, which could cause substantial dilution to our stockholders. In addition, if the debenture holder converts its debentures and sells the common stock, this could result in an imbalance of supply and demand for our common stock and reduce its price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion. On December 31, 2006, the conversion price of the 2004 Debentures and the 2005 Debentures would have been $0.088 and $0.075, respectively. The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 25%, 50%, 75% and 90% fall in the price of our common stock as of December 31, 2006.


 Percentage                                      Shares Issuable Upon
   Decline         Conversion price                   Conversion
-------------- ------------------------- -------------------------------------
                  2004         2005            2004               2005
               Debentures   Debentures      Debentures         Debentures
               ------------ ------------ ------------------ ------------------

     25%          0.066        0.056           14,774,242         56,489,821
     50%          0.044        0.038           22,161,364         83,248,158
     75%          0.022        0.019           44,322,727        166,496,316
     90%          0.009        0.008          108,344,444        395,428,750


THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the 2004 Debentures and 2005 Debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

OUR OBLIGATIONS UNDER THE 2004 DEBENTURES AND 2005 DEBENTURES ARE SECURED BY ALL OF OUR ASSETS.

Our obligations under the debentures which we issued to Cornell Capital are secured by all of our assets. As a result, if we default under the terms of the debentures, Cornell Capital could foreclose its security interest and liquidate all of our assets. This would cause us to cease operations.



                           FORWARD-LOOKING STATEMENTS


To the extent that the information presented in this Form SB-2/A and the related prospectus, discusses financial projections, information or expectations about our products or markets, or otherwise makes statements about future events, such statements are forward-looking. We are making these forward-looking statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In addition to the risks set forth in the "Risk Factors" section on page 4, these risks and uncertainties include, but are not limited to:

       o our ability to commercialize our products and to begin to generate revenue and to eventually generate a profit;

       o  our ability to raise additional capital to sustain our operations;

       o  the acceptance of our products, services and technology by consumers;

       o  our ability to protect our intellectual property;

       o our ability to establish strategic licensing relationships with digital media content owners, communication companies and consumer electronic hardware manufacturers; and

       o  the amount and timing of future  sales of our common stock that we are
          required  to  issue  upon   conversion  of   outstanding   convertible
          securities.

In addition, we disclaim any obligations to update any forward-looking statements to reflect events or circumstances after the date of this document. When considering such forward-looking statements, you should keep in mind the risks referenced above and the other cautionary statements in this document.

                        CONSOLIDATED FINANCIAL STATEMENTS


                                        For Year       For Year      For the Nine   For the Nine
Statements of Operations                 Ended          Ended        Months Ended   Months Ended
                                       December 31,   December 31,   September 30,  September 30,
                                          2005           2004           2006            2005
                                                      (restated)     (unaudited)    (unaudited)
                                                                                    (restated)
                                       -----------    -----------    -----------    -----------
Revenues
   License fees                        $      --      $      --      $    99,500    $      --
   Professional services                      --             --           33,049           --
                                       -----------    -----------    -----------    -----------
       Total revenue                          --             --          132,549           --
                                       -----------    -----------    -----------    -----------

Cost of revenues
   Professional services                      --             --           80,532           --

                                       -----------    -----------    -----------    -----------
Gross Profit                                  --             --           52,017           --
                                       -----------    -----------    -----------    -----------

Operating expenses:
   Research and Development                785,012      1,079,824        314,186        675,022
   General and administrative
   expenses                              6,982,118      8,323,294      2,632,695      5,994,494
                                       -----------    -----------    -----------    -----------

Loss from operations                    (7,767,130)    (9,403,118)    (2,894,864)    (6,669,516)
   Total Other Income (Expense),
   Net                                   1,179,739      3,310,080     (2,349,753)     1,765,682

                                       -----------    -----------    -----------    -----------
   Net Loss                            $(6,587,391)   $(6,093,038)   $(5,244,617)   $(4,903,834)
                                       ===========    ===========    ===========    ===========

   Loss Per Share                      $     (0.07)   $     (0.07)   $     (0.05)   $     (0.05)
                                       ===========    ===========    ===========    ===========


BALANCE SHEET                                                                       September 30,
                                                                                        2006
                                                                                    (unaudited)
                                                                                    ------------
Current assets
   Cash and cash equivalents                                                        $    112,220
   Accounts receivable                                                                    44,135
   Deferred professional services costs                                                   43,433
   Prepaid expenses and other current assets                                              64,335
                                                                                    ------------
    Total current assets                                                                 264,123

Property and equipment, net                                                              197,224
Capitalized software development costs                                                   286,104
Other assets                                                                              23,347
                                                                                    ------------
       Total assets                                                                 $    770,798
                                                                                    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
   Accounts payable                                                                 $    442,432
   Accrued payroll and related expenses                                                  349,523
   Accrued expenses                                                                    1,387,602
   Deferred revenue                                                                      133,900
   Notes payable                                                                         780,000
   Due to shareholders and directors                                                   3,318,308
   Current portion of convertible debentures,
     net of debt discount of $57,315                                                     917,785
                                                                                     ------------
    Total current liabilities                                                          7,329,550


                                       8

Convertible debentures, net of current portion and
     debt discount of $1,127,618                                                       1,851,823
Derivative liability                                                                   4,037,771
Accrued management fees                                                                1,572,152
                                                                                    ------------
      Total liabilities                                                               14,791,296
                                                                                    ------------
Commitments and contingencies                                                                 --

Shareholders' deficit
   Preferred stock, $0.0001 par value;
    5,000,000 shares authorized
    no shares issued and outstanding                                                          --
   Common stock, $0.0001 par value;
    750,000,000 shares authorized
    116,224,507 shares issued and outstanding                                             11,622
   Additional paid-in capital                                                          9,431,910
   Accumulated other comprehensive loss                                                  (63,895)
   Deficit accumulated during the development stage                                  (23,400,135)
                                                                                    ------------
      Total shareholders' deficit                                                    (14,020,498)
                                                                                    ------------
       Total liabilities and shareholders' deficit                                  $    770,798
                                                                                    ============


                               SELLING STOCKHOLDER

The selling stockholder, Cornell Capital, may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock to be issued upon conversion of the 2004 debentures or upon exercise of warrants issued in connection with the 2005 Debenture.

The table below sets forth the name of the selling stockholder and the number of shares of common stock that the selling stockholder may offer pursuant to this prospectus. Except as set forth below, to our knowledge, the selling stockholder has not, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates.

The selling stockholder may from time to time offer and sell any or all of the shares under this prospectus. Because the selling stockholder may offer all or some of the common stock offered pursuant to this prospectus, we cannot estimate how many shares of common stock that the selling stockholder will hold upon consummation of any such sales.

Based upon the information provided to us by the selling stockholder, it is not a broker dealer or affiliated with a broker dealer. To our knowledge, the selling stockholder does not have agreements, arrangements or understandings with any other persons, either directly or indirectly to dispose of the common stock being registered.

So long as any portion of the convertible debentures are outstanding, if we intend to raise additional capital by the issuance or sale of common stock or securities convertible into shares of our common stock, we are obligated to offer the selling stockholder such issuance or sale of common stock or convertible securities, prior to offering such issuance of sale of common stock or convertible securities to any third parties. The selling stockholder shall have ten (10) business days from receipt of such notice of the sale or issuance of common stock or convertible securities to accept or reject all or a portion of such capital raising offer.




                                      Shares Beneficially       Number of     Shares Beneficially
                                            Owned                 Shares         Owned After the
Name and Address of Beneficial           Before the               Being          Offering (2)
          Owner                          Offering (1)            Offered
----------------------------------  ------------------------   -----------  ----------------------
                                      Number      Percent(3)      Number      Number     Percent
----------------------------------  -----------  -----------   -----------  ----------- ----------
Cornell Capital Partners, LP (4)     61,478,366      16.86%    375,000,000     0         0%
101 Hudson Street, Suite 3700
Jersey City, New Jersey  07302

(1) Based upon the conversion of $2,979,441 of the 2005 Debentures and $900,100 of the 2004 Debentures, if such debentures were converted on December 31, 2006 using the weighted average trading price on the 5 days preceding conversion, based upon the exercise of all of the warrants issued in connection with the 2005 Debentures.

(2) Assumes all shares of common stock offered hereby are sold.


(3) Applicable percentage of ownership is based on 117,232,572 shares of common stock outstanding as of December 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2006, for the stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(4) Cornell Capital is the holder of the debentures. Control of Cornell Capital is held by its general partner, Yorkville Advisors, LLC and all investment decisions are made by Yorkville Advisors, LLC as general partner. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of and controls Yorkville Advisors, LLC. Cornell Capital acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

The 2004 Debentures and 2005 Debentures are convertible into our common stock at conversion prices based upon the trading price of our common stock in the future. On December 31, 2006, the conversion price of the 2004 Debentures and the 2005 Debentures would have been $0.088 and $0.075, respectively. If the trading price of our common stock declines, the conversion price of the 2004 Debentures and 2005 Debentures will fall and we will be required to issue more shares of our common stock. The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 25%, 50%, 75% and 90% fall in the price of our common stock as of December 31, 2006.

 Percentage                                      Shares Issuable Upon
   Decline         Conversion price                   Conversion
-------------- ------------------------- -------------------------------------
                  2004         2005            2004               2005
               Debentures   Debentures      Debentures         Debentures
               ------------ ------------ ------------------ ------------------

     25%          0.066        0.056           14,774,242         56,489,821
     50%          0.044        0.038           22,161,364         83,248,158
     75%          0.022        0.019           44,322,727        166,496,316
     90%          0.009        0.008          108,344,444        395,428,750



2005 Debenture
--------------

On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital. Of the $3,163,430, $1,863,430 was used to refinance the promissory notes issued by us to Cornell Capital on May 27, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with the final installment of $300,000 accelerated and paid on September 28, 2006.

The 2005 Debentures carry an interest rate of 10%, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of our common stock for the 30 days prior to the conversion.

On September 21, 2006 Cornell Capital, chose to convert $183,989 of the outstanding $3,163,430 of debt to 5,840,921 shares of restricted common stock. This reduces the outstanding debt to $2,979,441 or 23,386,507 shares based on the average weighted price five days prior to December 31, 2006.

In connection with the 2005 Debentures, we were required to have the registration statement of which this prospectus forms a part declared effective no later than February 27, 2006. We will be required to issue an amount equal to 2% of the outstanding borrowings, in cash or shares of our common stock, at the note holder's option, for each subsequent 30-day period after the February 27, 2006 deadline. The penalty, as of December 31, 2006, was approximately $864,000 or 6,171,500 shares.

The Company has also issued warrants to Cornell Capital to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common  stock at an exercise  price of $0.06 per share and  10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants expire on November 14, 2010.


2004 Debenture
--------------

In May 2004, the Company sold $1,500,000 of secured convertible debentures to Cornell Capital , of which approximately $900,100 remain outstanding. The 2004 Debentures carry an interest rate of 5%, are due in May 2007 and are convertible into our common stock at the lower of $1.30 or 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

On December 22, 2006 Cornell Capital, chose to convert $75,000 of the outstanding $975,100 of debt to 1,008,065 shares of restricted common stock. This reduces the outstanding debt to $900,100 or 7,065,149 shares based on the average weighted price five days prior to December 31, 2006.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. However, we may receive proceeds for common stock issued to the selling stockholder upon exercise of the warrants issued in connection with the 2005 Debentures. If the selling stockholder chose to exercise all of the warrants for cash, the total amount of the proceeds we would receive is $1,475,000. We expect to use the proceeds we receive from the exercise of the warrants, if any, for general working capital purposes. We will pay the expenses of registration of these shares, including legal and accounting fees.


                              PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus on behalf of the selling stockholder. As used herein, "selling stockholder" includes donees and pledgees selling shares received from the named selling stockholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:


       o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

       o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker dealer as principal and resale by the broker dealer for its account;

       o  an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

       o  privately negotiated transactions;

       o  settlement of short sales created after the date of this prospectus;

       o broker dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

       o  a combination of any such methods of sale;

       o  and any other method permitted pursuant to applicable law.


The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as an agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as selling stockholder under this prospectus.

The selling stockholder may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholder, Cornell Capital, was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder was advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder is registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Neither the selling stockholder nor any of its affiliates have an open short position in the common stock. The selling stockholder agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transaction with respect to the common stock as long as any convertible debenture or warrants to purchase common stock remain outstanding.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and related notes included elsewhere in this prospectus.

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. See "Forward Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

On May 12, 2006, we concluded that the manner in which we accounted for the variable conversion rate and an embedded put option of certain of our convertible notes payable was not in accordance with SFAS No. 133.

We determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that we record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, we were required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, we recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, we recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, we will appropriately reflect the non-operating, non-cash income or expense resulting from the changes in fair value. We had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

As a result of these adjustments, certain of our previously issued financial statements have been restated to amend and restate our annual report for the year ended December 31, 2004 and our quarterly reports for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

The September 30, 2005 financial statements included in our quarterly report for the quarter ended September 30, 2006 reflect all adjustments we have made to our unaudited consolidated financial statements for the three and nine months ended September 30, 2005 as a result of the restatements. Specifically, we strongly encourage you to refer to Footnotes No. 8 and No. 13, "Restatement of Previously Issued Financial Statements" in the accompanying consolidated financial statements for the quarter ended September 30, 2006 and the years ended December 31, 2005 and 2004 respectively. We have used the restated amounts in the comparative discussions for 2005 that follow.


BUSINESS OVERVIEW

We are a development stage company focused on the development and marketing of software-based technology products and related services for the delivery of on-demand media content over the Internet. Our software solutions are designed for:

       o the distribution of on-demand content through the Internet to personal computing ("PC") devices, set-top boxes for television, and portable media devices, such as video-enabled cellular phones,

       o the placement of advertising in conjunction with the delivery of other digital media content,

       o  the use of on-demand Internet video for retail sales applications,

       o  the distribution of digital movies or other content to theatres,

       o  the distribution of digital music over the Internet, and

       o the electronic archiving and publishing of digital content for use in a secure environment.

With the introduction of our iWave Interactive Services ("iWave") we continue to see increased customer interest and commercial opportunities using our two distinct business models: (A) the commercial customer model, in which we license iWave technology products and related services to telecommunication companies and provide them with the necessary tools and support so they can fully manage the iWave platform and expand their entertainment service offering through their established networks and customer base; and (B) direct-to-consumer partnerships, which are NS8-managed iWave deployments in which we partner with medium (50,000 or greater consumers) to large (500,000 or greater consumers) Internet Service Providers (ISPs) to expand their consumer service offerings and deploy our iWave system to the end customer.

To compliment our technology offerings, we continue to establish commercial relationships with content owners in order to obtain the rights to distribute their catalogues of content. This strategy facilitates iWave platform adoption by offering our prospective clients the benefit of having immediate access to content for their licensed platforms. This provides our customers with an immediate turn-key solution that permits them to attend to the demands of their customer base for new services while it also helps them avoid the lengthy approval process of securing the licenses to distribute content by themselves.

In January  2006,  we obtained  the  license  through  Acme Mobile Pte.  Ltd. of
Singapore, to reproduce, digitize and broadcast mobile entertainment content such as games, images, karaoke and other applications on our own website and on mobile phones in Thailand, Singapore, Australia, New Zealand, Taiwan, Hong Kong and the Philippines. We intend to license the content to consumers in those countries and to share the revenue derived from the licensing of that content with the content provider.

In February 2006, we signed an exclusive multi-year content distribution and alliance agreement with Rockamedia LLC and M3 Entertainment of New York to offer biographies of famous music artists to the Asian and North American markets for broadband PC and video on-demand (VOD).

In March 2006, we signed a multi-year video on-demand content distribution agreement with True Corporation Plc. of Thailand. This agreement will provide True with iWave Internet Protocol TV (IPTV) content for distribution over True's IPTV networks within the Asia Pacific market.

In March 2006 we signed another agreement with True Digital Entertainment Company, a media subsidiary of True Corporation Plc., to enhance the consumer capabilities of their online music service.

In April 2006, we signed a non-exclusive multi-year distribution agreement with home entertainment programmer Image Entertainment Inc.'s subsidiary, Egami Media, Inc., allowing iWave to deliver exclusive program titles to North American consumers via iWave's PC on-demand services.

In June 2006, the Company entered into licensing agreements with ReelTime Infotainment Ltd. ("ReelTime") to provide IP Television and PC interactive on-demand systems for ReelTime's Australian market utilizing its iWave system. In addition to receiving license fees for an initial 400,000 consumers for both IP Television and PC Interactive, iWave will share in the television and PC advertising revenues derived from the ReelTime service. ReelTime will use iWave as their store front interface and content management and distribution solution. The deployment of the PC platform was commercially released by ReelTime to the public throughout Australia by the fourth quarter 2006. The IPTV deployment, which will allow ReelTime to provide on-demand services directly to the consumers' television through digital set top boxes, is scheduled to be commercially released in Australia in the fourth quarter 2007.

In June 2006, the Company also signed a multi-year agreement with Advanced Datanetwork Communications Co., Ltd. (ADC), one of Thailand's largest telecommunication carriers, to provide interactive and on-demand digital media services to PC and mobile devices using our iWave system. This arrangement will enable ADC's Buddy Broadband to offer interactive digital media and entertainment services to broadband based individual and commercial customers throughout Thailand using PC, mobile telephone and Internet television services. ADC Buddy Broadband and iWave will share in revenues derived from monthly commercial access, content usage and national advertising fees. National advertising and overall consumer adoption programs will be driven by ADC's Buddy Broadband throughout Thailand while iWave will provide complete technological, interactive content and consumer services support. ADC Buddy Broadband will also provide a selection of premium North American, Hollywood and Thai content as part of this service and iWave will provide a complimentary library of North American and Asian based content that ranges from mobile games, ring-tones, karaoke, accessories, popular music concerts, television programming, movies, specialty sports, documentaries and high definition programming. Content offered in the ADC Buddy-iWave Interactive Internet service will be competitively priced and will be available in current consumer models of rent-to-view, purchase-to-own and electronic sell-through of physical DVD's.

In June 2006, the Company also signed a multi-year non-exclusive VOD content distribution agreement with ADC. The distribution agreement will enable iWave to distribute its library of films, music, concerts, documentaries, sports, high-definition and specialty programming over ADC's current IPTV service, Buddy Broadband.

All of our software architecture surrounding media distribution, revenue tracking, advertising auditing, publishing and security management are patent-pending technologies. Our software enhances security during the distribution of Digital Media over the Internet and during consumer use. In addition, our software simplifies the business and distribution functions of Digital Media to provide our commercial customers with increased delivery efficiency while reducing their distribution costs through normal high-speed networks. In addition, we enable our commercial customers with the ability to create a single branded service while offering multiple consumer options for viewing Digital Media through various Internet accessible devices using one software system. This enhances the overall consumer loyalty of our commercial customers by having one service that provides both portable as well as home entertainment services to their consumers regardless of location as long as those consumers have access to the Internet.

We combined our software technologies into one comprehensive solution called iWave(TM) Interactive Systems ("iWave"). iWave is a product that combines our proprietary software technologies to be used by telecommunication companies and Internet service providers that are expanding their service offerings to include Digital Media in order to attract or retain consumers. In addition, iWave also offers a unique solution to producers and distributors of Digital Media to enable these business sectors to effectively audit, track and manage their content licenses and advertising placements that are deployed throughout multiple business networks.

How We Generate Revenue
-----------------------

Currently, we derive the majority of our revenue from fees we receive through the licensing of our iWave platform. Our second largest source of revenue is related to parallel development work performed to: (a) satisfy custom software development requests from our clients to add or enhance specific functions to our core product for their consumers' needs; (b) integrate third party functionality or services with iWave such as payment and data base systems; and
(c) support other business applications or functionality requirements for our clients that might be necessary to fulfill certain industry-related regulations or accepted protocols in territories in which they are marketing.

When each of our commercial customers begins their consumer deployment, our two anticipated primary sources of income will be derived from revenue sharing attributed to the sale of content and advertising. We receive a percent of revenues generated by every rental or purchase of Digital Media and a percent of price rate for impressions on advertising that appear on their licensed system ("Usage Revenues"). Each of these Usage Revenues is paid on a real-time basis with respect to content transactions and on a quarterly basis for advertising usage.

Commercialization
-----------------

We are currently completing or have completed installations of our iWave system for certain of our commercial customers. Our primary customers are Reeltime Media Ltd ("Reeltime") of Australia and True Corporation ("True") of Thailand. Both companies currently occupy the majority of our development resources on a full time basis. We are in the process of completing essential integration items for Reeltime's movie service that uses our iWave system. Each of these integration items for Reeltime is a custom development charge and we are paid for this work in addition to current license fee agreements that Reeltime has entered into with our Company. The Reeltime integration has been completed.

With respect to True, we are also performing essential development requirements for their enhanced music service that is scheduled to be delivered in the first quarter of 2007. We are completing their True music player that will act as the key music management system for their consumers, much like iTunes. In addition, we are looking to expand this license and development arrangement as they plan to expand our service throughout South East Asia and China in the early part of 2007. The True music player will adopt various portable devices that play MP3 music so that True consumers will have a choice of various devices to use with their True music service. This adoption will enable a wider opportunity to capture different consumers with varied devices.

Once we complete these development contracts, we expect to start realizing Usage Revenues shortly after the services are fully launched. Although our customers have allocated significant marketing dollars for these particular services, we anticipate that a moderate adoption of these services and corresponding moderate Usage Revenues will be realized from these services during the first six months of their post-commercial deployment. Based on historical information on revenues and consumer adoption rates provided by our customers, we expect that within a one year period a significant adoption of these services will take place within those countries and a measure of consistent Usage Revenues will be achieved.

We have also continued further development and expansion of our content initiatives and we completed our proto-type movie services for our United States deployment. A few essential factors in business development will be required to be completed in order to launch our US services. One of these factors will be to achieve acceptable commercial terms with our US customers after beta testing and another will be the successful completion of the acquisition of certain territorial rights with respect to certain movies and games that we intend to launch into the United States.

Plan of Operations
------------------

A significant portion of our human resources have been allocated toward program developers in order to maintain our current delivery schedules with our customers. A recent decline in employment rates along with heightened start-up competition within the Province of British Columbia have made it difficult for our research and development office to hire sufficiently skilled personnel to fulfill certain development resource positions within our planned time frame. However, we continue to hire personnel on a continuous basis and have started employment searches in Los Angeles for persons having the required qualifications. To support our current commercial activities we will require the hiring of five additional development personnel and three business personnel in Los Angeles by second quarter 2007.

We have had personnel turn over in key programming departments but those positions have since been filled. However, such personnel turn over has slowed down our development progress and the new personnel hired to replace those vacancies have caused a minor delay due to training and overall orientation requirements. We have refined our hiring process and employment incentive packages to maintain our competitive presence in the current US and Canadian job markets. In addition, we continue to refine and improve on our project development and scheduling processes to ensure that we continue to practice disciplined methods of documentation for and communication with our customers. We have refined essential project tracking practices that enable us to accurately track cost breakdowns against our development time on a component by component basis. This greatly reduces our cost variances that are normally attributed to project scheduling of multiple parallel development projects.

We continue to refine costs in key areas in order to maximize capital application toward development and commercial activities. Standard internal process controls have been implemented for the purposes of ensuring quality control within the process of product development for our customers. In addition, we have started to renew certain development equipment to provide better computers, monitors and equipment to our developers in order to improve their productivity and general working environment.

Research and Development
------------------------

As we believe the telecom, cable, and Internet industry is still in its early stages of digital transformation, we continue to design and deliver systems and services that will drive the next generation of visual communication and interactive networks over the Internet. Within this environment, we have been adapting our roadmap and technology portfolio around enhanced designs to provide our customers the flexibility to manage the types of on-demand services required to best meet the public demand for converged broadband services. These actions allow us to more effectively focus our efforts and resources on pursuing high-growth areas where we have strong technology to market our customers' advantages.

Our Research & Development (R&D) plans are focused on expanding our current portfolio of leading edge proprietary technologies to capture emerging opportunities within the digital media distribution markets. R&D continues in the areas of Internet television, community network architecture, peer-to-peer
(P2P) network management and security, and dynamic advertising generation using digital media as a core distributor to consumers. We have recently completed significant breakthroughs with respect to providing a foundation for menus to be broadcasted over set-top boxes. This particular research function will enable service providers to adopt multiple digital set-top boxes with very little integration and adoption costs. Currently, we are working on other proprietary areas within the IPTV sectors that will allow for P2P and community network functions to occur at the home entertainment level. Certain key areas of our research and development focus are also to moderate or reduce the otherwise significant costs attributed to IPTV, mobile, wireless home or other Digital Media strategies.

We anticipate that research and development expenses will continue to increase in because we expect to hire additional research personnel with higher compensation in order to build additional infrastructure required to support the development of new products and architectures.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared under accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 3, "Summary of Significant Accounting Policies" of our Consolidated Financial Statements for the fiscal year ended December 31, 2005.

Software Development Costs
--------------------------

Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we will capitalize internally developed software and software purchased from third parties when the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs will be amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, we will evaluate, on a product-by-product basis, the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value will be written off.

Accounting for Derivative Instruments
-------------------------------------

Our convertible debentures issued in May and June 2004 and November 2005, provide for conversion of the debentures into shares of our common stock at a rate which is variable. We determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the debenture agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, we were required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, we recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, we recorded non-operating, non-cash income.

Stock-Based Compensation
------------------------

As of January 1, 2006, we adopted the Financial Accounting Standard Board Statement No. 123(R) (SFAS 123R) to account for stock based employee compensation. SFAS 123R requires us to record the cost of stock options and other equity-based compensation in our income statement based upon the estimated fair value of those awards. We elected to use the modified prospective method for adoption, which requires compensation expense to be recorded for all unvested stock options and other equity-based compensation beginning in the first quarter of adoption. For all unvested options outstanding as of January 1, 2006, the previously measured but unrecognized compensation expense, based on the fair value at the original grant date, will be recognized in the statement of operations over the remaining vesting period. For equity-based compensation granted subsequent to January 1, 2006, compensation expense, based on the fair value on the date of grant, will be recognized in the statement of operations over the vesting period. Determining the fair value of stock based awards at the grant date requires judgment, including estimating the expected term of stock options, the expected volatility of our stock and the amount of stock options to be forfeited. If actual results differ significantly from these estimates, stock based compensation expense and the results of operations could be materially impacted.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004 (Restated)
--------------------------------------------------------------------------------

Research and development expenses for the year ended December 31, 2005, decreased by 27% to $785,012 from $1,079,824 in the year ended December 31, 2004. During the fiscal year 2005, we employed an average of 15 employees for research and development compared to 19 employees in the fiscal year 2004. Wages and benefits for research and development personnel during the fiscal year 2005 were $771,192 compared to $925,014 during the fiscal year 2004. The total research and development expense incurred during the 2005 fiscal year represents approximately 13% of our total operating expenses for the fiscal year 2005. The majority of these funds were utilized for the compensation of our research and development personnel, and $13,820 of this amount was spent on equipment relating to research and development activities as compared to the fiscal year 2004, when we spent $143,543 on equipment relating to research and development activities.

General and administrative expenses for the fiscal year 2005 significantly decreased to $6,913,399 from $8,323,294 during the fiscal year 2004. The major components of the decrease in our general and administrative expenses for the fiscal year 2005 were: $561,670, or a 17% decrease in consulting fees and compensation charges related to warrants granted by virtue of related advisory agreements; $760,855, or a 53% decrease in professional fees; $477,259, or a 23.7% decrease, in employee compensation; $220,983, or a 36% decrease, in advertising, promotion and consulting; and $94,522, or a 34% decrease, in travel expense.

During the fiscal year 2005, we employed approximately 11 employees for general and administrative activities, compared to 16 employees in the fiscal year 2004. Due to staff reduction in each of the following areas: Executives, Operations, Sales and Marketing, employee compensation expense decreased from $2,014,768 in the fiscal year 2004 to $1,537,508 in the fiscal year 2005. During the fiscal year 2004, we hired a public relations firm, marketing company and various consultants to develop marketing strategies, along with operations and business strategies and granted options or warrants as specified in their consulting agreements. Conversely, during the fiscal year 2005, we substantially reduced the number of consultants who received higher rates of compensation or failed to achieve the performance goals set for them by management. As a result, the advertising, promotion and consulting expenses for the fiscal year 2005 were lower by $220,982 or 36% compared to $618,172 in the fiscal year 2004. Travel expenses for the fiscal year 2005 were $182,622 compared to $277,144 in the fiscal year 2004. Fees for professional services in the fiscal year 2005 were $667,035, approximately $760,855 lower than for the fiscal year 2004. This difference in professional fees primarily results from lower finance charges associated with our debt and equity arrangements. Our legal and accounting fees for the fiscal year 2005 were $288,675 and $206,608, respectively, compared to $410,613 and $152,276 in the fiscal year 2004.

We had no sales from continuing operations in the fiscal year 2004 or the fiscal year 2005.

Interest expense for the fiscal year 2005 increased by 102.5% to $688,855 from $359,069 for the fiscal year 2004. We obtained additional funding to finance operations through the issuance of promissory notes with detachable warrants and convertible debentures which resulted in the increase in interest expense.

During the years ended December 31, 2005 and 2004, the Company recognized other income of $4,148,850 and $3,688,882, respectively, related to recording the derivative liability at fair value. At December 31, 2005, the derivative liability balance is $3,312,746.

During the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the 2005 Debentures.

As a result of the foregoing, we incurred a net loss of $6,587,391, or $0.07 per share, during the fiscal year 2005, as compared to a net loss of $6,093,038, or $0.07 per share, during the fiscal year 2004.


Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005 (Restated)
--------------------------------------------------------------------------------

REVENUE. Total revenue for the three-month periods ended September 30, 2006 (the "Three-Month 2006 Period") and September 30, 2005 (the "Three-Month 2005 Period") was $132,549 and $0, respectively. Our revenue growth was due to the new contracts to develop and license software that the Company entered into during the year and consisted of license and professional fees pursuant to our software service agreements.

RESEARCH AND DEVELOPMENT. Research and development expenses were $62,931 and $203,269, respectively, during the three-month periods ended September 30, 2006 and September 30, 2005. During the Three-Month 2006 Period, the Company employed an average of 19 employees for research and development, compared to an average of 15 employees in the Three-Month 2005 Period. Wages and benefits for research and development personnel during the Three-Month 2006 Period were $262,212 compared to $203,269 during the Three-Month 2005 Period. In the past, the Company did not capitalize any research and development costs because they either did not meet SFAS No. 86 capitalization criteria or were immaterial. At the end of the first quarter of 2006, the Company determined that certain of its software applications have reached technological feasibility. As a result, the Company capitalized related software development costs and wages totaling $68,992 during the Three-Month 2006 Period, resulting in the decrease of research and development expenses to $62,931 reported on its interim condensed consolidated statement of operations.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the Three-Month 2006 Period increased to $885,862 from $715,660 during the
Three-Month 2005 Period. During the Three-Month 2006 Period, the Company employed approximately 10 employees compared to 13 in the Three-Month 2005 Period. Wages and benefits for sales and marketing personnel during the Three-Month 2006 Period were $84,667 compared to $84,117 during the Three-Month 2005 Period. Wages and benefits for general and administrative personnel during the Three-Month 2006 Period were $407,817 compared to $206,429 during the Three-Month 2005 Period. The difference in general and administrative expenses primarily results from compensation charges for stock grants and stock options issued to executive level employees.

     o CONSULTING EXPENSES. During the Three-Month 2006 Period, the Company expensed $10,667 in consulting fees compared to $103,291 during the Three-Month 2005 Period. The difference in consulting fees primarily relates to higher compensation charges for consultants who provided advisory services to the board of directors and marketing department and were granted options and warrants as specified in their consulting agreements during the Three-Month 2005 Period.

     o LEGAL AND ACCOUNTING EXPENSES. Legal and accounting fees for the Three-Month 2006 Period were $31,320 compared to $124,078 in the Three-Month 2005 Period. In Three-Month 2005 Period, we incurred significant legal fees in relation to patent filings and corporate financing compared to Three-Month 2006 Period.

     o FINANCING EXPENSES. As a result of corporate financing obtained, we incurred finance charges on debt and equity arrangements of $167,752 compared to $14,250 for the Three-Month 2005 Period. This was related to the issuance of the 2005 Convertible Debentures.

     o INTEREST EXPENSE. Interest expense for the Three-Month 2006 period significantly increased to $692,353 from $171,316 during the 2005 Period. The increase was primarily due to additional funding to finance operations through the issuance of promissory notes and convertible debentures that resulted in higher interest expense compared to Three-Month 2005 period. In addition, the Company was required to file a registration statement, which was filed on December 14, 2005, and have such registration statement declared effective by no later than February 27, 2006 (the "Effectiveness Deadline"). As of the date of this filing the registration statement was not declared effective and the Company accrued penalties of approximately $275,000.

     o SHARE-BASED COMPENSATION EXPENSE. As a result of implementing SFAS 123(R)as of January 1, 2006, the Company recorded share-based compensation expense, a non-cash item, of $205,464 during the Three-Month 2006 period compared to $0 in Three-Month 2005 period.

     o CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY. The change in the value of our embedded derivative instruments, a non-cash item, related to our debt features and warrants issued in 2004 and 2005 produced a gain of $2,463,443 for the Three-Month 2006 Period compared to a gain of $289,290 in the Three-Month 2005 Period, respectively, and is primarily due to the fluctuation of our stock price.

As a result of the foregoing, the Company incurred a net income of $870,743 or $0.01 per share during the Three-Month 2006 Period, as compared to a net loss of $802,489 or $(0.01) per share during the Three-Month 2005 Period. The Company incurred a loss from operations of $896,776 during the Three-Month 2006 Period, as compared to a loss from operations of $918,929 during the Three-Month 2005 Period.

Nine Months Ended September 30, 2006 Compared to Nine Months Ended September 30, 2005 (Restated)
--------------------------------------------------------------------------------
REVENUE. Total revenue for the nine-month periods ended September 30, 2006 (the "Nine-Month 2006 Period") and September 30, 2005 (the "Nine-Month 2005 Period") was $132,549 and $0, respectively. Our revenue growth was due to the new contracts to develop and license software that the company entered into during the year and consisted of license and professional fees as per our software service agreements.

RESEARCH AND DEVELOPMENT. Research and development expenses were $314,186 and $675,022 respectively, during the Nine-Month 2006 Period and Nine-Month 2005 Period. During the Nine-Month 2006 Period, the Company employed an average of 20 employees for research and development, compared to an average of 18 employees in the Nine-Month 2005 Period. Wages and benefits for research and development personnel during the Nine-Month 2006 Period were $513,467 compared to $675,022 during the Nine-Month 2005 Period. The majority of these funds were utilized for the compensation of its research and development personnel. During the Nine-Month 2006 Period $9,562 of the total research and development expense was spent on equipment relating to research and development activities as compared to $10,950 during the Nine-Month 2005 Period.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the Nine-Month 2006 Period decreased to $2,632,695 from $5,994,494 during the Nine-Month 2005 Period. During the Nine-Month 2006 Period the Company employed an average of 11 employees compared to an average of 14 employees in the Nine-Month 2005 Period. Wages and benefits for sales and marketing personnel during the Nine-Month 2006 Period were $225,304 compared to $280,573 during the Nine-Month 2005 Period. Wages and benefits for general and administrative personnel during the Nine-Month 2006 Period were $1,297,316 compared to $761,886 during the Nine-Month 2005 Period.

     o CONSULTING EXPENSES. During the Nine-Month 2006 Period the Company expensed $102,988 in consulting fees compared to $3,801,713 during the Nine-Month 2005 Period. The difference in consulting fees primarily relates to compensation charges of $3,074,494 for certain consultants who were granted options or warrants as specified in their consulting agreements. In addition, the Company retained the services of several consultants who provided advisory services to the board of directors and marketing department.

     o LEGAL AND ACCOUNTING EXPENSES. Legal and accounting fees for the Nine-Month 2006 Period were $242,043 compared to $332,835 in the Nine-Month 2005 Period. In the Nine-Month 2005 Period, we incurred significant legal fees in relation to patent filings and corporate financing compared to the Nine-Month 2006 Period.

     o FINANCING EXPENSES. As a result of corporate financing obtained, we incurred finance charges on debt and equity arrangements of $167,752 in the Nine-Month 2006 Period compared to $56,750 for the Nine-Month 2005 Period.

     o INTEREST EXPENSE. Interest expense for the Nine-Month 2006 Period significantly increased to $1,650,512 from $489,933 during the Nine-Month 2005 Period. The increase was primarily due to additional funding to finance operations through the issuance of promissory notes and convertible debentures that resulted in higher interest cost compared to the Nine-Month 2005 period. In addition, the Company was required to file a registration statement, which was filed on December 14, 2005, and have such registration statement declared effective by no later than February 27, 2006 (the "Effectiveness Deadline"). As of the date of this filing the registration statement has not been declared effective and the Company accrued penalties of approximately $618,000.

     o SHARE-BASED COMPENSATION EXPENSE. As a result of implementing SFAS 123(R) as of January 1, 2006, the Company recorded share-based compensation expense, a non-cash item, of $644,798 during the Nine-Month 2006 Period compared to $0 in the Nine-Month 2005 Period.

     o CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY. The change in the value of our embedded derivative instruments, a non-cash item, related to our debt features and warrants issued in 2004 and 2005 produced a loss of $694,612 for the Nine-Month 2006 Period compared to a gain of $2,460,795 in the Nine-Month 2005 Period, respectively, and is primarily due to the fluctuation of our stock price.

As a result of the foregoing, the Company has incurred a net loss of $5,244,617 or $0.05 per share, during the Nine-Month 2006 Period, as compared to a net loss of $4,903,834, or $0.05 per share, during the Nine-Month 2005 Period. The Company has incurred a loss from operations of $2,894,864 during the Nine-Month 2006 Period, as compared to a loss from operations of $6,669,516 during the Nine-Month 2005 Period.

Liquidity and Capital Resources
-------------------------------

The Company had negative working capital of approximately $7.1 million at September 30, 2006 and $4.4 million at December 31, 2005. The decrease in working capital is mainly attributable to an increase in accounts payable, accrued expenses, deferred revenue, amounts due to shareholders and directors, and a portion of the convertible debentures becoming current.

At September 30, 2006, the Company's principal source of liquidity was its combined cash and cash equivalents, proceeds from notes payable, convertible debentures and cash received from customers pursuant to its software licensing agreements and custom development services that it provides as part of those license agreements. Its future liquidity requirements will depend on a number of factors including, among other things, the timing and level of its sales volumes, the cost of its development and production efforts, the success and market acceptance of its future product releases, and other related items. Historically, the Company has financed its operations with proceeds from the sale of its common stock, the issuance of convertible debentures, and loans from its officers, directors and shareholders.

The following table sets forth the amount of funds received for the periods indicated:

                                               For the Nine            For the Nine
                                               Months Ended            Months Ended
             Sources of Funds               September 30, 2006      September 30, 2005
-------------------------------------------  ----------------        ----------------
Contribution of Capital                                 --                  34,386
Proceeds from issuance of common stock                  --                 395,398
Proceeds from notes payable                        250,000                 150,000
Proceeds from notes payable to shareholders      1,399,915               1,293,245
Proceeds from convertible debentures, net          270,000                      --

The Company has suffered recurring losses from operations and has an accumulated deficit from inception on June 18, 1999 to September 30, 2006 of $23,400,135. Primarily the Company's recurring losses and lack of liquidity, raise substantial doubt about the ability to continue as a going concern.

Additional cash is necessary to sustain operations both in the short and long term. Additional funding is expected to be obtained from new sources as other financing institutions are currently being pursued. The Company's ability to meet operating and capital requirements depends upon its ability to generate on-going revenues from the licensing and installation of its iWave technology and financing from external sources.

The Company cannot assure that it will obtain sufficient revenue growth or achieve financing to develop profitable operations prior to utilizing all of its current capital resources. In addition, if the Company does not generate its revenues or receive its funds in a timely manner on a scale to meet its needs, it may be forced to curtail or downsize its operations which may effect its existing commercial activities.

The Company has recently signed contracts and agreements with several different companies and anticipates expanding its commercial activities and generating revenues from the commercialization of its iWave products and services that will result in future recurring revenues to the Company and produce cash flows to meet and sustain its operations. As the Company continues to add more commercial customers under the same business model, the Company expects that its cash flow will meet its monthly working capital requirements by the end of 2007.

As of September 30, 2006 the Company generated $132,549 in revenue from its iWave products and services. Although we expect revenues to increase during the remainder of the 2006 year, we cannot be certain that this will occur within that period.

Financing Activities
--------------------

The Company has raised approximately $611,700, from the issuance of promissory notes during the period from October 1, 2006 through January 17, 2007. The Company believes that these funds, together with its cash on hand at January 17, 2007 and amounts received from customers will be sufficient to fund its operations through February 28, 2007. The Company continues to receive funding commitments from certain of its shareholders in the form of promissory notes and expects this debt financing to continue as the Company completes its current commercial installations of its products.

In addition the Company continues to seek new working capital financing to expand its business activities. In addition, the Company may also attract new equity or debt financing to fund the expansion of its operations and possibly retire some of its existing debt. The rate at which the Company uses funds in its operations as of September 30, 2006, is $254,000 per month.

Its current capital resources will enable it to fund its planned operations of less than six months, and the Company projects that the estimated amount of additional funds that the Company will require to ensure operations for a period of 12 months, not taking into account any anticipated revenue derived from licensing and recurring consumer usage fees from its iWave technology from September 30, 2006, is approximately $3,600,000. The Company anticipates raising these funds from private equity and debt financing. There can be no assurance that we will be successful in raising sufficient capital to fund our working capital requirements on terms acceptable to us, or at all. In addition, the sale of additional securities could result in dilution to our current stockholders. If we are not successful in raising sufficient capital we may not be able to continue our business.

The Company's ability to meet its operating requirements depends upon its ability to generate financing and additional recurring usage and licensing revenues from the installation of its iWave technologies to commercial customers and from external financing sources. The Company cannot guarantee it will develop profitable operations prior to utilizing all of its current available financial resources.

The Company expects this rate to increase due to recent and planned operational changes in 2007 in order to meet its current commercial growth. The Company estimates that its monthly operating costs throughout 2007 will increase to approximately $350,000 per month. Currently, the Company has not implemented its planned operational changes for 2007 and it continues to maintain its previous monthly operating expense of approximately $254,000 per month. However, the Company has proceeded with additional commercial installations of its iWave technology that will realize additional licensing, development and usage revenues once completed by the end of first quarter 2007.

If the Company is unable to generate sufficient revenue during 2007 and it does not receive sufficient working capital from external financing activities in a timely manner, the Company may be forced to curtail, downsize or cease, its operations.

The Company has requested an extension of the maturity dates of certain its outstanding debts held by its creditors. However, should the Company fail to obtain such extensions, it may be subject to certain involuntary creditor actions that might impose foreclosure on their security interest in the Company. If creditors impose foreclosure on their security interests in the Company, its common shares may lose a significant portion or all of its market value.

Management's strategy to address the $7.3 million of current liabilities reflected in the interim condensed consolidated balance sheet as of September 30, 2006, during the next 12 months includes, among other things, a plan to actively seek conversion of certain outstanding loans provided by its officers, directors and shareholders into equity at prices to be determined at the time such conversions may be agreed to by those officers, directors and shareholders. In addition, management is working with its current financiers to jointly affect a planned reduction of all outstanding debts of the Company through a series of planned conversions and refinancing. As of November 30, 2006, Management has started to create a series of plans to act on these strategies that the Company's board will consider for the best interest of its shareholders before implementation. Management anticipates concluding a working plan before the end of the Company's first quarter 2007.

In addition, management and its current financiers plan to affect certain warrant exercises to achieve stabilization of the market price in the long term. This strategy will also infuse additional working capital into the Company that would enable the Company to successfully maintain its operations for an additional three months. Should prevailing market prices fail to maintain their current prices, it might be difficult for the Company's financiers or any other holder of warrants to exercise their contracts into cash. As of December 31, 2006, prevailing market prices have not enabled this plan to occur. Management and its financiers continue to work together in providing alternative interim financing to the Company.

Management continues to implement its overall corporate strategy, and continues to seek more favorable long-term debt and equity financing to effect the re-organization of the Company's current long-term financing arrangements. Management anticipates to provide its board of directors with a plan for review and approval before the end of the Company's first quarter 2007. In addition, management continues to evaluate the viability of divestiture opportunities for some of the Company's non-core technology assets for value in the form of partnerships, licenses, third party marketing or sale for cash. A market sector of the Company's business continues to experience growth with respect to community driven network sites and online software accessories. The Company has commercial interest with respect to previously developed, turn-key commercial software technologies that the Company is not marketing since those technologies are not commercially aligned with its core iWave technology and current commercial focus within the interactive video on demand business sector. These particular non-core technologies could result in significant revenues for the Company in the event of their sale or partnered marketing through third parties. Management continues to focus on its iWave technologies because of its immediate market adoption and greater revenue opportunity withless associated costs with respect to its marketing and overall implementation.

The  continued  implementation  of these  strategies  will enable the Company to favorably restructure its balance sheet and further the its current commercialization of its iWave technologies which will potentially result in additional revenue opportunities. This will in turn enable it to service and manage current liabilities from the normal course of operations and reduce any existing long-term liabilities unaffected by managements planned debt reduction strategies over a 36 month period.

The Company continues to use a significant portion of its revenues for the purpose of retiring its existing debts. As revenues increase, the use of surplus funds, if any, will be used to expand the Company's current development capacity and increase commercial productivity for future product development and commercial installations of its iWave technology.

The imbalance between the Company's current assets and current liabilities has had and will continue to have the following effects on its operations: it has made it difficult for it to obtain more beneficial financing arrangements with financing partners who are more supportive of its corporate and commercial goals and efforts; it has made it more difficult for it to attract and encourage equity investment; and it has made it more difficult and even interfered to some extent with its ability to enter into operational commercial agreements with certain major companies and to attract commercial partners and customers due to its financial position and their perception of its ability to perform due to its financial circumstances.

                             DESCRIPTION OF BUSINESS

Organization
------------

We were incorporated under the name "Delivery Now Corp." in the State of Delaware on October 3, 2000.

Until December 17, 2003, we delivered envelopes by bike messengers and packages by van in the New York City metropolitan area through our wholly-owned subsidiary "BMW Messenger Services, Inc." ("BMW"). BMW received phone calls from customers seeking such deliveries and then dispatched its messengers via two-way radio to deliver the envelopes and packages via bicycle or van. BMW obtained these job orders through referrals from existing customers and through its sales force.

BMW was formed on September 23, 1999 in the State of New York and operated as an S Corporation from inception through October 3, 2000 when we acquired it. On October 3, 2000, we acquired 100% of BMW's common stock in exchange for 2,500,000 shares of our common stock. At the time of the transaction, Michael Conte was our sole stockholder.

On December 17, 2003, we changed our name to "NS8 Corporation".

On December 18, 2003, we discontinued the messenger delivery service business in connection with the merger transaction described below.

Merger with CanOnline Global Media, Inc.
----------------------------------------

On November 3, 2003, we entered in to an Agreement and Plan of Merger (the "Merger Agreement") with CanOnline Global Media, Inc. ("CanOnline"), a Washington corporation, and DLVN Acquisition, Inc. ("Acquisition Subsidiary"), a Delaware corporation. Acquisition Subsidiary was our wholly-owned subsidiary prior to the transaction.

On December 18, 2003, the transactions contemplated by the Merger Agreement closed, and a merger (the "Merger") was effected among us, CanOnline and Acquisition Subsidiary.

Pursuant to the Merger Agreement, (i) Acquisition Subsidiary was merged into CanOnline, with CanOnline becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding CanOnline common stock exchanged their CanOnline common stock for shares of our common stock at a one for one ratio, receiving in the aggregate 66,670,346 shares of our common stock in exchange for their shares of CanOnline common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CanOnline's common stock exchanged their options for options to acquire our common stock at a one for one ratio, receiving in the aggregate options to acquire 14,886,702 shares of our common stock, and the 100 shares of common stock of Acquisition Subsidiary issued and outstanding prior to the Merger were converted into 100 shares of CanOnline common stock, with CanOnline becoming our wholly-owned subsidiary.

Simultaneously with the closing of the Merger, we transferred all of the issued and outstanding stock of our wholly-owned subsidiary, BMW, to Michael Conte and Brian Seinwels in exchange for 24,950,000 shares of our common stock. Mr. Conte was our director, chief executive officer and president, and Mr. Seinwels was our vice president until the closing of the Merger. These shares were cancelled and restored to our authorized and un-issued capital stock.

Prior to the Merger, our operations consisted primarily of the messenger delivery service conducted by BMW. This business is now wholly owned by Mr. Conte and Mr. Seinwels and is no longer operated by us.

Our primary operation now consists of the operations of CanOnline.

The number of shares of our common stock exchanged for the CanOnline common stock was determined in arms-length negotiations between our board of directors and the board of directors of CanOnline. The negotiations took into account the value of CanOnline's financial position, results of operations, products, prospects and other factors relating to CanOnline's business. At the time of the Merger, there were no material relationships between CanOnline and us or any of our affiliates, any of our directors or officers or any associate of any of our officers or directors.

The number of shares of our common stock transferred to us in exchange for the BMW common stock was determined by our board of directors, which included Mr. Conte and Mr. Seinwels. This transaction was approved and ratified by the board of directors of CanOnline, which was independent with respect to this transaction.

The exchange of CanOnline shares for our shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under section 4(2) of that Act.

General
-------

We are a technology research and development company focused on creating software tools which secure, trace and record the distribution of intellectual property across Internet protocol based channels. Our mission is to facilitate the advanced distribution of on-demand options to the consumer. We believe this can be accomplished by concurrently addressing the security and licensing needs of content owners while also meeting the bandwidth delivery and revenue capture requirements of content distributors. Our software is delivered through normal high-speed Internet connections and does not require download or installation on resident computer systems. We developed it to use the Internet's extensive network and delivery capabilities without imposing excessive broadband, resident memory consumption or hardware limitations.

We operate through two wholly-owned subsidiaries, CanOnline Media Corporation ("CMC") and CanOnline. CMC was incorporated on June 18, 1999 and is a British Columbia corporation. CMC conducts all our proprietary technology research and development activities. CanOnline was incorporated on March 15, 2000 as a
Washington corporation and is focused on the marketing, licensing and commercialization of the products and technology of CMC.

We are a development stage company with minimal revenues to date.

Industry
--------

In 2004, significant changes occurred within the competitive and technological business landscape of providing interactive broadband service to consumers, such as cable companies beginning to deploy voice services and traditional phone companies beginning to deploy video. We believe that these changes established a foundation for the convergence of services delivered over IP based networks. The business case for convergence now rests on the principles of lowering network equipment and infrastructure costs, network administration costs and overall costs associated with the delivery of services. We believe that IP networks are conducive to lowering delivery costs in that they can easily be scaled to provide a multitude of services and applications that can be bundled for sale to interactive broadband consumers.

Convergence has caused the telecommunications industry to expand its traditional focus by offering services to compete within the boundaries of cable and satellite service. Telecommunications operators are now diversifying their service offerings with local exchange, long-distance telephone, wireless, high-speed Internet and Internet video-on-demand services to remain competitive. At the same time, cable companies have been upgrading their digital networks with capacity to carry larger quantities of data at faster rates that allow them to offer additional services such as voice and video-on-demand. As a result, once disparate industries are now competing head-to-head by rapidly rolling out overlapping services and applications to capture and keep their valuable subscribers.

We believe that broadband Internet and wireless technologies will elicit new spending that will account for a large portion of the total growth in the industry.

The growth in interactive advertising, and the increasing transition of males aged 13 to 24 to the Internet as a source of entertainment has solidified the attractiveness of broadband distribution opportunities.

Our Products and Technologies
-----------------------------

Our suite of software products addresses five growing concerns in the industry:

1. The inability of current security systems used in digital media distribution to effectively protect or maintain the streaming quality of media as it is delivered through the Internet to televisions and PC's;

2. The inability of current media management and distribution systems to accurately account for proper usage and other consumer behavioral information as digital media is distributed by service providers to their consumers;

3. The inability of current media management and distribution systems to accurately capture revenue sharing allowances entitled to license holders every time digital media is consumed;

4. The inability of service providers using current media management and distribution systems to meet growing consumer demand for real-time access to digital media over television, personal computer and wireless devices; and

5. The inability of digital media owners to effectively maintain their ownership and assure their entitled licensing policies are enforced during the digital distribution of their media to consumer devices.

Our patent-pending technologies are comprised of software modules that seek to: enhance security during distribution and consumer use; simplify the management and distribution of content through dynamic visual interfaces; increase delivery efficiency through normal broadband networks; automate the licensing process of content in a digital environment for multiple distribution by a content owner; ensure royalty and usage payment to all participating users; and provide overall quality of content to the consumer. These software modules can be applied as stand-alone server based solutions or combined to produce end-to-end consumer service portals.

The combined functionality of these technologies is offered in a comprehensive solution called iWave Interactive Systems ("iWave"). iWave is a product line that combines our proprietary security, behavioral network management systems, software architecture and server-based technologies for use by content owners, media distributors, digital storage facilities, digital asset management firms, interactive service providers, food delivery services and catalogue merchant retailers. iWave is able to provide these business sectors with a cost-efficient automation solution for processing distribution licenses, territorial viewing policies, consumer recording and transfer rights, payment collection and media usage auditing, service or merchandise ordering, and royalty management. iWave also offers an interactive consumer menu system that can integrate with existing middleware systems for on-demand functionality and provides automated private-label and brand management capabilities that can be accessed by consumers from their consumer television, personal and wireless computer devices.

Our Target Primary Customers
----------------------------

We believe that customers for our products and services will include owners of entertainment and/or advertising content as well as the retail distributors of this content, multiple service operators that sell direct to the consumer. Multiple service operators include broadband Internet service providers, telephone and satellite companies. There are potentially thousands of entertainment and advertising content owners around the world who can use our products and services. We are not bound by geographical restraints in the selling of our products and services. The market for retail distributors, while considerably smaller and defined by geography, is nonetheless a substantial market that is seeking competitive differentiators to sell value-added services to consumers. We believe that our products and services meet the demands of both market segments, and therefore, we will not depend upon one or a few major customers.

We break our potential customers down into the following segments:

       o Owners of entertainment content, including motion picture, television, specialty video, and animation for theatrical, television or DVD release or for viewing over the Internet;

       o Advertising content owners and distributors, such as advertising firms that place commercial advertisements and other short-form video insertions directly to a consumer environment;

       o Regional telecommunications companies offering broadband high-speed Internet and related digital services directly to their consumers;

       o Independent broadband high-speed Internet service providers that provide Internet services and digital storage facilities; and

       o Medium to large retail merchandising companies wishing to extend sales channels and offer direct interactive commerce to consumers over a broadband operator's network.

Marketing
---------

Our business focus is to provide our iWave consumer distribution and advanced royalty management software platforms as a backbone to the video on-demand ("VOD") and interactive Internet environment of regional telecommunication companies. In addition, we seek to address, within its technological design, the ability to integrate with Internet Protocol Television (IPTV) as part of an integrated service offering for customers of those regional telecommunication companies.


We intend to market our technologies and services through:

       o An enhanced partnership program through regional telecommunication companies;

       o Through third-party hardware providers and partnerships as part of the service offering of those hardware companies; and

       o Through re-sale networks primarily consisting of Internet service providers.

We intend to sell our systems in complete turn-key end-to-end systems or as independent systems to our various customer segments. Although each customer segment is independent of each other, we believe that our iWave system would integrate each segment toward a single or multiple service provider system that serves a large consumer base connected to the Internet.

We do not carry inventory for iWave but rather intend to build each iWave system according to our client's requirements once we have been engaged to provide them with an interactive on-demand solution for their Internet services. In addition, we do not intend to carry inventory with respect to hardware provided by resale partnerships in order to offer their products to our customer base.

Our Business Model
------------------

We seek to generate revenue from three primary sources:

       o The sale and licensing of our software products to our target primary customer segments, including entertainment content owners, advertising firms, regional telecommunications companies, network management firms, Internet service providers and retail merchants;

       o The re-sale of hardware component products provided by third-party partners including server manufactures, set-top box manufactures and other IP-based consumer electronic products manufactured for converging regional telecommunications markets; and


       o Revenue sharing with technology re-seller and joint-venture partners, such as content distribution firms, network management firms and Internet service providers.

According to our business plan, revenue will come principally from the sale, re-sale or partnered deployment of the following lines of our products:

       o iWave Interactive Service Provider Systems, a PC or IPTV-based VOD content, advertising and merchandise catalogue receiving, distribution and royalty management system for service providers;

       o iWave Interactive Content Provider Systems, a PC or IPTV-based VOD content catalogue placement, distribution and royalty management system for content owners and distributors;


       o iWave Interactive Advertiser Systems, a PC or IPTV-based interactive advertisement catalogue placement, distribution and consumer intelligence management system for advertising and media buying firms;

       o iWave Interactive Retail Merchant Systems, a PC or IPTV-based interactive merchandise catalogue placement, distribution and transaction fulfillment management system for medium and large on-line retailers;

We  expect  to  license  our  software  products  within  multi-year   licensing
agreements negotiated and executed with primary customers, re-sellers and partners, which are comprised of the following fee categories:


       o Annual variable technology licensing, software maintenance and custom integration fees;


       o  Annual security maintenance, monitory and enforcement fees;

       o  Variable "per view" consumer usage fees;


       o  Variable advertisement placement and distribution fees; and

       o  Variable point-of-sale commerce fulfillment fees.


We expect to negotiate and realize on a case-by-case basis revenue generated from third-party hardware component or service re-sales as well as from revenue-sharing agreements executed with partners.

Proprietary Technologies
------------------------

NS8 Corporation has three U.S. patent pending applications and two Patent Cooperation Treaty (PCT) applications pending with the United States Patent and Trademark Office:

These applications claim priority to U.S. Provisional Patent Application No. 60/444,672, filed by CanOnline on February 4, 2003, titled "Method and Apparatus for Facilitating Third Party Representation Of An Object," which is incorporated in its entirety in the new filings:


       o U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks";

       o U.S. Patent Application filed on February 4, 2004 for "Method and Apparatus For Presenting Multimedia Content And For Facilitating Third Party Representation Of An Object"; and

       o Patent Cooperation Treaty Application filed on February 4, 2004 for "Method and Apparatus For Converting Objects Between Weakly And Strongly Typed Programming Frameworks".


These applications claim priority to U.S. Provisional Patent Application filed with the United States Patent and Trademark Office, on July 16, 2004 for "Method and System for Managing the Authorized Use of Digital Works."

       o U.S. Patent Application filed on July 16, 2005 for: "Method and System for Managing the Authorized Use of Digital Works"; and

       o  Patent  Cooperation  Treaty  Application  filed on July 16,  2005 for:
          "Method and System for Managing the Authorized Use of Digital Works".


These patent applications include over 16 technologies within the areas of non-resident software systems; automated coding architecture; digital media formatting, filtering, conversion and distribution technologies; encrypted signatures, processing, sampling, royalty and encoding methods; secure communications and collaboration systems; and business processes.

None of the above-mentioned patent applications have been granted, or rejected, at this time.

NS8 Corporation has also filed several trademarks in the United States and international territories in an attempt to protect our intellectual property as part of our internal IP program, which includes patents, trademarks, copyrights, and maintaining certain technologies as trade secrets.

Trademarks
----------

Certificate of Registration of Trade-mark No. 1181601 was issued by the Register of Trademarks of Canada certifying that the trade-mark "CANONLINE" has been registered in Canada to CanOnline Global Media, Inc. on September 13, 2005 under registration number TMA647,899. In accordance with the provisions of the Trademarks Act of Canada, this trademark is subject to renewal every 15 years from the registration date.

On April 30, 2004, CanOnline filed an application for the trademark "SPI" with the United States Patent and Trademark Office. The application as since been abandoned because it was no longer considered a priority in our business plan. On June 1, 2004, CanOnline filed applications for two classes for the trademark "NS8" with the United States Patent and Trademark Office. On July 26, 2004, CanOnline filed two new applications for the registration of the trademarks "SECURITY PROTOCOL INTEGRATION" and "SECURE DIGITAL CONTENT DISTRIBUTION" with the United States Patent and Trademark Office. We have filed a request to change these filings from the Principal Register to the Supplemental Register of the United States Patent and Trademark Office. On December 13, 2005, Certificate of Registration No. 3,027,246 was issued by the United States Patent and Trademark Office to CanOnline Global Media, Inc. certifying that the trademark "NS8" has been registered in the United States. CanOnline received a Notice of Allowance in May, 2006 (registered in December 13, 2005 at the USPTO) for the application to register "NS8" the trademark application in the United States upon the commercial launch of NS8. in the United States. We are preparing to file a statement of use the United States. During 2004, we also initiated applications, through CanOnline, to file the "NS8" trademark in Canada, China, the European Community and Japan, including:

       o The application for registration of the "NS8" trademark in Canada was filed, with a priority claim, on November 30, 2004;

       o Separate trademark applications filed in China in Classes 9 and 42, with priority claims, on November 29, 2004;

       o The "NS8" trademark application filed in the European Community in Classes 9 and 42, with a priority claim, on December 1, 2004; and

       o The "NS8" mark and logo filed as a composite mark in Classes 9 and 42 in Japan on December 1, 2004.


None of these applications have been granted, or rejected, at this time with the exception of the trademark "CANONLINE" that has been granted and registered in Canada and the trademark "NS8" that has been registered in the United States. We are currently pursuing the filing of other trademarks with the United States Patent and Trademark Office in relation to the development of its products and marketing initiatives.


Competition
-----------

Our products and technologies are part of a highly competitive marketplace covering the end-to-end delivery system of content from the content owner to the consumer. Within this delivery system, we compete in four primary areas. Each area contains multiple competitors including well-established companies such as Microsoft Corporation, Sony Corporation and Motorola, Inc., as well as medium-sized and start-up companies.

       o Content Aggregation. Content aggregators gather content from multiple producers or owners for further distribution to the market. Primary competitors in this area include TVN Entertainment Corporation and iN DEMAND L.L.C., who aggregate content for existing VOD deployments. Starz Entertainment Group L.L.C. also offers aggregated programming obtained from major Hollywood studios.

       o Digital Rights Management ("DRM"). DRM allows a vendor to control and restrict use of digital content as specified by the vendor. Typically the content is a copyrighted work to which the vendor holds specific rights. Cable-based multiple service operators have relied primarily on set-top boxes with integrated conditional access systems to control digital rights for their content-on-demand services. The leading providers of set-top boxes are Motorola, Inc. and Scientific-Atlanta, Inc. Other companies offering DRM technologies to control distribution of digital content on-demand include Nagravision S.A., NDS Group Plc., and Widevine Technologies, Inc.

       o Middleware and Electronic Program Guides ("EPG"). Most of the established and larger video server companies offer accompanying delivery management, back-office, and usage reporting software as part of their end-to-end video delivery system package. nCube Corporation licenses its office support software to third parties. Other widely deployed middleware/EPG system vendors include Microsoft Corporation (TV Foundation), Myrio Corporation, Minerva Networks, Inc., OpenTV Corporation, NDS Group Plc. and GemStar-TV Guide International, Inc.


Some competitors specialize within one or two specific areas, while others partner with other complimentary specialists and offer a complete solution to multiple service operators. This market sector has attracted top level technology providers because DRM and server-based software is the cornerstone of delivering digital content on-demand.

Government Regulation
---------------------

The market for VOD and other Internet-related business solutions is evolving. We anticipate that certain countries will be establishing new regulatory bodies and policies that might have an impact on current telecommunication policies generally and possibly in the new industry sector where we intend to operate. As an example, the U.S. Congress enacted the Digital Millennium Copyright Act in 1998 addressing the impact of new digital technologies on the distribution of content and related copyright infringement issues. Since December 1992, the U.K. government has been working on a Video-On-Demand Code of Practice to ensure there is adequate protection for users through self-regulatory processes. Similar initiatives have been pursued in Honk Kong since 1996. It is possible that similar practices might be adopted in various countries where we might operate. It is not possible at this time to properly evaluate the likely impact of any such governmental initiatives. However, due to the high degree of flexibility and scalability of our technologies, we do not anticipate that we will experience major problems in adapting our technologies and business practices to future government or industry regulations.

Research and Development
-----------------------

For the years ended December 31, 2005 and 2004, the research and development costs were $785,012 and $1,079,824, respectively. In the past, the Company did not capitalize any research and development costs because they either did not meet SFAS No. 86 capitalization criteria or were immaterial. At the end of the first quarter of 2006, the Company determined that certain of its software applications have reached technological feasibility. As a result, the Company capitalized related software development costs incurred since then totaling $286,104. The amortization of capitalized software development costs began in the fourth quarter of 2006 using the straight-line method over the estimated product life of 1.5 years.

Employees
---------

As of December 31, 2006, we had 25 full-time employees, engaged in Operations, Marketing, Sales, and Research and Development. We intend to hire additional personnel as the development of our business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on our business. Since there is intense competition for qualified personnel knowledgeable of our industry, we cannot assure you that we will be successful in retaining and recruiting needed personnel.

Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our employees.


                             DESCRIPTION OF PROPERTY

Our  offices are  located in Los  Angeles,  California  and  Vancouver,  British
Columbia. Our research and development activities and some administrative functions are located in Vancouver, BC, Canada. We do not own any real property. The following table presents certain information about our leased properties:


Location               Square Feet           Use                Monthly Rent      Lease Expiration Date
--------               -----------           ---                ------------      ---------------------
1311 Howe Street         4,905          Research and              $9,364.75         November 30, 2008
Suite 700                              development and           (Canadian)
Vancouver, B.C.                     administrative offices
Canada

11400 W. Olympic Blvd.,   195       Administrative offices          $2,040            April 30, 2007
Suite 200
Los Angeles, CA 90064

We believe that we can obtain additional facilities required to accommodate our projected needs without difficulty and at commercially reasonable prices, although we cannot assure you that we will be able to do so.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 1,  2006,  our  Board of  Directors  accepted  the  resignation  of our independent registered public accounting firm, Singer Lewak Greenbaum & Goldstein LLP ("SLGG"), who audited our financial statements for the two years ended December 31, 2004 and 2003.

The reports of SLGG on our financial statements as of and for the fiscal years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for modifications to include explanatory paragraphs that contained expressions of substantial doubt regarding our ability to continue as a going concern.

During our fiscal years ended December 31, 2004 and 2003 and subsequent interim periods preceding the resignation of SLGG, there were no disagreements between us and SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused SLGG to make reference to the subject matter of the disagreements in connection with its audit reports on our consolidated financial statements.

During the two fiscal years ended December 31, 2004 and 2003, and during the interim period up through March 1, 2006, there were (i) no disagreements between SLGG and us on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure and (ii) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B").

Effective March 1, 2006, we, upon the recommendation of management and our Board of Directors, engaged Corbin & Company, LLP ("Corbin") as our independent registered public accounting firm to audit our consolidated financial statements. In the two fiscal years ended December 31, 2004 and 2003 and during the interim period from that date to March 1, 2006, the Company did not consult Corbin on any matter.


                                   MANAGEMENT

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal. No family relationships exist between any of our present directors and officers. We do not currently have an audit committee and, as a result, no financial expert serving on an audit committee.

Our executive officers, directors and key employees, their positions and their ages at December 31, 2005 are as follows:


              Executive Officers,           Age                            Position
          Directors and Key Employees
         ----------------------------      -----                          -----------
Anthony Alda                                 37          Chairman of the Board of Directors, Chief Executive Officer,
                                                         President and Chief Technology Architect

Leslie J. Ames                               56          Senior Vice President, Legal Affairs, Secretary and Director

Brent R. Bysouth                             33          Chief Software Architect and Director

Ricardo Rosado                               38          Chief Financial Officer, Vice President of Product Design
                                                         and Usability and Director

Melanie Thomson                              29          Chief Operating Officer

Michael W. Waage                             57          Director

William Kunzweiler                           55          Director


Executive Officers and Directors
--------------------------------

ANTHONY J. ALDA is one of the founding principals of CanOnline, CMC and NS8 Corporation. From 1999 to 2002, Mr. Alda acted as head of business and product development. Mr. Alda currently devotes his full-time as the Chairman, President and Chief Executive Officer of NS8 Corporation and Chief Technology Architect of CanOnline and CMC. He is the principal business and technology architect of the Reelindie Global Network (RGN) (2001 to June 2003); principal creator of Security Protocol Integration (SPI) (designed in March 2000 and completed in September 2003); co-architect of NS8 (Non-Resident Software) designed in July 2002 and completed in June 2003; Morpheus Video on Demand EPG systems (November
2002); the Kaozz Entertainment Distribution Network launched in November 2003; and is co-architect of the NS8-DDN (Digital Distribution Network) Server Management and IPTV Distribution System (2004). Prior to CanOnline and NS8 Corporation, Mr. Alda managed his own management consulting firm from 1994 to 1998, and provided services to U.S. companies in the areas of management buyouts, corporate restructuring, and start-up business management.

CARL SEGAL joined NS8 Corporation in September 2005 as the Executive Vice President of Media Distribution & Deployment. Mr. Segal oversees all domestic and international aspects of content negotiation, aggregation and distribution for NS8 Corporation. In addition, his responsibilities include all business, technical, and logistical requirements with respect to the deployment of the Company's iWave Interactive Systems. Prior to joining NS8 Corporation, Mr. Segal was the Senior Vice President of Anytime Ptd Ltd. (2001-2005), one of the largest content aggregators supplying Hollywood studio content for VOD in Asia. From 2000-2001, Mr. Segal served as Vice President of Production for Intertainer Inc. in Los Angeles, overseeing all domestic and international aspects of production for its VOD service. From 1995-2000, Mr. Segal was General Manager and Vice President of publicly held VDI Multimedia (Point 360) in Los Angeles. From 1993-1995 Mr. Segal was the Studio Manager at The Hit Factory recording studios in New York City, one of the worlds leading recording facilities. Mr. Segal has over twenty years experience in the production and distribution of media properties for the music, television and film industry.


LESLIE J. AMES has served as Corporate Secretary to NS8 Corporation and its wholly-owned subsidiaries, CanOnline and CMC, since our inception. In March 2000, he was appointed to the Board of Directors of CanOnline, and to the position of Senior Vice President, Legal Affairs, and since December 18, 2003, Mr. Ames has also held those positions in NS8 Corporation. In June 2002, he accepted his appointment as General Legal Counsel to the CanOnline group of companies. Mr. Ames graduated from the University of British Columbia with a Bachelor of Arts Degree (BA) in May 1971 and received a Bachelor of Law Degree
(LLB) from the University of British Columbia in May 1978. Mr. Ames was a partner of the Vancouver, B.C. law firm of Liddle, Burns & Ames, Barristers & Solicitors, from 1989 until 1995. In 1995, he established Leslie J. Ames Law Corporation and has served as its President since that date.

BRENT BYSOUTH is a founding principal and Director of CanOnline, and since December 18, 2003, he has also been a Director of NS8 Corporation. Mr. Bysouth continues to serve as a Director and President of our wholly-owned subsidiary CMC, where all technology and product development is conducted. Mr. Bysouth oversees sensitive research and development of core integration applications being deployed on all our products. Mr. Bysouth is the principal developer, inventor and co-architect of several intellectual properties, including AOCA (Automated Object Code Architecture), SPi Member Distribution Security process and the integrated (AS) converters (the database conversion-adaptation system underlying NS8). Mr. Bysouth has over 10 years of information technology, program-engineering and analytical business experience. During the past several years, Mr. Bysouth has participated in and managed programming contracts for large Canadian corporations such as The Loewen Group Inc. (1997-1999), GE Capital (1996-1998), and Chevron Canada Ltd. (1994-1995). His expertise is primarily in the areas of object-oriented analysis, architecture and programming, specification management, development and test administration, and relational database design and implementation. Mr. Bysouth attended the University of British Columbia (Department of Geography) from 1990 to 1995.

RICARDO ROSADO is a founding principal and Director of CanOnline and since December 18, 2003 has also been a Director of NS8 Corporation, as well as Chief Financial Officer. Mr. Rosado served as our Chief Operating Officer from November 2003 to November 2004 and on that date resigned as Chief Operating Officer as part of our reorganization of our executive officers and assumed the role of Vice President of Product Design and Usability in addition to his responsibility as Chief Financial Officer. Mr. Rosado initially joined CMC as Head of Product Design in November 2000.He has contributed to many of our intellectual property claims in the areas of virtual collaborative environments, graphic rendering and video filtering applications. In October 2002, Mr. Rosado accepted the position of Chief Compliance Officer of intellectual properties until November 2003, when he was named interim Chief Operating Officer and Chief Financial Officer of CanOnline. Mr. Rosado brought to us over twelve years of multimedia, film and television production and direction; commercial broadcasting and management expertise. Prior to CanOnline, Mr. Rosado was one of the original founders of Videocomunicacion y Servicios SCP (Videocom's), a renowned multimedia production company in the southeast of Mexico, where he also performed as Director/Producer and Head of Multimedia Development. Mr. Rosado graduated in 1991 with a Bachelor of Arts in Communications Science from University of Mayab in his native Merida, Yucatan, Mexico. From 1994 to 1996, Mr. Rosado pursued graduate studies obtaining his Master's degree in Strategic Marketing from the University of Mayab/Anahuac. He is currently a Ph.D. Candidate in the part-time program at the University of British Columbia.

MELANIE THOMSON was the Director of Operations and Human Resources for NS8 Corporation and its subsidiaries CanOnline and CMC from March 2003 until her appointment in November 2004 as Chief Operating Officer. Ms. Thomson is responsible for operations management, human resources functions, inter-departmental communication and coordination, establishment and enforcement of corporate policies/procedures, and coordination of all SEC filings. From December 2002 to March 2003, Ms. Thomson held the position of Operations and Human Resources Manager. In that position, Ms. Thomson was responsible for the organization and management of administrative and human resources activities of NS8 Corp and its subsidiaries. From August 2000 to January 2002, Ms. Thomson worked with Novus Telecom Group, Inc. located in British Columbia in the Legal and Human Resources Departments and was a contributor to the growth of Novus from start up to operational maturity. Ms. Thomson completed a Human Resource Management Certificate at the British Columbia Institute of Technology (BCIT) in 2002 and is currently enrolled at Simon Fraser University working toward a degree in Integrated Liberal and Business Studies.

MICHAEL J. WAAGE joined CanOnline in October 1999 as an adviser to the Board of Directors to contribute to the areas of management development, sales and strategic partnerships. On March 15, 2000, Mr. Waage was appointed to the Board of Directors of CanOnline and served in this capacity until January 10, 2005. On December 18, 2003, Mr. Waage was appointed a Director of NS8 Corporation and continues to serve in this role. Since 1995, Mr. Waage has been the president of his own firm that provides consulting services in areas of mergers, acquisitions, corporate reorganizations and management consulting throughout the United States. He also served in a senior business development position of Advanced Technology Development for Honeywell from the period of 1987 to 1994. At Honeywell, he continued to provide service with respect to sensitive technology development for the United States Department of Defense and was awarded the Honeywell Top Performers Award in 1989. Prior to his business career, Mr. Waage served in the United States Air Force as a Senior Command Instructor and as a fighter pilot for the Air National Guard. Mr. Waage retired from the Air Force in 1995 as a Lieutenant Colonel, and received the Distinguished Meritorious Service Award in 1991. He was awarded a Masters Certificate of Jet Flight Instruction and has been a member in good standing with the United States Chamber of Commerce, Association of Old Crows (Electronic Warfare), American Institute of Aeronautics and Astronautics and U.S. Air Force Reserve Officers Association (past President). He has also been a member of the Alumni Board of Directors of Evangel University, where he received a Bachelor of Science degree in Mathematics & Physics (1970). Mr. Waage also holds a Masters Degree (equivalent) from the U.S. Air Force (Management, Leadership, and Aviation-Aeronautics) (1990).

WILLIAM KUNZWEILER was appointed to the Board of Directors of the Company in August 2005. For the past five years, Mr. Kunzweiler has been involved in land development in Whistler, B.C. Canada. He holds a B.Sc. in Engineering from the University of Notre Dame.

Code of Ethics
--------------

On December 23, 2004, our Board of Directors adopted a Code of Ethics for all directors, officers and employees of our Company. You may obtain a copy of our Code of Ethics on our website, www.NS8corp.net. We do not incorporate by reference any information from our website into this report.

Executive Compensation
----------------------

The following table summarizes all compensation recorded by the Company in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 USD and up to two individuals for whom disclosures would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at the end of our fiscal year. Such officers are referred to herein as our "Named Officers."



                                                               Summary Compensation Table

                                                                                              Change
                                                                                                in
                                                                                              Pension
                                                                                             Value and
                                                                               Non-Equity   Nonqualified
                                                                                Incentive     Deferred
                                                           Stock     Option       Plan      Compensation    All Other
    Name and Principal     Fiscal       Salary    Bonus    Awards    Awards   Compensation   Earnings      Compensation      Total
         Position           Year         ($)       ($)      ($)       ($)          ($)          ($)           ($)             ($)
------------------------  --------   ---------   -------  --------  --------  ------------  ------------   ------------    ---------
           (a)               (b)        (c)        (d)      (e)       (f)          (g)          (h)            (i)            (j)

Anthony Alda                2006      164,093 (1)   -        -         -            -            -           12,365   (3)   176,458
  Chairman, CEO and
  President                 2005      207,853       -        -         -            -            -              -           207,853

Carl Segal                  2006      165,000       -        -         -            -            -            6,000   (5)   165,000
  Executive VP, Media
  Distribution and
  Deployment                2005       47,597 (2)   -        -       90,000 (4)     -            -            1,500   (5)   137,597



1) Consists of CMC salary of $84,000 CAD ($74,093 USD) and NS8 salary of $90,000 USD. For purposes of determining the amount of the compensation for this schedule, in the case of an executive who receives compensation other than in US dollars, the amount of any compensation is translated into US dollars by using the average exchange rate for the year to which such compensation relates. The exchange rate used in 2006 and 2005 to translate Canadian compensation into US dollars was .88 and .83, respectively. As a result of November 1, 2005 voluntary salary reduction, described in employment agreements section, the company accrued $50,000 USD for the period from November 1, 2005 to March 1, 2006, of which $27,500 USD still remains unpaid as of the date of this filing. An aggregate of $50,000 USD was deferred by Mr. Alda in 2006 and $24,000 of personal expenses was waived and not accrued. The payment of the deferred amounts of any of the unpaid salary or other compensation, was deferred by Mr. Alda until the Company has available cash.

2) Mr. Segal signed an employment agreement with NS8 on September 19, 2005.

3) Consists of lease payments on vehicle.

4) The amounts shown for Mr. Segal represents the grant date fair market value of the 1,500,000 options issued derived using the Black-Scholes stock option pricing model in accordance with FAS123R (but disregarding any estimate of forfeitures relating to service-based vesting conditions). The following assumptions were used in calculation: expected live of 5 years, risk free interest rate of 4% and volatility of 219%.

5) Consists of monthly car allowances.

            Anthony Alda has an employment agreement dated December 1, 2005, as amended, pursuant to which he provides us with his services as Chief Executive Officer, for an initial period of three years, renewed automatically unless previously terminated. The agreement may be immediately terminated by us, without cause and without advance notice; provided, however, that Mr. Alda receives a severance pay equal to the base salary through the remaining term of employment. Mr. Alda's current salary is $13,674 USD per month, under both Canadian and US agreements, paid vehicle lease plus four weeks of paid annual vacation. In 2003 and 2005, he received an option to purchase 6,690,000 shares of our common stock under 2004 Stock Option Plan, subject to certain conditions and restrictions set out in the Plan.

            Carl Segal has an employment agreement dated September 19, 2005, pursuant to which he provides us with his services as Executive Vice President of Media Distribution and Deployment. The agreement may be immediately terminated by us, without cause, provided that Mr. Segal receives three months severance pay. Mr. Segal's current salary is $13,500 USD per month and a monthly car allowances and expenses of approximately $500 USD. In 2005, pursuant to the terms of the employment agreement, Mr. Segal received an option to purchase 1,500,000 shares of our common stock. These options are subject to the conditions and restrictions set out in the 2004 Stock Option Plan and the employment agreement. Of the 1,500,000 stock options referred to above, 500,000 stock options vested immediately and are considered a signing bonus. Except for the signing bonus options, this grant of the stock options to Mr. Segal is conditional upon Mr. Segal having met certain performance goals as described in the employment agreement. There is also a provision for 1,000,000 bonus options that can be granted and vested upon achievement of certain goals as set in the employment agreement. Under the terms of his employment agreement a varying number of options might be awarded to Mr. Segal depending upon his achievement of his future performance goals. There is no guarantee that Mr. Segal will be awarded all of the options.



2001 Stock Option Plan
----------------------

We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for non-statutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of non-statutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to non-statutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such non-statutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

2004 Stock Option Plan
----------------------

We adopted our 2004 Stock Option Plan on February 4, 2004. The Plan provides for the grant of "non-statutory stock options." The total number of shares of common stock reserved for issuance under the Plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. In March of 2005, the 2004 Stock Option Plan was amended to clarify the continuous employment requirements of the vesting schedule of the Company's stock options and to provide for a standardized stock option exercise form to be used by optionees wishing to exercise vested stock options.


Outstanding Equity Awards at Fiscal Year-End
--------------------------------------------

The following table presents information concerning unexercised options, stock that has not vested and equity incentive plan awards held by our Named executive officers as of the end of our fiscal year ending December 31, 2006.

Since there were no stock awards outstanding as at December 31, 2006 the related portion of the schedule has been omitted.


                                                                            Equity
                                                                           Incentive
                                                                          Plan Awards:
                                     Number of           Number of         Number of
                                    Securities          Securities        Securities
                                    Underlying          Underlying        Underlying
                                    Unexercised         Unexercised      Unexercised           Option            Option
                                    Exercisable        Unexercisable      Unearned            Exercise          Expiration
             Name                   Options (#)         Options (#)       Options (#)          Price ($)           Date
-----------------------------  -------------------  -----------------  -----------------  -----------------  -----------------
              (a)                      (b)                 (c)               (d)                 (e)               (f)
Anthony J. Alda                       370,000               -                 -                  0.64           15-Dec-09
Anthony J. Alda                     5,920,000               -                 -                  0.04           18-Dec-08
Carl Segal                          1,500,000               -             1,000,000              0.06           20-Oct-10

Phoenix Management Consulting
Group Inc.                          1,400,000 (1)           -                 -                  0.04           18-Dec-08


(1) Phoenix Management Consulting Group Inc., a British Columbia, Canada corporation ("Phoenix"), holds options to purchase 1,750,000 of our shares. Brent Bysouth, co-founder and our Chief Software Architect, owns 100% of Phoenix.

         Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.


In 2003, 6,320,000 stock options were issued to Mr. Alda pursuant to an employment agreement made between the Company and Mr. Alda. The provision for the issuance of stock options pursuant to the employment agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the employee in the Company's business thereby advancing the interests of the Company and all of its shareholders. The stock options were fully vested on the date of grant and are subject to terms and conditions of our 2004 Stock Option Plan. The stock options are not transferable and will terminate after five years from the date of the option agreement or two years after the date of the termination of the employment of the employee. There are no performance-based conditions attached to these stock options. In 2006, at the request of Mr. Alda, the Board agreed to waive the restriction, on a one time basis, on the transfer of 400,000 stock options to a non affiliated individual for personal reasons. As of the date of filing the balance of outstanding stock options held by Mr. Alda, net of such transfer, amounts to 5,920,000.

In 2004, 370,000 stock options were issued to Mr. Alda. Of these stock options 25% vested six months after the option grant date, while the remaining 75% of the options vested on a pro-rata basis over the next 18 months. The stock options are subject to the terms and conditions of our 2004 Stock Option Plan. The options are not transferable and will terminate after five years from the date of the option agreement or two years after the date of the termination of the employment of the employee. The stock options were issued to compensate Mr. Alda for his past outstanding achievements on behalf of the Company and they are not subject to performance-based conditions.


In 2005, 1,500,000 stock options were granted to Carl Segal pursuant to an employment agreement made between the Company and Mr. Segal. The provision for the issuance of stock options pursuant to the employment agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the employee in the Company's business thereby advancing the interests of the Company, and all of its shareholders. The options are not transferable and will terminate after five years from the date of the option agreement or 30 days after the date of the termination of the employment of the employee. 500,000 of these options vested immediately upon the date of grant while the balance of the options will be vested only upon Mr. Segal's achievement of defined performance objectives. Mr. Segal's employment agreement also has a provision for 1,000,000 bonus options to be granted and vested upon completion of certain defined goals attributed to the Company's marketing strategy. As at the last completed fiscal year, 1,500,000 stock options were completely vested with bonus options to be granted and vested when the Company is able to do so. The following is a concise description of the qualitative goals that will trigger the awarding of the bonus options to Mr. Segal: 250,000 bonus stock options if contracts for more than five bona-fide content provider relationships and over 250 premium content titles are completed; 125,000 stock options if greater than three software platform deployments completed over a 12 month period; 125,000 stock options if greater than three IPTV consulting deployments completed over a 12 month period; 500,000 stock options if all Company's marketing objectives are met and the total realizable revenue over a 12 month period exceeds $1,000,000.


Director Compensation, Committees and Corporate Governance
----------------------------------------------------------

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings. During the last completed fiscal year, no such stock grants were made to our directors.

We do not have an audit committee. Accordingly, we have not designated any director as an "audit committee financial expert", as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the entire Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law. . We believe that at this stage of our development the functions of a nominating committee are best performed by the current group of directors as a whole.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors. Our Board of Directors intends to adopt standards similar to those of the American Stock Exchange to determine whether a director may be deemed to be independent. Under those standards we do not believe that we have any "independent" directors at the present time.

Executive Compensation Policies
-------------------------------

Compensation of our executives is intended to attract, retain and reward persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives' compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

During 2004, the Board of Directors created a Compensation Committee to formulate control policies with respect to the qualification and treatment of cash, benefits and securities compensation for all of our employment agreements and consulting agreements. The Compensation Committee created the compensation guidelines for its executive officers. The Compensation Committee is comprised of up to five people who oversee all matters with respect to compensation including the review and evaluation of the conduct and performance of our top executives for the purpose of assessing their merits and making recommendations as to their respective compensation.

Employment Agreements
----------------------

The Company has executed employment agreements with its Named executive officers. Below is a summary of the major terms of these employment agreements.

Anthony Alda, signed an employment agreement with CMC to act as its Chief Research & Development Officer. The agreement does not have a termination date. The major terms are as follows: base salary of $84,000 CAD per year and a monthly personal expense account of $2,000 CAD. On November 1, 2005, Mr. Alda elected to waive his monthly personal expense account as part of the restructuring of the Company. On May 24, 2002, Mr. Alda signed an employment agreement with CanOnline Global Media, Inc. ("CGMI") to serve in the roles of Chief Technology Architect, Chairman of the Board of Directors, President and Chief Executive Officer. The agreement was assumed by the Company on December 18, 2003 when CGMI became a subsidiary of the Company. Mr. Alda continues to act as Chief Technology Officer and a director of CGMI. The agreement does not have a termination date. The major terms are as follows: base salary $150,000 USD per year; monthly car allowance and expenses of approximately $1,225 USD; monthly personal expense account of $2,000 USD; annual vacation travel expense of $6,000 USD; relocation fees of $9,500 USD per month, if necessary. This agreement was voluntarily terminated on February 1, 2005. Mr. Alda continued to receive only his salary and monthly expenses while serving as President and Chief Executive Officer of the Company while a new management agreement was negotiated between Mr. Alda and the Board of Directors. On November 1, 2005, Mr. Alda elected to have his salary reduced to $90,000 USD per year and he also agreed to waive his monthly personal expense account as part of the restructuring of the Company. On November 30, 2005, the Board of Directors agreed to a three year employment agreement effective December 1, 2005, with Mr. Alda to continue to act as the Company's Chairman, Chief Technology Architect, President and Chief Executive Officer. This agreement provides for a salary of $150,000 USD per year and personal expenses of $2,000 USD per month, annual paid vacation of four weeks per year, and relocation fees, if necessary, at an amount to then be determined. The agreement may be immediately terminated by us, without cause and without advance notice; provided, however, that Mr. Alda receives a severance pay equal to the base salary through the remaining term of employment. In addition, all stock options, whether unvested or unexercised, will be immediately vested, and all unexercised options will be exercised at the price originally set for those options. Upon mutual agreement between Mr. Alda and the Board, the ownership and rights of any or all patents for inventions by Mr. Alda may be transferred to

Mr. Alda in lieu of payment of severance. Upon termination with cause, Mr. Alda will have no rights to any unvested benefits or any other compensation or payments and shall only be entitled to such benefits and payment if both the Board and Mr. Alda sign a mutual general release of claims in a form mutually acceptable to both parties. The full salary and expense terms of this agreement will not take effect until the Company has sufficient funding to service those terms according to the agreement.

Carl Segal, signed an employment agreement with NS8 on September 19, 2005 to act as its Executive Vice President, Media Distribution and Deployment. The agreement does not have a termination date. The agreement may be immediately terminated by us, without cause, provided that Mr. Segal receives three months severance pay, if terminated after one year from employment commencement. The major terms are as follows: base salary of $165,000 USD per year and a monthly business expense account of $1,500.00 USD; monthly car allowance and expenses of approximately $500.00 USD; travel reimbursement for necessary and reasonable business expenses (including air travel, car rental, and accommodation); and an annual vacation allotment of 15 days. Mr. Segal also has had 1,500,000 options granted to him which vest upon the achievement of certain milestones outlined within the employment agreement. He also has 1,000,000 bonus options which are granted and vested at such time as Mr. Segal achieves certain milestones outlined within the employment agreement.



                                LEGAL PROCEEDINGS


On February 10, 2005, we entered into an Option Agreement with ezTel, LLC ("ezTel") pursuant to which we were granted an option to purchase 100% of all equity, membership and ownership interests in ezTel for $1,500,000. ezTel and its subsidiaries provide discount long-distance telephone services and wireless broadband Internet services. On July 30, 2002, ezTel and several of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. EzTel's bankruptcy proceeding is ongoing. The option to acquire ezTel was exercisable at our sole discretion, subject to confirmation of the Option Agreement by the Bankruptcy Court and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final, non-appealable order.

As consideration for the Option Agreement, we advanced a $200,000 term loan due August 1, 2005 to Long Distance Billing Services, Inc. ("LDBS"), a wholly-owned subsidiary of ezTel. If we had chosen to acquire ezTel, ezTel was to first repay to us the amount of the term loan to LDBS plus all accrued interest. On February 22, 2005, LDBS filed for protection under Chapter 11 of the Bankruptcy Code. LDBS's bankruptcy proceeding is ongoing. Accordingly, we will not be exercising our option to acquire ezTel pursuant to the Option Agreement. Subsequently, we did receive payments from LDBS from our cash collateral. From October 2005 to December 2005, we received payments in the amount of $150,000 from LDBS, and in February 2006, we received a payment of $25,000 from a third-party in consideration of the assignment of our security interest in LDBS. Therefore, we are no longer entitled to receive any future payments from LDBS.

We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us nor are we aware of any proceeding that a government agency is contemplating initiating against us.


                             PRINCIPAL STOCKHOLDERS


The following table presents information known to us, as of December 31, 2006, relating to the beneficial ownership of common stock by:

       o each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;

       o  each of our named executive officers, directors and key employees; and

       o  our directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is care of CMC, 200-1311 Howe Street, Vancouver, British Columbia, Canada V6Z 2P3.

Percentage ownership in the following table is based on 117,232,572 shares of common stock outstanding as of December 31, 2006. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from December 31, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.


                                                                 OPTIONS
                                           BASIC                 VESTED                             PERCENT
            NAME                           OUTSTANDING          (UNEXERCISED)     TOTAL             OF CLASS
            --------------------------     -----------           -------------    -----------       --------------
            Brent Richard Bysouth(1)       16,826,405             2,900,000        19,726,405        10.93%
            --------------------------     -----------           -------------    -----------       --------
            Anthony J. Alda(2)             1,975,000              6,290,000         8,265,000        4.58%
            --------------------------     -----------           -------------    -----------       --------
            Leslie J. Ames(3)              3,060,000              1,650,000         4,710,000        2.61%
            --------------------------     -----------           -------------    -----------       --------
            William Kunzweiler             1,117,512              6,500,000         7,617,512        4.22%
            --------------------------     -----------           -------------    -----------       --------
            Ricardo Rosado                 3,035,667              1,400,000         4,435,667        2.46%
            --------------------------     -----------           -------------    -----------       -------
            Michael Waage                  1,350,000                847,500         2,197,500        1.22%
            --------------------------     -----------           -------------    -----------       -------
            Melanie Thomson                  425,000                362,500           787,500        0.44%
            --------------------------     -----------           -------------    -----------       -------
            Total of all Executive
            Officers and Directors as
            a Group (7 persons)            27,789,584            19,950,000       54,569,596        26.02%
            --------------------------     -------------         -------------    -----------       -------


(1) Phoenix Management Consulting Group Inc., a British Columbia, Canada corporation ("Phoenix"), owns 4,123,300 shares, and options to purchase 1,750,000 shares, of Registrant. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised, currently Mr. Alda has voting control over 3,298,640 Registrant shares held by Phoenix, which is 80% of the 4,123,300 Registrant shares held by Phoenix. Additionally, Mr. Alda has an option to purchase 1,400,000 options held by Phoenix to purchase 1,750,000 shares of Registrant's shares, which is 80% of the options held by Phoenix. Mr. Bysouth has voting control over 824,660 Registrant shares held by Phoenix, which is 20% of the 4,123,300 Registrant shares held by Phoenix. Mr. Bysouth also owns 12,703,105 shares of Registrant directly.

(2) In addition to having voting control over 3,298,640 shares held by Phoenix, and the option to purchase 1,400,000 options held by Phoenix, Anthony J. Alda also has voting control over the following shares: 850,000 shares held by Anthony J. Alda in Trust for Brittany Billingsley; . Mr. Alda also owns 1,125,000 shares of Registrant directly.


(3) This includes 2,760,000 shares held by Leslie J. Ames Law Corporation.


       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS


We adopted our 2001 Stock Option Plan on June 29, 2001 authorizing 5,000,000 shares under the plan. We have not issued any options or rights under this plan.


We adopted our 2004 Stock Option Plan in February 2004, authorizing 30,000,000 shares under the plan. During 2005, we issued 4,867,875 options to purchase common shares under the plan to certain of our employees and consultants. None of these options have been exercised and 2,973,750 have been cancelled as a result of employment terminations. The balance of the options outstanding as of December 31, 2005 is 16,551,625 options under the 2004 Stock Option Plan and 14,886,702 options outside of the 2004 Stock Option Plan.

The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2005.



                                                                                                  NUMBER OF
                                                                                                  SECURITIES
                                                                                                  REMAINING
                                                                                                  AVAILABLE FOR
                                                  NUMBER OF                                       FUTURE ISSUANCE
                                                  SECURITIES TO                                   UNDER EQUITY
                                                  BE ISSUED UPON            WEIGHTED-AVERAGE      COMPENSATION
                                                  EXERCISE OF               EXERCISE PRICE        PLANS
                                                  OUTSTANDING               OF OUTSTANDING        (EXCLUDING
                                                  OPTIONS,                  OPTIONS,              SECURITIES
                                                  WARRANTS AND              WARRANTS AND          REFLECTED IN
                                                                            RIGHTS                RIGHTS COLUMN (A))
                                                    (A)                       (B)                    (C)
     Equity compensation plans
     approved by security holders(1)             16,551,625                 $0.38                 13,448,375

     Equity compensation plans not
     approved by security holders                47,598,703                 $0.18                 N/A
                                                 ---------------            ---------------       ---------------
     TOTAL                                       64,150,328                 $0.20                 13,448,375
                                                 ===============            ===============       ================



(1) Includes the Company's 2001 Stock Option Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions with William Kunzweiler
------------------------------------


On May 13, 2005, a loan was received from William Kunzweiler, a director of ours, for $150,000. The loan was initially due on November 13, 2005 and bore interest at the rate of 7% per annum, but on December 13, 2005, the loan plus accrued interest was fully paid to William Kunzweiler.

On May 27, 2005, a loan was received for $125,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due November 27, 2005. The maturity date of the note was extended to March 27, 2007. During 2005 fiscal year $40,000 of principal was repaid on the note. As of January 31, 2007 there were no additional repayments of principal or accrued interest and the outstanding principal and accrued interest was $85,000 and $11,543, respectively.

On July 15, 2005, a loan was received for $125,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 15, 2006. The maturity date of the note was extended to March 27, 2007. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $125,000 and $13,545, respectively.

On July 29, 2005, a loan was received for $83,333. The note earns interest at 7% per annum, and the principal and any unpaid interest is due January 29, 2006. The maturity date of the note was extended to March 27, 2007. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $83,333 and $8,806, respectively.

On November 1, 2005, the Company entered into a promissory note agreement for gross proceeds of $65,000. The note earns interest at 7% per annum, and the principal and any unpaid interest is due November 1, 2007. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $65,000 and $5,684, respectively.

On March 31, 2006, the Company entered into a promissory note agreement for gross proceeds of $42,808. The note earns interest at 6% per annum, and the principal and any unpaid interest is due on demand. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $42,808 and $2,153, respectively.

On October 31, 2006, the Company entered into a promissory note agreement for gross proceeds of $50,000. The note earns interest at 6% per annum, and the principal and any unpaid interest is due October 31, 2007. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $50,000 and $756, respectively.

Transactions with Martin Calvert
--------------------------------

On May 13, 2004, a loan for $95,000 was received from Martin Calvert, then a director of the Company. . The loan was due on May 13, 2005 and bore interest at the rate of 8% per annum. On June 1, 2004, the loan plus accrued interest was fully repaid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Martin Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. On April 25, 2006 the Company's board of directors modified the warrant to extend the expiration date from April 25, 2006 to April 25, 2008. The warrants remain unexercised and has an exercise price of $0.61 per share.

On October 15, 2005, Martin Calvert, then a director of ours, loaned us $25,000. The loan is due on demand and bears interest at the rate of 7% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $25,000 and $2,273, respectively.

Transactions with Anthony Alda
--------------------------------

On March 15, 2006, a loan for $80,000 was received from Anthony Alda, a CEO of the Company. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $80,000 and $4,235, respectively.

On March 20, 2006, a loan for $55,000 was received from Anthony Alda, a CEO of the Company. The loan is due on demand and bears interest at the rate of 6% per annum. During 2006, a total of principal of $8,000 was repaid and as of January 31, 2007 the outstanding principal and accrued interest was $47,000 and $2,584, respectively.

On March 27, 2006, a loan for $2,000 was received from Anthony Alda, a CEO of the Company. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $2,000 and $102, respectively.

On March 31, 2006, a loan for $10,000 was received from Anthony Alda, a CEO of the Company. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $10,000 and $503, respectively.

On April 13, 2006, a loan for $37,500 was received from Anthony Alda, a CEO of the Company. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $37,500 and $1,806, respectively.

Transactions with Brent Bysouth
--------------------------------

On May 31, 2006, a loan for $367,500,000 was received from Phoenix Management Consulting Group Inc., 100% owned by Brent Bysouth, our co-founder, director and Chief Software Architect. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $367,500 and $36,851, respectively.

On July 14, 2006, a loan for $8,870 was received from Brent Bysouth, our co-founder, director and Chief Software Architect. The loan is due on demand and bears interest at the rate of 6% per annum. As of January 31, 2007 there were no repayments of principal or accrued interest and the outstanding principal and accrued interest was $8,870 and $293, respectively.

    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                               STOCKHOLDER MATTERS

Our common stock began trading on the NASD Over-the-Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. On December 17, 2003, our symbol changed to "NSEO" in connection with our name change from Delivery Now Corp. to NS8 Corporation. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year Ending December 31, 2004                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      1.70             $      1.04
Second Quarter                              $      1.38             $       .97
Third Quarter                               $      1.10             $       .83
Fourth Quarter                              $      1.14             $       .46


Year Ending December 31, 2005                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      0.46             $       .09
Second Quarter                              $      0.38             $       .07
Third Quarter                               $      0.21             $       .10
Fourth Quarter                              $      0.11             $       .04


Year Ending December 31, 2006                High Bid                 Low Bid
-----------------------------               -----------             -----------
First Quarter                               $      0.21             $      0.05
Second Quarter                              $      0.19             $      0.09
Third Quarter                               $      0.14             $      0.06
Fourth Quarter                              $      0.17             $      0.06



Holders
-------

On December 31, 2006, the closing price for our common stock was $0.14. There are approximately 149 record holders of NS8 common equity and 19 holders of unconverted CanOnline common equity as of December 31, 2006.

Options and Warrants
--------------------

There are outstanding options and warrants to purchase a total of 63,238,377 shares of our common equity as of December 31, 2006.

Equity Compensation Plans
-------------------------

On June 29, 2001, we adopted the 2001 Stock Option Plan. On February 4, 2004, we adopted the 2004 NS8 Corporation Employee Stock Option Plan. The Plan was amended in March, 2005. We do not have any other equity compensation plans as of December 31, 2006.

Shares Eligible for Future Sales
--------------------------------

As of December 31, 2006, we had issued 117,232,572 shares of our common stock and there were 7,090,722 unexchanged CanOnline shares. Of these shares, as of December 31, 2006, non-affiliates held 85,237,827 shares of our unrestricted shares of our common stock and 6,848,986 restricted shares of our common stock. As of December 31, 2006 and affiliates held 25,143,759 shares of our unrestricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


So long as any portion of the convertible debentures are outstanding, if we intend to raise additional capital by the issuance or sale of capital stock, we are obligated to offer the selling stockholder, such issuance or sale of capital stock, prior to offering such issuance of sale of capital stock to any third parties. The selling stockholder shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

Dividends
---------

As of the date of this report, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock. In addition, the debentures we issued to Cornell Capital prohibit the payment of dividends on our common stock without the prior written consent of the secured party to those debentures.


                            DESCRIPTION OF SECURITIES
General
-------

On December 9, 2005 a Certificate of Amendment of Articles was filed with the Secretary of State for the State of Delaware increasing the Company's authorized share capital from 500,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share to 750,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share. As of December 31, 2005, there were 109,951,996 outstanding shares of common stock of NS8 Corporation and 7,100,722 shares of unconverted CanOnline stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to our capital stock. For additional information, please refer to our Articles of Incorporation and By-Laws and the Delaware statutes.

Common Stock
------------

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by our Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. As a result, the payment of dividends on the common stock is unlikely in the foreseeable future.

Preferred Stock
---------------

We are authorized to issue 5,000,000 shares of $0.0001 par value per share preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by our Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Limitation of Liability: Indemnification
----------------------------------------

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as one of our directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, as a result, unenforceable.

Authorized and Un-issued Stock
------------------------------

The authorized but un-issued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price. The existence of authorized but un-issued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.


                                     EXPERTS


The consolidated financial statements for the year ended December 31, 2005 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Corbin & Company, LLP, an independent registered public accounting firm, as stated in their report appearing with the consolidated financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2004 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as stated in their report appearing with the consolidated financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004, and its telephone number is (212) 845-3212.


                                  LEGAL MATTERS


Sichenzia Ross Friedman Ference LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby.

                           HOW TO GET MORE INFORMATION


We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we were subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

FINANCIAL STATEMENTS

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM              F-2  - F-3

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet for the year ended December 31, 2005              F-4

Consolidated  Statements of Operations for the years ended
December 31, 2005 and 2004  (Restated) and for the period ended
June 18, 1999  (Inception) to December 31, 2005                              F-5

Consolidated  Statements of Comprehensive  Loss for the years ended December 31, 2005 and 2004  (Restated) and for the period
ended June 18, 1999  (Inception) to December 31, 2005                        F-6

Consolidated  Statements of  Shareholders'  Equity (Deficit) for
the years ended December  31, 2005 and 2004  (Restated)  and for
the period  ended June 18, 1999 (Inception) to December 31, 2005       F-7 - F-8

Consolidated  Statements of Cash Flows for the years ended
December 31, 2005 and 2004  (Restated) and for the period ended
June 18, 1999  (Inception) to December 31, 2005                       F-9 - F-10

Notes to Consolidated Financial Statements (audited)                 F-11 - F-29

Consolidated Balance Sheets as of September 30, 2006 (unaudited)            F-30

Consolidated Statements of Operations for the three months
ended September 30, 2006 and September 30, 2005 (unaudited)                 F-31

Consolidated  Statements  of  Comprehensive  Income  (Loss)for the
three months ended September 30, 2006 and September 30, 2005 and for the period  ended June 18,  1999 (Inception)
to September 30, 2006(unaudited)                                            F-32

Consolidated  Statements of Cash Flows for the three months ended
September 30, 2006 and September  30, 2005 and for the period
ended June 18, 1999  (Inception) to September 30, 2006               F-32 - F-33

Notes to Consolidated Financial Statements (unaudited)               F-34 - F-44

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of NS8 Corporation


We have audited the accompanying consolidated balance sheet of NS8 Corporation and subsidiaries (a development stage company) (the "Company") as of December 31, 2005, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We did not audit the cumulative data from June 18, 1999 (inception) to December 31, 2004 in the consolidated statements of operations, comprehensive loss, stockholders' deficit and cash flows, which were audited by other auditors whose report dated March 31, 2005, except for Note 13 as to which the date is April 14,2006, which expressed an unqualified opinion (the report was modified related to the uncertainty of the Company's ability to continue as a going concern) have been furnished to us. Our opinion, insofar as it relates to the amounts included for the cumulative period from June 18, 1999 (inception) to December 31, 2004 is based solely on the reports of the other auditors.


We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NS8 Corporation and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 2, the Company has suffered recurring losses from operations since inception and has a deficit accumulated during the development stage at December 31, 2005. These items, among other matters, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.



                                            /S/ CORBIN & COMPANY, LLP

Irvine, California
April 13, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     To the Board of Directors
     NS8 Corporation

     We have audited the related consolidated statement of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for the year ended December 31, 2004 (restated), and the period from June 18, 1999 (inception) to December 31, 2004 (restated) of NS8 Corporation and subsidiaries (a developmental stage company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations and their cash flows for year ended December 31, 2004 (restated), and the period from June 18, 1999 (inception) to December 31, 2004 (restated) of
     NS8 Corporation and subsidiaries (a developmental stage company), in conformity with U.S. generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
     Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 13, the Company has restated its financial statements as of December 31, 2004 related to the reclassification of certain derivative liabilities and the subsequent change in the fair value of these derivative liabilities. We audited the adjustments necessary for these restatements. In our opinion, such adjustments are appropriate and have been properly applied.


     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

     Los Angeles, California
     March 31, 2005, except for Note 13
         as to which the date is April 14, 2006

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      CONSOLIDATED BALANCE SHEET
                                                               December 31, 2005
--------------------------------------------------------------------------------

   ASSETS

Current assets
     Cash and cash equivalents                                 $      8,836
     Note receivable,net of allowance                                25,000
     Prepaid expenses and other current assets                       99,770
                                                               ------------

         Total current assets                                       133,606

Property and equipment, net                                         209,461
Other assets                                                          8,230
                                                               ------------

                 Total assets                                  $    351,297
                                                               ============

               LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
     Accounts payable and accrued expenses                     $    658,900
     Accrued payroll and related expenses                         1,625,078
     Capital lease obligations                                        5,334
     Notes payable                                                  500,000
     Notes payable - shareholders                                 1,710,366
                                                               ------------

         Total current liabilities                                4,499,678

Convertible debentures, net of debt
  discount of $1,584,958                                          2,253,572
Derivative liability                                              3,312,746
                                                               ------------
             Total liabilities                                   10,065,996
                                                               ------------

Commitments and contingencies

Shareholders' deficit
     Preferred stock, $0.0001 par value;
         5,000,000 shares authorized
         no shares issued and outstanding                              --
     Common stock, $0.0001 par value;
         750,000,000 shares authorized
         110,383,590 shares issued and outstanding                   11,038
     Additional paid-in capital                                   8,483,120
     Accumulated other comprehensive loss                           (53,339)
     Deficit accumulated during the development stage           (18,155,518)
                                                               ------------

             Total shareholders' deficit                         (9,714,699)
                                                               ------------

                 Total liabilities and shareholders' deficit   $    351,297
                                                               ============


         See report of independent registered public accounting firm and accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                  For the Years Ended December 31, 2005 and 2004
                                                                             and
                                   for the Period from June 18, 1999 (Inception)
                                                            to December 31, 2005

--------------------------------------------------------------------------------

                                                                                           For the
                                                                                         Period from
                                                              For the Year Ended        June 18, 1999
                                                                  December 31,          (Inception) to
                                                              ------------------         December 31,
                                                                             2004
                                                             2005         (Restated)         2005
                                                         ------------    ------------    ------------
Operating expenses
     Research and development                            $    785,012    $  1,079,824    $  3,463,908
     General and administrative                             6,982,118       8,323,294      19,192,392
                                                         ------------    ------------    ------------

         Total operating expenses                           7,767,130       9,403,118      22,656,300
                                                         ------------    ------------    ------------

Loss from operations                                       (7,767,130)     (9,403,118)    (22,656,300)
                                                         ------------    ------------    ------------

Other (expense) income
     Other (expense) income                                   (30,256)        (19,733)         25,933
     Interest expense                                        (688,855)       (359,069)     (1,112,883)
     Loss on extinguishment of debt                        (2,250,000)           --        (2,250,000)
     Change in fair value of derivative liability           4,148,850       3,688,882       7,837,732
                                                         ------------    ------------    ------------

         Total other income, net                            1,179,739       3,310,080       4,500,782
                                                         ------------    ------------    ------------

Net loss                                                 $ (6,587,391)   $ (6,093,038)   $ 18,155,518
                                                         ============    ============    ============

Basic and diluted loss per share                         $      (0.07)   $      (0.07)
                                                         ============    ============

Weighted-average shares outstanding -
     basic and diluted                                     99,600,665      88,208,761
                                                         ============    ============

         See report of independent registered public accounting firm and accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                   CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                              For the Years Ended December 31, 2005 and 2004 and
              for the Period from June 18, 1999 (Inception) to December 31, 2005

--------------------------------------------------------------------------------

                                                                          For the
                                                                        Period from
                                            For the Year Ended         June 18, 1999
                                                December 31,          (Inception) to
                                            ------------------          December 31,
                                                          2004
                                           2005         (Restated)          2005
                                        ------------    ------------    ------------
Net loss                                $ (6,587,391)   $ (6,093,038)   $(18,155,518)

Other comprehensive loss
     Foreign currency exchange losses         (9,078)         (9,001)        (53,339)
                                        ------------    ------------    ------------

Comprehensive loss                      $ (6,596,469)   $ (6,102,039)   $(18,208,857)
                                        ============    ============    ============


         See report of independent registered public accounting firm and accompanying notes to these consolidated financial statements.


                                                                                                                    NS8 CORPORATION
                                                                                                       (A DEVELOPMENT STAGE COMPANY)
                                                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                                  For the Period from June 18, 1999 (inception) to December 31, 2005
------------------------------------------------------------------------------------------------------------------------------------

                                                                                           Accumulated     Deficit
                                                                                              Other       Accumulated
                                           Common Stock       Additional                   Comprehensive    in the
                                           ------------        Paid-In      Deferred         Income       Development
                                  Shares         Amount        Capital     Compensation      (Loss)         Stage          Total
                               ------------   ------------   ------------  ------------   ------------   ------------   ------------
Balance, June 18, 1999                --     $       --     $       --    $       --     $       --     $       --     $       --
   (inception)
Issuance of shares for cash      4,130,000            413          5,203          --             --             --            5,616
Conversion of debt to
  common stock                  29,281,406          2,928         36,885          --             --             --           39,813
Net loss                              --             --             --            --             --          (31,905)       (31,905)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 1999      33,411,406          3,341         42,088          --             --          (31,905)        13,524
Exercise of stock options        2,000,000            200           (200)         --             --             --             --
Options granted for services          --             --            3,400          --             --            --             3,400
Issuance of shares
  for services                      20,000              2          1,018          --             --             --            1,020
Issuance of shares for cash      3,239,112            324        283,815          --             --             --          284,139
Issuance of shares
  for offering costs               150,000             15         22,485          --             --             --           22,500
Offering costs                        --             --          (33,242)         --             --             --          (33,242)
Foreign exchange
  translation                         --             --             --            --             (681)          --             (681)
Net loss                              --             --             --            --             --         (232,829)      (232,829)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2000      38,820,518   $      3,882   $    319,364  $       --     $       (681)  $   (264,734)  $     57,831
Conversion of debt to
  common stock                      35,667              4          5,346          --             --             --            5,350
Exercise of options                450,000             45            (45)         --             --             --             --
Issuance of shares
  for service                       50,000              5            195          --             --             --              200
Buy-back of shares              (1,025,000)          (103)        (2,559)         --             --             --           (2,662)
Foreign exchange
  translation                         --             --             --            --            5,873           --            5,873
Net loss                              --             --             --            --             --         (391,930)      (391,930)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2001      38,331,185   $      3,833   $    322,301  $       --     $      5,192   $   (656,664)  $   (325,338)
Conversion of debt to
  common stock                   7,923,448            793        151,507          --             --             --          152,300
Issuance of shares for
  employee compensation          2,310,000            231         80,619       (56,000)          --             --           24,850
Cancellation of shares          (1,000,000)          (100)           100          --             --             --             --
Foreign exchange
  translation                         --             --             --            --           (2,518)          --           (2,518)
Net loss                              --             --             --            --             --         (893,031)      (893,031)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2002      47,564,633   $      4,757   $    554,527  $    (56,000)  $      2,674   $ (1,549,695)  $ (1,043,737)
Conversion of debt              12,385,714          1,239        684,782          --             --             --          686,021
Issuance of shares for cash      4,833,334            483      2,444,517          --             --             --        2,445,000
Issuance of shares for
  employee compensation          3,720,000            372        947,933        56,000           --             --        1,004,305
Issuance of shares
  for services                     500,000             50         17,450          --             --             --           17,500
Issuance of shares to
  pre-reverse merger
  shareholders                  15,250,000          1,525         (1,525)         --             --             --             --
Foreign exchange translation          --             --             --            --          (37,934)          --          (37,934)
Net loss                              --             --             --            --             --       (3,925,394)    (3,925,394)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------


                                       F-7

Balance, December 31, 2003      84,253,681   $      8,426   $  4,647,684  $       --     $    (35,260)  $ (5,475,089)  $   (854,239)
Issuance of shares for cash        597,544             60        399,940          --             --             --          400,000
Issuance of shares for
  employee compensation               --             --             --            --             --             --             --
Issuance of shares for
   services                        525,170             52        546,947          --             --             --          546,999
Issuance of shares for
   offering costs                  934,580             93            (93)         --             --             --             --
Offering costs                        --             --          (21,000)         --             --             --          (21,000)
Compensation charge for
  warrants issued "in the
  money" to non-employees             --             --           20,000          --             --             --           20,000
Compensation charge for
  stock options issued "in
  the money" to employees             --             --          110,100          --             --             --          110,100
Foreign exchange
  translation                         --             --             (206)         --           (9,001)          --           (9,207)
Net loss (Restated)                   --             --             --            --             --       (6,093,038)    (6,093,038)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2004
  (Restated)                    86,310,975   $      8,631   $  5,703,372  $       --     $    (44,261)  $(11,568,127)  $ (5,900,385)
Issuance of shares for cash      6,451,704            645        669,753          --             --             --          670,398
Issuance of shares for
  conversion of promissory
  notes                          8,940,724            894      1,399,106          --             --             --        1,400,000
Issuance of shares for
  conversion of convertible
  debt                           8,680,187            868        524,032          --             --             --          524,900
Contribution of capital               --             --           34,386          --             --             --           34,386
Reclassification of
  derivative liability                --             --          149,971          --             --             --          149,971
Compensation charge for
  stock options issued "in
  the money" to employees             --             --            2,500          --             --             --            2,500
Foreign exchange
  translation                         --             --             --            --           (9,078)          --           (9,078)
Net loss                              --             --             --            --             --       (6,587,391)    (6,587,391)
                               -----------   ------------   ------------  ------------   ------------   ------------   ------------

Balance, December 31, 2005     110,383,590   $     11,038   $  8,483,120  $       --     $    (53,339)  $(18,155,518)  $ (9,714,699)
                               ===========   ============   ============  ============   ============   ============   ============



         See report of independent registered public accounting firm and accompanying notes to these consolidated financial statements.

                                                                                               NS8 CORPORATION
                                                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            For the Years Ended December  31, 2005 and 2004 and
                                             for the Period from June 18, 1999 (Inception) to December 31, 2005
---------------------------------------------------------------------------------------------------------------

                                                                                                    For the
                                                                                                  Period from
                                                                         For the Year Ended      June 18, 1999
                                                                           December 31,          (Inception) to
                                                                       -------------------         December 31,
                                                                     2005       2004 (Restated)      2005
                                                                 ------------    ------------    ------------
Cash flows from operating activities
     Net loss                                                    $ (6,587,391)   $ (6,093,038)   $(18,155,519)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
         Depreciation and amortization                                 65,764          51,183         161,158
         Amortization of prepaid consulting services                3,098,622            --         3,098,622
         Compensation charge for
           in-the-money stock options                                   2,500         110,100         112,600
         Provision for uncollectible note receivable                   25,000            --            25,000
         Compensation charge for
           in-the-money warrants                                         --            20,000          20,000
         Amortization of debt discount related to
           notes payable                                                9,894         117,138         127,032
         Amortization of debt discount related to
           convertible debentures                                     254,326          89,287         343,613
         Issuance of stock for services                                  --           547,000         565,720
         Issuance of stock for compensation                              --              --         1,029,155
         Estimated fair value of warrants granted
           for services                                                  --         5,724,021       5,724,021
         Estimated fair value of options granted
           for services                                               375,000         896,000       1,274,400
         Loss on extinguishment of debt                             2,250,000            --         2,250,000
         Change in fair value of derivative liability              (4,148,850)     (3,688,882)     (7,837,732)
         (Increase) decrease in
           Other assets                                                (8,230)           --            (8,230)
           Prepaid expenses and other
             current assets                                           (13,966)     (3,143,801)     (3,231,624)
         Increase (decrease) in
           Accounts payable and accrued
             expenses                                                 571,198         206,087         953,352
           Accrued payroll and related expenses                       (69,942)        476,304       1,658,310
                                                                 ------------    ------------    ------------

Net cash used in operating activities                              (4,176,075)     (4,688,601)    (11,890,122)
                                                                 ------------    ------------    ------------

Cash flows from investing activities
     Issuance of note receivable                                     (200,000)           --          (200,000)
     Collections on note receivable                                   150,000            --           150,000
     Purchase of property and equipment                              (100,830)       (116,691)       (321,598)
                                                                 ------------    ------------    ------------

Net cash used in investing activities                                (150,830)       (116,691)       (371,598)
                                                                 ------------    ------------    ------------

Cash flows from financing activities
     Proceeds from notes payable                                      175,000         100,000         500,000
     Proceeds from contribution of capital                             34,386            --            34,386
     Payments on convertible debentures                                  --              --          (400,000)
     Proceeds from convertible debentures                           1,000,000       1,500,000       3,100,000
     Proceeds from issuance of common
       stock                                                          670,398         400,000       3,827,652
     Payments on notes payable from
       shareholders                                                  (190,000)       (495,000)       (755,361)
     Proceeds from notes payable                                    1,100,366       4,145,000       6,118,016
     Payments for redemption of shares                                   --              --            (2,662)
     Offering costs                                                      --           (21,000)        (54,242)
     Payments on capital lease obligations                             (7,371)         (4,880)        (39,446)
                                                                 ------------    ------------    ------------

Net cash provided by financing activities                           2,782,779       5,624,120      12,328,343
                                                                 ------------    ------------    ------------
                                       F-9

Effect of exchange rate changes
     on cash                                                           (9,078)        (13,449)        (57,787)
                                                                 ------------    ------------    ------------

Net (decrease) increase in cash and cash
     equivalents                                                   (1,553,204)        805,379           8,836

Cash and cash equivalents,
     beginning of period                                            1,562,040         756,661            --
                                                                 ------------    ------------    ------------

Cash and cash equivalents,
     end of period                                               $      8,836    $  1,562,040    $      8,836
                                                                 ============    ============    ============

Supplemental disclosures of cash flow information:

     Interest paid                                               $      5,334    $     92,422    $       --
                                                                 ============    ============    ============

Supplemental schedule of non-cash investing and financing activities:

     Debt discount recorded for warrants issued
       with notes payable - shareholders                         $       --      $    126,857
                                                                 ============    ============
     Estimated fair value of embedded put options
       related to convertible debentures                         $  1,500,000    $    428,571
                                                                 ============    ============
     Par value of common shares issued as offering
       costs pursuant to a Standby Equity Distribution
       Agreement                                                 $       --      $         93
                                                                 ============    ============
     Estimated fair value of debt-related derivative
       liabilities reclassified from liabilities to additional
       paid-in capital                                           $    149,971    $       --
                                                                 ============    ============
     Value of notes payable - shareholders and
       accrued interest converted into convertible
       debentures                                                $  1,863,430    $       --
                                                                 ============    ============
     Conversion of notes payable - shareholders
       into common shares                                        $  1,400,000    $       --
                                                                 ============    ============
     Conversion of convertible debentures
       into common shares                                        $    524,900    $       --
                                                                 ============    ============


         See report of independent registered public accounting firm and accompanying notes to these consolidated financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                      December 31, 2005 and 2004


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

         On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the
         "Parent"), and DLVN Acquisition Corp., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

         NS8, CGMI and CMC (collectively, the "Company") design and produce online business communications and multimedia applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE 2 - GOING CONCERN

         The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which contemplate continuation of the Company as a going concern. During the years ended December 31, 2005 and 2004, the Company incurred net losses of $6,587,391 and $6,093,038, respectively, and had negative cash flows from operations of $4,176,075 and $4,688,601, respectively. In addition, the Company had a deficit accumulated during the development stage of $18,155,518 at December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for the Company's capital needs during the year ended December 31, 2006 by issuing debt and equity securities and by the continued development and commercialization of its products and services. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation
         ---------------------------
         The consolidated financial statements include the accounts of NS8 and its wholly-owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

         Development Stage Enterprise
         ----------------------------
         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         Comprehensive Loss
         ------------------
         The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income
         (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. The Company's comprehensive loss includes foreign currency translation adjustments which are excluded from net loss and are reported as a separate component of shareholders' deficit as accumulated other comprehensive loss.

         Cash and Cash Equivalents
         -------------------------
         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Property and Equipment
         ----------------------
         Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the consolidated statements of operations.

         Long-Lived Assets
         -----------------
         The Company's management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At December 31, 2005, the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or that there will be demand for the Company's products, which could result in impairment of long-lived assets in the future.


         Fair Value of Financial Instruments
         -----------------------------------
         The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses. The fair value of these financial instruments are representative of their carrying amounts due to their short maturities. The amounts owed on its debt also approximate fair value because current interest rates and terms offered to the Company are at current market rates. The Company cannot determine the estimated fair value of the convertible debentures as instruments similar to the convertible debentures could not be found.

         Accounting for Derivative Instruments
         -------------------------------------
         In connection with the issuance of certain convertible debentures in May and June 2004 and November 2005 (see Note 7), the debentures provided for a conversion of the debentures into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, the Company was required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

         In addition, the Company was required to file a registration statement in December 2005, which was timely filed on December 14, 2005, and have such registration statement declared effective no later than February 27, 2006 (the "Effectiveness Deadline"). In addition, the Company will be required to issue certain holders of convertible notes an amount equal to 2% of the outstanding borrowings, in cash or shares of the Company's common stock, at the note holder's option, for each subsequent 30-day period after the Effectiveness Deadline. As of April 14, 2006, the required registration statement has not been declared effective, and therefore the Company has accrued approximately $115,000 for the period from February 27, 2006 through April 14, 2006.

         During the years ended December 31, 2005 and 2004, the Company recognized other income of $4,148,850 and $3,688,882 related to recording the derivative liability at fair value. At December 31, 2005, the derivative liability balance is $3,312,746.


         Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the years ended December 31, 2005 and 2004: dividend yield of 0%; annual volatility of 219% and 100%, respectively; and risk free interest rates ranging from 3.32% to 4.30% (2005) and 1.66% to 3.15% (2004).

         For the year ended December 31, 2005 the net change in fair value of derivative liabilities decreased by approximately $533,821 and is recognized in other income.

                                                       December 31, 2005

         Warrant liability at beginning of the year    $     3,486,567
         Warrant liability added during the year             4,125,000
         Reclassification of warrant liability                (149,971)
         Change in fair value of warrant liability          (4,148,850)
                                                            -----------
         Warrant liability at end of the year          $     3,312,746

         Advertising Costs
         -----------------
         The Company expenses advertising costs as incurred. For the years ended December 31, 2005 and 2004, advertising costs were approximately $94,000 and $181,000, respectively.

         Software Development Costs
         --------------------------
         Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," the Company capitalizes internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, the Company evaluates on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off. Through December 31, 2005, the Company has expensed all costs incurred to internally develop its software.

         Capitalization of research and development costs begins upon the establishment of technological feasibility of our products. We have determined that technological feasibility of our software and web-based products is reached immediately before the products are available for delivery to customers. Research and development costs incurred after technological feasibility is established are not material and have not been capitalized.

         Stock-Based Compensation
         ------------------------
         The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for
         Acquiring, or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.


         SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. During the years ended December 31, 2005 and 2004, compensation expense of $2,500 and $110,100, respectively, was recognized in the accompanying statement of operations for options issued to employees below market value pursuant to APB No. 25. No other stock option-based employee compensation cost is reflected in the 2005 and 2004 statements of operations, as all other options granted in 2005 and 2004 under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the dates of grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation.



                                               2005               2004
                                        ---------------    ----------------
       Net loss, as reported            $    (6,587,391)   $     (6,093,038)
       Add stock based employee
            compensation expense
            included in net loss                  2,500                   -
       Deduct total stock based
            employee compensation
            expense determined under
            fair value method for
            all awards                       (1,055,291)         (1,697,040)
                                        ---------------    ----------------

                Pro forma net loss      $    (7,640,182)   $     (7,790,078)
                                        ===============    ================

                                               2005               2004
                                        ---------------    ----------------
   Loss per common share
       Basic - as reported              $         (0.07)   $          (0.07)
       Basic - pro forma                $         (0.08)   $          (0.09)
       Diluted - as reported            $         (0.07)   $          (0.07)
       Diluted pro forma                $         (0.08)   $          (0.09)


         For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2005: dividend yield of 0%; expected volatility of 219%; risk-free interest rate of 4.3%; and expected life of five years. The following are the weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 3.15%; and expected life of five years.

         Issuance of Stock for Non-cash Consideration
         --------------------------------------------
         All issuances of the Company's common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued. In certain issuances, the Company may discount the value assigned to the stock issued for illiquidity and restrictions on resale.

         Loss Per Share
         --------------
         The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive. At December 31, 2005 and 2004, the outstanding number of potentially dilutive common shares totaled approximately 81,595,111 and 32,288,115, respectively. However, as the Company has net losses, their effect is anti-dilutive and has not been included in the diluted weighted average earnings per share as shown on the Consolidated Statements of Operations.

         Patent Expenses
         ---------------
         Patent and patent related expenditures are expensed as general and administrative expenses as incurred.

         Income Taxes
         ------------
         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.


         Foreign Currency Translation
         ----------------------------
         Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity (deficit) as accumulated other comprehensive income (loss).

         Use of Estimates
         ----------------
         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Concentrations of Credit Risk
         -----------------------------
         Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Recent Accounting Pronouncements
         --------------------------------
         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"), which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123(R) supersedes APB No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". Generally, the approach in SFAS No. 123 (R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The provisions of this statement are effective for the Company as of January 1, 2006. The Company expects to adopt SFAS No. 123(R) in the first fiscal quarter of 2006.

         SFAS No. 123(R) requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123(R) also establishes accounting requirements for measuring, recognizing and reporting share-based compensation, including income tax considerations. The Company plan to adopt SFAS 123(R) using the modified prospective transition method. Under the modified prospective application, the cost of new awards and awards modified, repurchased or cancelled after the required effective date and the portion of awards for which the requisite service has not been rendered (unvested awards) that are outstanding as of the required effective date will be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro forma disclosures under SFAS No. 123. As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using the intrinsic value method in accordance with APB No. 25, as amended and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123(R)'s fair value method will have a negative impact on the Company's results of operations, although it will have no impact on its overall financial position. The impact of adopting SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123(R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net loss and loss per share (see above). SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current accounting literature. The requirement will reduce net operating cash flows and increase net financing cash flows in periods of adoption.

         In June 2005, the FASB published SFAS No. 154, "Accounting Changes And Error Corrections". SFAS 154 establishes new standards on accounting for changes in accounting principles. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 completely replaces APB No. 20 and SFAS No. 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. The requirements in SFAS No. 154 are effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company will apply these requirements to any accounting changes after the implementation date.


NOTE 4 - NOTE RECEIVABLE

         On February 3, 2005, ezTel, LLC ("ezTel") granted the Company an option (the "Option") to make an equity investment in ezTel of $1,500,000 following which 100% of all equity, membership and ownership interests in and to ezTel would be issued to and held by NS8. The foregoing was subject to confirmation of the Option agreement and confirmation of a revised Plan of Reorganization by the Bankruptcy Court in a final non-appealable order. The Option was exercisable only in writing and at the sole discretion of NS8. The Company did not exercise the Option.

         As consideration for the Option, the Company advanced a Term Loan (the "Loan") in the amount of $200,000 to Long Distance Billing Services, Inc., a wholly-owned subsidiary of ezTel ("LDBS") pursuant to a Promissory Note, Security Agreement and Deed of Covenants all dated
         February 3, 2005. The Loan was in the principal amount of $200,000, contained customary events of default and provided for an annual rate of interest equal to 12%. The entire principal balance and any accrued interest on the Loan was due and payable on August 1, 2005. On February 22, 2005 LDBS filed for protection under Chapter 11 of the Bankruptcy Code. During 2005 the Company collected $150,000 of the Loan. Subsequent to the year end, the Company received a final installment of $25,000. The Company has recorded a bad debt provision of $25,000 for the remaining balance of the Loan that has been determined to be uncollectible.

 NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2005 consisted of the following:

             Computer equipment and software           $        205,172
             Furniture and equipment                            125,573
             Vehicles                                            28,060
             Leasehold improvements                              13,548
                                                       ----------------
                                                                372,353
             Less accumulated depreciation
                and amortization                               (162,892)
                                                       -----------------

                 Total                                 $        209,461
                                                       ================

         Depreciation  and  amortization  expense  was  $65,764,   $55,781,  and
         $194,513 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.


NOTE 6 - NOTES PAYABLE

         Amounts due under notes payable include the following:

         o Unsecured short term loans for principal of $225,000. The loans bear interest at 8% per annum, and the principal and any unpaid interest are payable on demand.

         o Unsecured promissory note for principal of $100,000. The note bears interest at 10% per annum, and the principal and any unpaid interest was due September 27, 2005. The note is currently in default and due on demand.

         o Unsecured promissory note for principal of $150,000. The note bears interest at 7% per annum and principal and any unpaid interest is due August 16, 2006.

         o Unsecured promissory note for principal of $25,000. The note bears interest at 7% per annum and principal and any unpaid interest is due on demand.

         Future minimum payments under these notes payable at December 31, 2005 consisted of $500,000 due during the year ended December 31, 2006

         Interest  expense was $32,332,  $32,638 and $67,010 for the years ended
         December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively. Accrued interest on the notes was $115,876 at December 31, 2005 and is included in accrued expenses in the accompanying consolidated balance sheet.

NOTE 7 - CONVERTIBLE DEBENTURES

         During May and June 2004, the Company issued two secured convertible debentures ("Convertible Debentures") in the amount of $750,000 each to one investment company, Cornell Capital , for a total of $1,500,000. The Convertible Debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007. The debentures are secured by all of the assets of the Company.

         The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:

               o 120% of the closing bid price of the common stock as of the closing date, or

               o 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

         At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed pro rata.

         Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant shall have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

         In connection with the issuance of the Convertible Debentures, the Company recorded a debt discount of $428,571, consisting of an embedded put option, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through June 2007. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the debentures. As of December 31, 2005, the Company received seven conversion notices from Cornell Capital totaling $524,900. The Company issued 8,680,187 shares to Cornell Capital at an average price of $0.06 per share. The outstanding principal of the Convertible Debenture was $975,100, less the remaining debt discount of $126,625. The Company recognized interest expense of $212,659 and $89,287 in the accompanying consolidated statements of operations for the years ended December 31, 2005 and 2004, respectively, related to the amortization of the debt discount. The fair value of the remaining derivative liability related to the embedded put option is approximately $278,600 at December 31, 2005 and is included in the accompanying consolidated balance sheet.


         On December 10, 2004, the Company entered into a promissory note agreement with Cornell Capital for principal of $2,500,000. The note bore interest at 12% per annum, with a maturity date of June 30, 2005. During 2005, $1,100,000 of principal was converted into common shares (see Note 9) resulting in an outstanding balance of $1,400,000, plus accrued interest of $118,290. The note was amended on June 9, 2005, bore interest at 12% and was due on July 1, 2005 with the interest rate increasing to 24% if the balance was not repaid or converted by the maturity date. An additional $300,000 of principal was converted into shares of common stock subsequent to the amendment.

         The Company entered into another promissory note agreement on June 9, 2005 for principal of $500,000, bearing interest at 12% per annum with a maturity date of March 1, 2006.

         On November 14, 2005, the Company issued two new convertible debentures to Cornell Capital. One debenture replaced the promissory notes discussed above. The debenture had a principal balance of $1,863,430, which represented unconverted principal of $1,600,000, plus accrued interest. The second debenture was for $500,000, which was new financing, less fees and expenses payable to Cornell Capital. On December 8, 2005, the Company issued a third debenture to Cornell Capital in the amount of $500,000 which also represented new financing for the Company, less fees and expenses. Upon the effectiveness of the SB-2 Registration Statement which was filed on December 12, 2005, the Company will issue a fourth convertible debenture to Cornell Capital in the amount of $300,000. These debentures will collectively be the "2005 Debentures." The 2005 Debentures carry an interest rate of 10% per annum, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. The Company has also issued warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants were valued at $2,250,000 on the date of grant using the Black-Scholes option pricing model and is included in derivative liability (see Note 3) at the fair value in the accompanying consolidated balance sheet. The amendment of the promissory notes into the 2005 Debentures represents a modification of terms of the promissory notes. Pursuant to EITF No. 96-19, "Debtors' Accounting for a Modification or Exchange of Debt Instruments," and EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," the Company accounted for this modification as an extinguishment of debt and the issuance of new debt. Accordingly, during the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the 2005 Debentures.

         In connection with the issuance of the 2005 Debentures, the Company recorded a debt discount of $1,500,000, consisting of an embedded put option, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through November 2008. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the 2005 Debentures. The Company recognized interest expense of $41,667 in the accompanying consolidated statements of operations during 2005 related to the amortization of the debt discount.

         Future minimum payments under these debentures at December 31, 2005 were as follows:

                   Year Ending                    Notes
                  December 31,                   Payable
                  ------------                  -----------

                      2007                    $    975,100
                      2008                       2,863,430
                                                -----------


                  Total                       $  3,838,530
                  Less discount                 (1,584,958)
                                                -----------
                  Convertible Debenture       $  2,253,572
                                                ===========

         Interest expense was $393,099, $131,308, and $562,280 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Leases
         ------
         The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $8,230 and expire through December 2007. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $301 to $470, bear interest at approximately 20% per annum, and expire through May 2006.

         Future minimum lease payments under these non-cancelable operating and capital lease obligations at December 31, 2005 were as follows:

                   Year Ending                 Operating            Capital
                  December 31,                   Leases             Leases
                  ------------                ---------------    ---------------

                      2006                       $    211,113       $    5,690
                      2007                             98,760              -
                                              ---------------

                                                 $    309,873            5,690
                                              ===============
                 Less amount
                  representing interest                                   (356)
                                                                  --------------

                                                                         5,334
                 Less current portion                                   (5,334)
                                                                  --------------


                 Long-term portion                                  $      -
                                                                  ==============

         Rent expense was $230,570, $164,992, and $558,566 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

         Leased capital assets included in property and equipment at December 31, 2005 were as follows:

                  Computer equipment                                $   23,936
                  Vehicles                                              28,060
                                                                  --------------
                                                                        51,996
                  Less accumulated depreciation                         42,026
                                                                  --------------

                      Total                                         $    9,970
                                                                  ==============

         Employment Agreements and Employee Resignations
         -----------------------------------------------
         On January 10, 2005, as part of a corporate reorganization the Company terminated the Senior Vice President of Global Sales and Marketing of NS8 and CanOnline Global Media Inc. In addition, the individual was also given notice of termination as a Director of CanOnline Global Media Inc.; however, the individual will continue to act as a Director of NS8. As a consequence of the termination, the Company agreed to pay two and one-half months of severance totaling $16,250 and the cost of continuing his employee benefits until March 31, 2005. In addition, the individual received options to purchase 97,500 immediately exercisable shares of the Company's common stock at an exercise price of $0.20 per share.

         On January 21, 2005 the Chief Scientist of the Company resigned. As a consequence of the resignation, the Company agreed to pay one and one-half months of severance totaling $22,500, and the cost of continuing his employee benefits until March 31, 2005. The employee will retain his 2,000,000 stock options for the full amount of the remaining term in accordance with the Stock Option Agreement. As a result of this modification, the options are to be remeasured at December 31, 2005. The Company did not record any adjustments as a result of the modification.

         On February 18, 2005 the Chief Marketing Officer of the Company resigned. As a consequence of the resignation, the Company agreed to pay one month of severance totaling $10,417, and continuation of employee benefits until March 31, 2005. The stock option agreement received by the employee on February 20, 2004 for 1,500,000 stock options was rescinded and replaced with a new stock option agreement for 525,000 immediately exercisable options at an exercise price of $0.22 per share. As a result of this modification, the options are to be remeasured at December 31, 2005. The Company did not record any adjustments as a result of the modification.

         Litigation
         ----------
         The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

NOTE 9 - SHAREHOLDERS' DEFICIT

         Preferred Stock
         ---------------
         The Company has 5,000,000 authorized shares of non-voting preferred stock with a $0.0001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2005.

         Common Stock
         ------------
         Included in the Company's issued and outstanding shares of common stock are 7,100,722 shares issued in connection with the reverse acquisition (see Note 1) that have not been exchanged for shares of the Company.

         On December 9, 2005, the Company filed a Certificate of Amendment with the Secretary of State for the State of Delaware amending its Certificate of Incorporation to increase its authorized share capital from 500,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share to 750,000,000 common shares with a par value of $0.0001 per share and 5,000,000 preferred shares with a par value of $0.0001 per share. During the year ended December 31, 2005, the Company completed the following transactions:

         o During March 2005 and September 2005, the Company issued 6,451,704 shares of common stock for cash totaling $670,398 at per share prices ranging from $0.07 to $0.28. Offering costs were not incurred with these transactions.

         o During January 2005 and July 2005, the Company issued 8,940,724 shares of common stock to Cornell Capital for the conversion of promissory notes payable in the amount of $1,400,000 at per share prices ranging from $0.07 to $0.31.

         o During February 2005 through October 2005, the Company issued 8,680,187 shares of common stock to Cornell Capital for the conversion of convertible debentures in the amount of $524,900 at per share prices ranging from $0.04 to $0.14. In connection with the conversion of convertible debentures, $149,971 of the derivative liability related to the conversion feature was recorded as additional paid-in capital (see Note 7).

         o During the year one of the Company's officers contributed capital of $34,386.

         o The Company recorded expense and additional paid-in capital of $2,500 related to stock options granted at an exercise price less than the fair market price on that date to employees.

         During the year ended December 31, 2004, the Company completed the following transactions:

         o On May 19, 2004, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital. Under the SEDA agreement the Company may issue and sell to Cornell Capital common stock for a total purchase price of up to $20,000,000. Cornell Capital received a one-time commitment fee of 925,234 registered shares of the Company's common stock valued at $990,000 which has been recorded as an offering cost in the accompanying financial statements. Cornell Capital was paid a fee equal to 5% of each advance, which was retained by them from each advance. At the same time, the Company entered into a Placement Agent Agreement with a registered broker dealer in connection with the SEDA. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of 9,346 restricted shares of the Company's common stock valued at $10,000. The Company terminated the SEDA agreement and the Placement Agent Agreement as part of its November 14, 2005 refinancing with Cornell Capital.

         o In November 2004, the Company issued 5,597,544 common shares to Cornell Capital through the SEDA Agreement valued at $400,000.

         o   In October  2004,  the  Company  issued  500,000  common  shares to
             Maximum  Ventures,   Inc.  ("MVI")  in  connection  with  financial
             advisory services rendered valued at $510,000.

         o In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement. The stock vests over one year from the date of employment agreements. The Company recorded deferred compensation of $5,460,000 for the value of the shares. In November 2004, the employees voluntarily forfeited their stock grants, 4,000,000 shares were returned to the Company.

         o Issued 25,170 shares of common stock to a third party for services rendered valued at $37,000.

         o Recorded compensation cost of $110,100 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant.

         During the year ended December 31, 2003, the Company completed the following transactions:

         o   Issued 2,100,000 shares of common stock for cash totaling $495,000.
             Offering   costs  were  not  incurred  in   connection   with  this
             transaction.

         o Issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit. The warrants vest immediately and expire two years from the date of grant. As offering costs, the Company issued warrants exercisable into 233,333 shares of the Company's common stock at an exercise price of $1 per share. The warrants vest immediately and expire two years from the date of grant. The value of the warrants was determined to be immaterial.

         o Issued 400,000 shares of common stock for cash proceeds of $200,000. This offering was conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

         o Issued 3,720,000 shares of common stock valued at $1,004,305 to employees of the Company as compensation. Between October 2002 and October 2003, certain employees of CGMI were granted shares by CGMI's Board in recognition of exemplary service. The Company did not have a stock ownership plan at the time of any of the stock grants. The shares vested over 18 months from the grant date. One of the terms of the vesting of the shares was that all shares would immediately become vested if more than 50% of the voting shares of CGMI were sold or transferred or otherwise disposed of to an individual or entity. This transfer of voting control was deemed to have occurred when Delivery Now Corp. acquired 100% of the outstanding shares of CGMI on December 18, 2003 and the vesting of the shares was accelerated so that the shares were fully vested on that date.

         o Issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

         o Issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders and accrued interest payable totaling $686,021.

         During the year ended December 31, 2002, the Company completed the following transactions:

         o Issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

         o   Between  October and December 2002,  the Company  issued  2,310,000 shares of common stock valued at $80,850 to employees of the Company in recognition of exemplary service. The shares vest over 18 months from the grant date. The Company recognized $24,850 in compensation expense during the year ended December 31, 2002 for the vested portion of the shares issued and recorded deferred compensation of $56,000 for the value of the unvested portion of the shares issued.

         o Canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

         During the year ended December 31, 2001, the Company completed the following transactions:

         o Issued 50,000 shares of common stock to a third party for services rendered valued at $200.

         o Issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

         o   Redeemed 1,025,000 shares of common stock in exchange for $2,662.

         o Issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

         During the year ended December 31, 2000, the Company completed the following transactions:

         o Issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

         o Issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

         o Granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

         o Issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions. NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)

         During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

         o Issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

          o  Issued  4,130,000  shares of common stock for cash totaling $5,616.
             Offering   costs  were  not  incurred  in   connection   with  this
             transaction.

         Stock Options
         -------------
         On June 29, 2001, the Company adopted the 2001 Stock Option Plan authorizing 5,000,000 shares to be issued, with no shares or options issued as of December 31, 2005. On February 4, 2004, the Company
         adopted the 2004 NS8 Corporation Employee Stock Option Plan, authorizing 30,000,000 shares to be issued. In March, 2005, the 2004 Stock Option Plan (the "Plan") was amended to incorporate a Stock Option Exercise Contract, providing a standard form to permit optionees to exercise vested options under the Plan and to clarify vesting provisions under the Plan. The Stock Option Exercise Contract will be provided to each optionee upon each new grant of options under the Plan. During 2005, the Company issued 4,867,875 options under the plan to purchase common shares to certain of employees and consultants. None of these options have been exercised and 2,973,750 have been cancelled as a result of employment terminations. The Company does not have any other equity compensation plans as of December 31, 2005.

         The following summarizes the stock options transactions during 2005 and 2004:

                                                                     Weighted
                                                                     Average
                                                     Shares       Exercise Price
                                                   ----------     --------------

          Outstanding January 1, 2004               14,886,702    $    0.04

          Granted                                    8,943,412         1.00

          Cancelled                                   (654,000)        0.82
                                                --------------
          Outstanding at December 31, 2004          23,176,114         0.38

          Granted                                   11,317,875         0.09

          Cancelled                                 (3,055,662)        1,19
                                                --------------
          Outstanding at December 31, 2005          31,438,327    $    0.22
                                                ==============

          Exercisable, December 31, 2005            28,454,137    $    0.19
                                                 ==============



                                                                          Number of
                                                                           Shares
                           Number           Average        Weighted      Exercisable      Weighted
                        Outstanding at     Remaining        Average           at           Average
Range of                 December 31,     Contractual      Exercise      December 31,     Exercise
Exercise Prices              2005            Life            Price           2005          Price
---------------         --------------    ------------     --------       ----------      ---------

$0.04-$1.00                29,280,827           3.91        $    0.13     26,315,484       $   0.10


$1.00-$1.55                 2,157,500           3.15        $    1.33      2,138,653       $   1.33
                       -------------- --------------   -------------- -------------- --------------

                           31,438,327           3.85        $    0.22     28,454,137       $   0.19
                       ============== ==============   ============== ============== ==============




         The weighted-average fair value of options granted during year ended December 31, 2005 for which the exercise price equals the market price on the grant date was $0.09, and the weighted-average exercise price was $0.09. The weighted-average fair value of options granted during year ended December 31, 2005 for which the exercise price is less than the market price on the grant date was $0.20, and the weighted-average exercise price was $0.17. There were no options granted during year ended December 31, 2005 for which the exercise price was greater than the market price on the grant date.

         The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $1.273, and the weighted-average exercise price was $1.273. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is less than the market price on the grant date was $1.37, and the weighted-average exercise price was $1.321. The weighted-average fair value of options granted during year ended December 31, 2004 for which the exercise price is greater than the market price on the grant date was $1.311, and the weighted-average exercise price was $1.479.

         Warrants
         On May 18, 2004, NS8 entered into an Exclusive Advisory Agreement with MVI. Based in New York, MVI specializes in business strategy and corporate advisory services for emerging growth companies. Pursuant to the agreement, MVI agreed to act as a business advisor to NS8 with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8 issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8 common stock then outstanding, on a fully diluted basis. The warrants were issued with an exercise price of $2.00 per share and a term of five years from the date of issuance. The Exclusive Advisory Agreement with MVI had a term of one year and was terminated by the Company on May 19, 2005. The Company recorded a prepaid expense of $4,134,021 in 2004 for the value of the warrants. The Company recorded consulting expense of $2,583,764 for the value of the warrants earned during the year ended December 31, 2004. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The remaining portion of the prepaid expense was recorded to consulting expense during the year ended December 31, 2005.

         The following summarizes the warrant transactions. See additional discussion of warrants throughout the notes to the consolidated financial statements:

                                                                                          Weighted
                                                                                          Average
                                                                        Shares         Exercise Price
                                                                    -------------     -----------------

        Outstanding January 1, 2004                                     1,400,000       $         0.61
        Granted                                                         7,712,001                 0.61
        Cancelled                                                               -                    -
                                                                    --------------
        Outstanding at December 31, 2004                                9,112,001       $         0.61

        Granted                                                        25,000,000                 0.06
        Cancelled                                                     (1,400,000)                 0.61
                                                                    --------------
                                                                       32,712,001       $         0.19
           Outstanding and exercisable at December 31, 2005         ==============





  NOTE 9 - SHAREHOLDERS' DEFICIT (Continued)


Range of Exercise Prices          Number            Weighted Average      Weighted Average         Number of shares
                              Outstanding at           Remaining              Exercise              Exercisable at
                            December 31, 2005       Contractual Life            Price              December 31, 2005
                          ----------------------- --------------------- ---------------------- -----------------------------
$0.05-$0.08                           25,000,000                  4.86             $     0.06                    25,000,000

$0.61                                  7,712,001                  2.34             $     0.61                     7,712,001
                          ----------------------- --------------------- ---------------------- -----------------------------

                                      32,712,001                  3.09             $     0.19                    32,712,001
                          ======================= ===================== ====================== =============================

NOTE 10 - INCOME TAXES

         The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2005 and 2004 as follows:

                                                                                      2005         2004
                                                                                -------------- --------------
                  Statutory regular federal income benefit rate                       (34.0)%        (34.0)%
                  State income taxes, net of federal benefit                           (6.0)          (5.8)
                  Change in valuation allowance                                        42.0           39.6
                  Other                                                                (2.0)           0.2
                                                                                -------------- --------------
                      Total                                                              -  %           -  %
                                                                                ============== ==============


         The components of the deferred income tax assets (liabilities) at December 31, 2005 were as follows:

                  Net operating loss carry-forwards     $      9,800,000
                  Derivative liabilities                      (1,410,000)
                  Accrued payroll                                620,000
                                                        ----------------

                                                               9,010,000
                  Valuation allowance                         (9,010,000)
                                                        -----------------

                      Total                             $              -
                                                        ================


         The valuation allowance increased by approximately $4,500,000 during the year ended December 31, 2005. As of December 31, 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $22,875,000 and $22,875,000, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.



NOTE 11 - RELATED PARTY TRANSACTIONS

         Notes Payable - Shareholders
         ---------------------------
         Notes payable to shareholders at December 31, 2005 consisted of loans from several shareholders to finance the Company's operations. At December 31, 2005, $1,710,366 was due to the shareholders. Various due dates and interest rates are stated below for the year ended December 31, 2005.

         Between May and October 2004, the Company borrowed $1,050,000 from various shareholders for notes with original principal balances ranging between $150,000 and $200,000. All of the notes bear interest at a rate of 10% per annum and are either due on demand or mature on March 31, 2006, as amended. The notes are in default and are due on demand.

         Between May and October 2005, the Company borrowed $598,333 from various shareholders for notes with original principal balances ranging between $25,000 and $150,000. During the year the Company repaid $190,000 of principal. All of the notes bear interest at a rate of 7% per annum and are either due on demand or mature in January 2006. The notes are in default and are due on demand.

         The Company borrowed $2,033 from a shareholder during 2005. The amount is unsecured, is non-interest bearing and is due on demand.

         On March 11, 2004, the Company entered into a promissory note agreement, which provided that upon repayment of the $250,000 owing under the loan, the holder of the promissory note would be granted warrants to purchase 100,000 shares of the Company's common stock for gross proceeds of $100,000. The promissory note bears interest at 10% per annum, and the principal and any unpaid interest was due on December 11, 2005. On December 21, 2005 the due date of the promissory note was extended to March 31, 2006. The note is in default and is due on demand. Upon exercise, each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The fair value of the warrants of $51,587, as calculated using the Black-Scholes option pricing model, was recorded as a debt discount and was recognized as interest expense over the period until the note matures or is converted. In connection with the convertible debenture issued in May 2004 (see Note 7), the value of the warrants was recorded as a derivative liability (see Note
         3). The Company recognized $9,894 as interest expense during the year ended December 31, 2005 and $41,693 as interest expense related to the amortization of the debt discount during the year ended December 31, 2004.

         Interest expense was $375,346, $76,400, and $471,073 for the years ended December 31, 2005 and 2004 and the period from June 18, 1999 (inception) to December 31, 2005, respectively.

NOTE 12 - CONTRACTS

         On June 13, 2005, the Company entered into a consulting services agreement with Paradigm Technology Partners, LLC ("Paradigm"). The services to be performed by Paradigm relate to sales and marketing initiatives, and any other duties as assigned by Company management. The term of the consulting services agreement was six months ending December 31, 2005, unless terminated by Paradigm or the Company on 30 days prior notice. Paradigm was paid a consulting fee of $13,200 per month. Paradigm was also to receive non-qualified stock options to purchase 450,000 shares of the Company's common stock at an exercise price of $0.16 per share. The Company terminated the consulting services agreement and rescinded the 450,000 stock options previously granted as the services to be provided to earn the options were not performed.

         On April 14, 2005, the Company entered into an advisory services agreement with Mr. William Kunzweiler. Mr. Kunzweiler provides advisory services to the Board of Directors and its Executives with respect to sales, management strategies, strategic acquisitions, financing and capital acquisition policies, executive compensation and recruitment. The term of the advisory services agreement is two years ending April 14, 2007. Mr. Kunzweiler has been compensated for his advisory services in the form of 4,500,000 fully vested stock options to purchase the Company's common stock at an exercise price of $0.09 per share, exercisable for a period of five years from April 14, 2005. The options were determined to have a value of $315,000 based on the Black-Scholes option pricing model and is recorded as a derivative liability at fair value (see Note 3) in the accompanying consolidated balance sheet.

         During the year ended December 31, 2005, the company granted options to purchase an aggregate of 1,500,000 shares of the Company's Common Stock to various consultants for services rendered. The options vested upon grant, had exercise prices of $0.04 and were valued at $60,000 based on the Black-Scholes option pricing model.


         During September 2004, the Company entered into a Letter of Understanding with Lifelong Educational Properties Inc. ("LEAP"). LEAP agreed to assist the Company with the marketing and sales of the Company's products in certain countries in Europe, Asia and Latin America. The term of the agreement was two years, and was to continue thereafter until terminated by either party on 90 days notice. In consideration for LEAP's services, the Company was to pay LEAP $20,000 per month, $10,000 in cash and $10,000 as an accrual of debt. The debt accrual was to be paid when the Company has adequate capital from revenues or financing transactions. At the election of LEAP, the debt accrual may be paid with Company common stock. LEAP was to earn commissions of 7% of sales it completes and 5% of compensation realized from strategic partnerships it arranges. The Company also issued to LEAP warrants to purchase 2,000,000 shares of the Company's common stock. The exercise price is $1.03 per share for 1,000,000 of the warrants and $1.13 per share for the other 1,000,000 warrants. The warrants were issued on October 7, 2004, and have a term of five years. The warrants were determined to have a value of $1,590,000 using the Black-Scholes option pricing model and is included in derivative liability at the fair value (see Note 3) in the accompanying balance sheet. During December 2004, due to fluctuations in the price of the Company's common stock all warrants outstanding were re-priced to an exercise price of $0.61 per share. The Company did not record any adjustments to consulting expense as a result of the warrant re-pricing. The Company recorded expense of approximately $1,390,000 and $200,000 in the years ended December 31, 2005 and 2004, respectively. The LEAP agreement was terminated by the Company in 2005.



NOTE 13 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

         During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and an embedded put option of certain of its convertible notes payable (see
         Note 7) was not in accordance with SFAS No. 133. The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

         The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at December 31, 2004 and the statements of operations and cash flows for the year ended December 31, 2004:

         Consolidated balance sheet at December 31, 2004:


                                      As previously              Adjustments                 As Restated
                                        reported
                                   --------------------      --------------------- -----------------------

          Warrant liability        $     -                   $      (3,486,567)    (1)    $    (3,486,567)
                                   ====================      ===================== =======================

          Additional Paid In
          Capital                  $     (12,878,821)        $       7,175,449     (2)    $    (5,703,372)
                                   ====================      ===================== =======================

           Deficit
           accumulated
           during the
           development stage
           and comprehensive
           loss                    $     (15,301,270)                3,688,882     (3)    $   (11,612,388)
                                   ====================      ===================== =======================


         Consolidated statement of operations for the year ended December 31, 2004:


                                      As previously             Adjustments                As restated
                                       reported
                                   ------------------        ---------------------      -------------------
Change in fair value
of derivative liability            $    -                    $       (3,688,882)    (3)   $        (3,688,882)
                                   ====================      =====================      =======================
Net
loss                               $        (9,781,920)      $        3,688,882     (3)   $        (6,093,038)
                                   ====================      =====================      =======================


Loss per common share
-  basic and
diluted                            $             (0.11)      $             0.04           $             (0.07)
                                   ====================      =====================      =======================



NOTE 13 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS, CONTINUED

          (1) To record the fair value of the derivative liabilities at December 31, 2004.

          (2) To record the reclassification of the fair value of warrants and embedded put option issued with convertible notes from additional paid-in capital to derivative liability.

          (3)  To record the change in fair value of the derivative liabilities.

NOTE 14 - SUBSEQUENT EVENTS

         Notes Payable
         -------------

         Between January and February 2006, the Company borrowed $545,000 from various shareholders for notes with original principal balances ranging between $70,000 and $150,000. All of the notes bear interest at a rate of 7% per annum and mature between July and August 2006.

         On March 31, 2006, the Company received a demand for payment of principal and accrued interest on one of the outstanding unsecured note payable. The note was issued on September 23, 2003 for principal of $150,000 and bore interest at 7% per annum.

         Contracts
         ---------

         On January 9, 2006, the Company entered into a Mobile Content Distribution Agreement with Acme Mobile PTE Ltd. of Singapore ("Acme"). Pursuant to the Agreement, Acme granted to the Company a non-exclusive license to reproduce, digitize and broadcast certain mobile entertainment content and applications in Thailand, Singapore, Australia, New Zealand, Taiwan, Hong Kong and the Philippines on the Company's websites and its customers' mobile phones. The Agreement has an initial term of three years and automatically renews for successive one-year terms if not cancelled by either party. The Company and Acme are required to jointly decide the amount of the fee to be charged to customers for the content delivered to them and the Company agreed to bill the customers for the content they received. The Company and Acme will share the fees derived from the delivery of the content to the customers.

         On February 3, 2006 the Company signed an exclusive multi-year content distribution and alliance agreement with Rockamedia LLC and M3 Entertainment to offer biographies of famous music artists on its iWave broadband and Video on Demand (VOD) services for Asian and North American markets.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                  UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                                              September 30, 3006
--------------------------------------------------------------------------------

 ASSETS                                                                             September 30,
                                                                                        2006
                                                                                    ------------
Current assets
   Cash and cash equivalents                                                        $    112,220
   Accounts receivable                                                                    44,135
   Deferred professional services costs                                                   43,433
   Prepaid expenses and other current assets                                              64,335
                                                                                    ------------
    Total current assets                                                                 264,123

Property and equipment, net                                                              197,224
Capitalized software development costs                                                   286,104
Other assets                                                                              23,347
                                                                                    ------------
       Total assets                                                                 $    770,798
                                                                                    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
   Accounts payable                                                                 $    442,432
   Accrued payroll and related expenses                                                  349,523
   Accrued expenses                                                                    1,387,602
   Deferred revenue                                                                      133,900
   Notes payable                                                                         780,000
   Due to shareholders and directors                                                   3,318,308
   Current portion of convertible debentures, net of debt discount of $57,315            917,785
                                                                                     ------------
    Total current liabilities                                                          7,329,550

Convertible debentures, net of current portion and debt discount of $1,127,618         1,851,823
Derivative liability                                                                   4,037,771
Accrued management fees                                                                1,572,152
                                                                                    ------------
      Total liabilities                                                               14,791,296
                                                                                    ------------
Commitments and contingencies                                                                 --

Shareholders' deficit
   Preferred stock, $0.0001 par value;
    5,000,000 shares authorized
    no shares issued and outstanding                                                          --
   Common stock, $0.0001 par value;
    750,000,000 shares authorized
    116,224,507 shares issued and outstanding                                             11,622
   Additional paid-in capital                                                          9,431,910
   Accumulated other comprehensive loss                                                  (63,895)
   Deficit accumulated during the development stage                                  (23,400,135)
                                                                                    ------------
      Total shareholders' deficit                                                    (14,020,498)
                                                                                    ------------
       Total liabilities and shareholders' deficit                                  $    770,798
                                                                                    ============

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three and Nine Months Ended September 30, 2006 and 2005 (restated) and for the Period from June 18, 1999 (Inception) to September 30, 2006
--------------------------------------------------------------------------------

                                                                                                                   For the Period
                                                   For the Three Months Ended        For the Nine Months Ended    from June 18, 1999
                                                          September 30,                   September 30,            (Inception) to
                                                 ------------------------------   ------------------------------    September 30,
                                                     2006        2005 (Restated)      2006        2005 (Restated)       2006
                                                 -------------    -------------   -------------    -------------    -------------
Revenues
    License fees                                 $      99,500    $          --   $      99,500    $          --    $      99,500
    Professional services                               33,049               --          33,049               --           33,049
                                                 -------------    -------------   -------------    -------------    -------------
        Total revenues                                 132,549               --         132,549               --          132,549
                                                 -------------    -------------   -------------    -------------    -------------
Cost of revenues
    Professional services                               80,532               --          80,532               --           80,532
                                                 -------------    -------------   -------------    -------------    -------------
Gross profit                                            52,017               --          52,017               --           52,017
                                                 -------------    -------------   -------------    -------------    -------------
Operating expenses
    General and administrative                         885,862          715,660       2,632,695        5,994,494       21,825,087
    Research and development                            62,931          203,269         314,186          675,022        3,778,094
                                                  ------------      ------------     ----------        ----------       ----------
          Total operating expenses                     948,793          918,929       2,946,881        6,669,516       25,603,181
                                                 -------------    -------------   -------------    -------------    -------------
Loss from operations                                  (896,776)        (918,929)     (2,894,864)      (6,669,516)     (25,551,164)
                                                 -------------    -------------   -------------    -------------    -------------
Other income (expense)
    Other (expense) income                              (3,571)          (1,534)         (4,629)        (205,180)          21,304
    Interest expense                                  (692,353)        (171,316)     (1,650,512)        (489,933)      (2,763,395)
    Loss on extinguishment of debt                          --               --              --               --       (2,250,000)
    Change in fair value of derivative liability     2,463,443          289,290        (694,612)       2,460,795        7,143,120
                                                 -------------    -------------   -------------    -------------    -------------
        Total other income (expense), net            1,767,519          116,440      (2,349,753)       1,765,682        2,151,029
                                                 -------------    -------------   -------------    -------------    -------------
Net income (loss)                                $     870,743    $    (802,489)  $  (5,244,617)   $  (4,903,834)   $ (23,400,135)
                                                 =============    =============   =============    =============    =============
Basic income (loss) per share                    $        0.01    $       (0.01)  $       (0.05)   $       (0.05)
                                                 =============    =============   =============    =============
Weighted-average shares outstanding -              110,954,980      103,246,761     110,576,144       96,360,664
                                                 =============    =============   =============    =============
           Basic

Diluted income (loss) per share                  $        0.01    $       (0.01)  $       (0.05)   $       (0.05)
                                                 =============    =============   =============    =============
Weighted-average shares outstanding -              194,970,076      103,246,761     110,576,144       96,360,664
           Diluted                               =============    =============   =============    =============

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) For the Three and Nine Months Ended September 30, 2006 and 2005 (restated) and for the Period from June 18, 1999 (Inception) to September 30, 2006
--------------------------------------------------------------------------------

                                                                                                                   For the Period
                                                   For the Three Months Ended        For the Nine Months Ended    from June 18, 1999
                                                          September 30,                   September 30,            (Inception) to
                                                 ------------------------------   ------------------------------    September 30,
                                                     2006        2005 (Restated)      2006        2005 (Restated)       2006
                                                 -------------    -------------   -------------    -------------    -------------
Net income (loss)                                  $   870,743     $  (802,489)   $ (5,244,617)    $ (4,903,834)     $(23,400,135)

Other comprehensive income (loss)
    Foreign currency exchange gain (loss)                  610         (10,489)        (10,556)         (14,461)          (63,895)
                                                   -----------     -----------    ------------     ------------      ------------
Comprehensive income (loss)                        $   871,353     $  (812,978)   $ (5,255,173)    $ (4,918,295)     $(23,464,030)
                                                   -----------     -----------    ------------     ------------      ------------

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Nine Month Ended September 30, 2006 and 2005 (restated) and for the Period from June 18, 1999 (Inception) to September 30, 2006
--------------------------------------------------------------------------------

                                                                                                For the Period
                                                                  For the Nine Months Ended   from June 18, 1999
                                                                        September 30,           (Inception) to
                                                                ------------------------------   September 30,
                                                                    2006       2005 (Restated)       2006
                                                                ------------    ------------    ------------

Cash flows from operating activities
    Net loss                                                    $ (5,244,617)   $ (4,903,834)  $ (23,400,135)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                                  41,877          50,345         203,035
       Amortization of prepaid consulting services                        --       3,053,617       3,098,622
       Compensation charge for                                            --              --              --
         in-the-money stock options                                       --           1,250         112,600
       Provision for uncollectible note receivable                        --              --          25,000
       Compensation charge for                                            --              --              --
         in-the-money warrants                                            --              --          20,000
       Amortization of debt discount related to                           --              --              --
         notes payable                                                    --           9,894         127,032
       Amortization of debt discount related to                           --              --              --
         convertible debentures                                      519,025         149,862         862,638
       Issuance of stock for services                                     --              --         565,720
       Issuance of stock for compensation                                 --              --       1,029,155
       Estimated fair value of warrants granted                           --              --              --
         for services                                                 32,000              --       5,756,021
       Estimated fair value of options granted                            --              --              --
         to employees                                                644,798              --         644,798
       Estimated fair value of options granted                            --              --              --
         for services                                                     --         369,000       1,274,400
       Loss on extinguishment of debt                                     --              --       2,250,000
       Change in fair value of derivative liability                  694,612      (2,460,795)     (7,143,120)
       (Increase) decrease in                                             --              --              --
         Accounts receivable                                         (44,135)             --         (44,135)
         Prepaid expenses and other                                       --              --              --
           current assets                                             35,435           1,793      (3,196,189)
         Deferred professional services costs                        (43,433)             --         (43,433)
         Other assets                                                (15,117)             --         (23,347)
         Accounts payable                                            258,122          89,631         347,752
         Accrued expenses                                          1,189,039         363,158       2,052,760
         Deferred revenue                                            133,900              --         133,900
         Accrued payroll and related expenses                        296,597              --       1,954,907
                                                                ------------    ------------    ------------
Net cash used in operating activities                             (1,501,897)     (3,276,079)    (13,392,019)
                                                                ------------    ------------    ------------
Cash flows from investing activities
    Issuance of note receivable                                           --              --        (200,000)
    Collections on note receivable                                    25,000              --         175,000
    Purchase of property and equipment                               (29,640)       (101,203)       (351,238)
    Capitalized software development costs                          (286,104)             --        (286,104)
                                                                ------------    ------------    ------------
Net cash used in investing activities                               (290,744)       (101,203)       (662,342)
                                                                ------------    ------------    ------------
Cash flows from financing activities
    Proceeds from notes payable                                      250,000         150,000         750,000
    Proceeds from contribution of capital                                 --          34,386          34,386
    Payments on convertible debentures                                    --              --        (400,000)
    Proceeds from convertible debentures, net                        270,000              --       3,370,000
    Proceeds from issuance of common
      stock                                                               --         395,398       3,827,652
    Payments on amounts due to shareholders
      and directors                                                   (8,000)        (62,450)       (763,361)
    Proceeds from amounts due to shareholders                      1,399,915       1,293,245       7,517,931
      and directors
    Payments for redemption of shares                                     --              --          (2,662)
    Offering costs                                                        --              --         (54,242)
    Payments on capital lease obligations                             (5,334)         (5,262)        (44,780)
                                                                ------------    ------------    ------------
Net cash provided by financing activities                          1,906,581       1,805,317      14,234,924
                                                                ------------    ------------    ------------
Effect of exchange rate changes
    on cash                                                          (10,556)         18,822         (68,343)
                                                                ------------    ------------    ------------
Net increase (decrease) in cash and cash
    equivalents                                                      103,384      (1,553,143)        112,220

Cash and cash equivalents,
    beginning of period                                                8,836       1,562,040              --
                                                                ------------    ------------    ------------

Cash and cash equivalents,
    end of period                                               $    112,220    $      8,897    $    112,220
                                                                ============    ============    ============

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the Nine Month Ended September 30, 2006 and 2005 (restated) and for the Period from June 18, 1999 (Inception) to September 30, 2006
--------------------------------------------------------------------------------

                                                                                                For the Period
                                                                  For the Nine Months Ended   from June 18, 1999
                                                                        September 30,           (Inception) to
                                                                ------------------------------   September 30,
                                                                    2006       2005 (Restated)       2006
                                                                ------------    ------------    ------------
Supplemental schedule of non-cash investing
    and financing activities:

    Estimated fair value of warrants issued
      for prepaid services                                      $     32,000    $         --
                                                                ============    ============
    Estimated fair value of discount on
    convertible debenture                                       $    119,000    $         --
                                                                ============    ============
    Estimated fair value of debt-related derivative
      liabilities reclassified from liabilities to additional
      paid-in capital                                           $     88,587    $     57,143
                                                                ============    ============

    Conversion of notes payable - shareholders                  $         --    $  1,250,000
                                                                ============    ============
      into common shares
    Conversion of convertible debentures                        $    183,989    $    300,000
                                                                ============    ============
      into common shares
    Reclassification of accrued interest to notes
      payable                                                   $    246,027    $         --
                                                                ============    ============
    Reclassification of accrued management fees to
      other long term liabilities                               $  1,572,152    $         --
                                                                ============    ============


                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                              September 30, 2006
--------------------------------------------------------------------------------

NOTE 1. - ORGANIZATION AND LINE OF BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 ("Inception") in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp. ("DLVN"), a Delaware corporation and publicly traded company (the "Parent"), and Delivery Now Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). DLVN was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, DLVN changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation ("NS8").

NS8, CGMI and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications and corporate collaboration systems.

NOTE 2. - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which contemplate continuation of the Company as a going concern. During the nine months ended September 30, 2006, the Company incurred a net loss of $5,244,617 and had negative cash flows from operations of $1,501,897. In addition, the Company had a deficit accumulated during the development stage of $23,400,135 at September 30, 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for the Company's capital needs during the year ending December 31, 2006 by issuing debt and equity securities and by the continued development and commercialization of its products and services. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation of Financial Statements
--------------------------------------------

These unaudited interim condensed consolidated financial statements of NS8 Corporation and its subsidiaries (collectively, "NS8", "we" or the "Company") have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). Such rules and regulations allow the omission of certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP, so long as the statements are not misleading. In the opinion of Company management, these unaudited interim condensed consolidated financial statements and accompanying notes contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations for the periods shown. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in its Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Commission on April 17, 2006.

The results of operations for the three and nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year.

Restatement of prior year quarterly results of operations and cash flows
------------------------------------------------------------------------

The financial information as of, and for the three and nine months ended September 30, 2005 is labeled restated as it has been revised from the amounts previously filed in the Quarterly Report on Form 10-QSB filed with the SEC on November 29, 2005. The restatement is further discussed in Note 10.

Principles of Consolidation
---------------------------

The condensed consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

Development Stage Enterprise
----------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since Inception have been considered as part of the Company's development stage activities.

Comprehensive Income (Loss)
---------------------------

The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources.

The Company's comprehensive income (loss) includes foreign currency translation adjustments which are excluded from net income (loss) and are reported as a separate component of shareholders' deficit as accumulated other comprehensive income (loss).

Accounting for Derivative Instruments
-------------------------------------

In connection with the issuance of certain convertible debentures in May and June 2004 and November 2005 (see Note 7), the debentures provided for a conversion of the debentures into shares of the Company's common stock at a rate which was determined to be variable. The Company determined that the variable conversion feature was an embedded derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. The accounting treatment of derivative financial instruments requires that the Company records the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the debenture agreements, the Company was required to classify all other non-employee options and warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.

In addition, the Company was required to file a registration statement, which was filed on December 14, 2005, and have such registration statement declared effective by no later than February 27, 2006 (the "Effectiveness Deadline"). The registration statement was not declared effective by the Effectiveness Deadline, and the Company is liable for certain penalties which would require the Company to issue certain holders of convertible notes an amount equal to 2% of the outstanding borrowings, in cash or shares of the Company's common stock, at the note holder's option, for each subsequent 30-day period after the Effectiveness Deadline. As of November 14, 2006, the required registration statement has not been declared effective, and therefore the Company has accrued penalties of approximately $618,000 for the period from January 1, 2006 through September 30, 2006 included in accrued expenses in the Company's condensed consolidated balance sheet.

During the three and nine months ended September 30, 2006, the Company recognized other income of $2,463,443 and an expense of $694,612, respectively, compared to other income of $289,290 (restated) and $2,460,795 (restated) during the three and nine months ended September 30, 2005, which related to recording the derivative liability at fair value. At September 30, 2006, the derivative liability balance is $4,037,771.

Net Income (Loss) Per Common Share
----------------------------------

The Company utilizes SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share are computed using the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and potentially dilutive shares outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and conversion of convertible debentures. Potentially dilutive shares are excluded from the computation if their effect is antidilutive.

At September 30, 2006 and 2005 the outstanding potentially dilutive common shares totaled approximately 84,015,096 and 39,738,211 for the three months ending September 30, 2006 and 2005 and 81,090,497 and 39,738,211 for nine months ending September 30, 2006 and 2005, respectfully.

However, as the Company incurred net losses for the three months ended September 30, 2005 and nine months ended September 30, 2006 and 2005, none of the incremental shares outstanding during each of the periods presented was included in the computation of diluted loss per share as they were antidilutive.

The following table sets forth for all periods presented the computation of basic and diluted net income (loss) per share, including the reconciliation of the numerator and denominator used in the calculation of basic and diluted net income (loss) per share:

                                                                               Three Months Ended September 30,
                                                                                                        2005
                                                                                 2006                (Restated)
                                                                            ------------------------------------
                                                                                        (unaudited)
                                                                            ------------------------------------
Basic income (loss) per share:
            Net income (loss)                                               $     870,743         $    (802,489)
                                                                            =============         =============
            Weighted-average common shares outstanding, basic                 110,954,980           103,246,761
                                                                            =============         =============
            Basic income (loss) per share                                   $        0.01         $       (0.01)
                                                                            =============         =============
Diluted income (loss) per share:
            Net income (loss)                                               $     870,743         $    (802,489)
            Convertible notes interest expense (net of tax)                       216,336                    --
                                                                            -------------         -------------
            Adjusted net income (loss) available to common stockholders     $   1,087,079         $    (802,489)
                                                                            =============         =============

Weighted-average common shares outstanding, basic                             110,954,980           103,246,761
            Effect of dilutive securities:
                    Stock options and warrants                                 12,632,994                    --
                    Convertible debentures                                     70,521,151                    --
                    Contingent shares                                             860,951                    --
                                                                            -------------         -------------
            Weighted-average common shares outstanding, diluted               194,970,076           103,246,761
                                                                            =============         =============

            Diluted net income (loss) per share                             $        0.01         $       (0.01)
                                                                            =============         =============

Research and Development
------------------------

Pursuant to the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," the Company capitalizes internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over the estimated life of the software product using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, the Company evaluates on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized cost of a computer software product exceeds its net realizable value is written off.

Capitalization of research and development costs begins upon the establishment of technological feasibility of its products. The Company has determined that technological feasibility of software and web-based products is reached immediately before the products are available for delivery to customers. In the past, the Company did not capitalize any research and development costs because they either did not meet SFAS No. 86 capitalization criteria or were immaterial. At the end of the first quarter of 2006, the Company determined that certain of its software applications have reached technological feasibility. As a result, the Company capitalized related software development costs incurred since then totaling $286,104. The amortization of capitalized software development costs will begin in the forth quarter of 2006 using the straight-line method over the estimated product life of 1.5 years.

Revenue Recognition
-------------------

The Company recognizes revenue in accordance with GAAP that has been prescribed for the software industry under Statement of Position ("SOP") 97-2, "Software Revenue Recognition" and with the guidelines of the SEC Staff Accounting Bulletin, or SAB, No. 101 as amended by SAB No. 104 "Revenue Recognition in Financial Statements." Revenue recognition requirements in the software industry are very complex and are subject to change. The Company generally recognizes revenue when persuasive evidence of an arrangement exists, the Company has delivered the product or performed the service, the fee is fixed or determinable and collectibility is probable. However, determining whether and when some of these criteria have been satisfied often involves assumptions and judgments that can have a significant impact on the timing and amount of revenue reported. When licenses are sold together with maintenance and implementation services, license fees are recognized upon delivery of the product provided that: (1) the above criteria have been met; (2) payment of the license fees is not dependent upon performance of the consulting and implementation services; and (3) the services are not essential to the functionality of the software. For arrangements where services are essential to the functionality of the software, both the license and services revenue are recognized in accordance with the provisions of SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." Arrangements that allow the Company to make reasonably dependable estimates relative to contract costs and the extent of progress toward completion are accounted for using the percentage-of-completion method. Arrangements that do not allow the Company to make reasonably dependable estimates of costs and progress are accounted for using the completed-contracts method. Because the completed-contracts method precludes recognition of performance under the contract as the work progresses, it does not reflect current financial performance when the contract extends beyond one accounting period, and it therefore may result in uneven recognition of revenue, related cost of revenues and gross margin.

Maintenance and training services to its customers are generally recognized as the services are performed, except in instances where services are included in an arrangement accounted for under SOP 81-1.

Revenues from licensing the Company's software are generated from licensing agreements primarily with Video-On-Demand ("VOD") distributors that generally pay a per-unit royalty fee. Consequently, the Company recognizes revenue from these licensing agreements on an as earned basis, provided amounts are fixed or determinable and collection is reasonably assured. The Company relies on working relationship with these customers to reasonably and successfully estimate current period volume in order to calculate the quarter end revenue accruals.

If the Company changes any of these assumptions or judgments, it could cause a material increase or decrease in the amount of revenue that the Company reports in a particular period. Amounts for fees collected relating to arrangements where revenue cannot be recognized are reflected on the Company's balance sheet as deferred revenue and recognized when the applicable revenue recognition criteria are satisfied. As of September 30, 2006 the balance in deferred revenue amounted to $133,900 and consisted primarily of unearned revenue on annual license contracts and the deferred component of bundled maintenance and post contract customer support and will be recognized proportionately over the period of the related agreements.

Stock-Based Compensation Expense
--------------------------------

Prior to January 1, 2006, the Company accounted for stock-based compensation issued to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" ("APB 25), and related pronouncements (see Note 6). Under this method, compensation expense was recognized over the respective vesting period based on the excess, on the date of grant, of the estimated fair value of the Company's common stock over the grant price, net of actual forfeitures. Deferred stock-based compensation expense was amortized on a straight-line basis over the vesting period of each grant.

The Company accounted for equity issuances to non-employees in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", and EITF No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services". All transactions in which goods or services are the consideration received for the issuance of equity instruments were accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever was more readily determinable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party committed to perform or the date the performance was complete. Under SFAS No. 123, entities were required to recognize as expense over the vesting period the fair value of all stock-based awards on the date of the grant. Alternatively, SFAS No. 123 allowed entities to continue to apply the provisions of APB No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants as if the fair value based method defined in SFAS No. 123 had been applied. The Company had previously elected to apply the provisions of APB No. 25 and provide pro forma disclosures required by SFAS No. 123 and SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" (see Note 6).

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), "Share-Based Payment" ("SFAS 123(R)"). SFAS 123(R) establishes the accounting required for share-based compensation, and requires companies to measure and recognize compensation expense for all share-based payments at the grant date based on the fair value of the award, as defined in SFAS 123(R), and include such costs as an expense in their statements of operations over the requisite service (vesting) period. The Company elected to adopt SFAS 123(R) using a modified-prospective transition method, whereby the provisions of the statement will apply going forward only from the date of adoption to new (issued subsequent to December 31, 2005) stock option awards, and for the portion of any previously issued and outstanding stock option awards for which the requisite service is rendered after the date of adoption. Thus, the Company recognizes as expense the fair value of stock options issued prior to January 1, 2006, but vesting after January 1, 2006, over the remaining vesting period. In addition, compensation expense must be recognized for any awards modified, repurchased, or cancelled after the date of adoption. Under the modified-prospective transition method, no restatement of previously issued results is required. The Company uses the Black-Scholes option-pricing model to measure fair value. This is the same method the Company used in prior years for disclosure purposes. The Company has not recognized, and does not expect to recognize in the near future, any tax benefit related to employee stock-based compensation expense due to the full valuation allowance of its net deferred tax assets and its operating loss carryforwards. In addition, the adoption of SFAS 123(R) did not affect its cash flow from operations or cash flow from financing activities.


Foreign Currency Translation
----------------------------

Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' deficit as accumulated other comprehensive income (loss).

Use of Estimates
----------------

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates made by the Company include recoverability of long-lived assets, valuation of warrants and options to purchase common stock, embedded put options and deferred tax assets. Actual results could differ from those estimates.

Recent Accounting Pronouncements
--------------------------------

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS 157,"Fair Value Measurements" ("Statement"), that establishes how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. This Statement addresses the need for increased consistency and comparability in fair value measurements and for expanded disclosures about fair value measurements. The key changes to current practice are: (1) the definition of fair value which focuses on an exit price rather than entry price; (2) the methods used to measure fair value such as emphasis that fair value is a market-based measurement, not an entity-specific measurement, as well as the inclusion of an adjustment for risk, restrictions and credit standing; and (3) the expanded disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. The Company is currently evaluating the impact of this Statement on its interim unaudited condensed consolidated financial statements.

NOTE 4. - Accrued Expenses

The accrued expenses as of September 30, 2006 consisted of the following:

                                                         September 30, 2006
                                                         ------------------
Interest on Notes Payable                                   $   71,433
Interest on Shareholder Loans                                  149,614
Interest on Convertible Debentures                             392,679
Penalties on Convertible debentures                            618,459
Accrued consulting fees                                        137,752
Other accrued expenses                                          17,665
                                                            ----------
Total accrued expenses                                      $1,387,602
                                                            ==========

Please see notes 4, 5 and 7 for details on interest expense recognized during the three and nine months ended September 30, 2005.

NOTE 5. - NOTES PAYABLE

Amounts due under notes payable entered into during the nine months ended September 30, 2006 include the following:

o Unsecured promissory note for principal of $150,000. The note bears interest at 7% per annum and is payable on demand.

o Unsecured promissory note for principal of $100,000. The note bears interest at 7% per annum and principal and any unpaid interest is due on demand.

Amounts due under notes payable entered into prior to January 1, 2006:

o Unsecured promissory note for principal of $75,000. The note bears interest at 8% per annum, and the principal and any unpaid interest are payable on Maturity Date. During the three months ended September 30, 2006 the Maturity Date was extended to April 3, 2007.

o Unsecured promissory note for principal of $150,000. The note bears interest at 8% per annum, and the principal and any unpaid interest are payable on Maturity Date. During the three months ended September 30, 2006 the Maturity Date was extended to April 16, 2007.

o Unsecured promissory note for principal of $100,000. The note bears interest at 10% per annum, and the principal and any unpaid interest are payable on Maturity Date. During the three months ended September 30, 2006 the Maturity Date was extended to July 1, 2007.

o Unsecured promissory note for principal of $180,000. The note bears interest at 8% and is payable on demand.

o Unsecured promissory note for principal of $25,000. The note bears interest at 7% per annum and principal and any unpaid interest are payable on demand.

Interest expense was $15,200, $8,300, $40,000, and $22,300 for the three months ended September 30, 2006 and 2005 and nine months ended September 30, 2006 and 2005, respectively. Accrued interest on the notes was $71,400 at September 30, 2006 and is included in accrued expenses in the accompanying condensed consolidated balance sheet.

NOTE 6. - RELATED PARTY TRANSACTIONS

DUE TO SHAREHODERS AND DIRECTORS

Notes Payable - Shareholders
----------------------------

Notes payable to  shareholders  at September 30, 2006 amounted to $3,310,695 and
consisted  of  loans  from  several   shareholders   to  finance  the  Company's
operations. Various due dates and interest rates are stated below:

During the three months ended September 30, 2006, the Company borrowed $225,761 from various shareholders for notes with original principal balances ranging between $8,800 and $51,000. All of the notes bear interest at a rate of 6% per annum and the principal and any unpaid interest are payable on demand.

During the three months ended June 30, 2006, the Company borrowed $662,357 from various shareholders for the notes with original balances ranging between $37,500 and $367,500. The notes bear interest at 6% and are due on demand.

During the three months ended March 31, 2006, the Company borrowed $506,217 from various shareholders for notes with original principal balances ranging between $2,000 and $125,000. The notes bear interest at rates ranging between 6% and 7% and are due on demand.

Between May and November 2005, the Company borrowed $598,333 from various shareholders for notes with original principal balances ranging between $25,000 and $150,000. During 2005 the Company repaid $190,000 of principal. All of the notes bear interest at a rate of 7% per annum and are due on demand.

During the nine months ended September 30, 2006, notes owed to various shareholders in the aggregate amount of $1,300,000 that had originally been borrowed between March and October 2004 with original principal balances ranging between $150,000 and $250,000 were transferred to another shareholder and replaced by new notes. All of the new notes bear interest at a rate of 10% per annum and are due on demand. The aggregate principal amount of the new notes is $1,515,884, which includes $215,884 of accrued interest. One of the notes, issued on March 11, 2004, provided that upon repayment of the $250,000 owed under the loan, the holder of the promissory note would be granted warrants to purchase 100,000 shares of the Company's common stock for gross proceeds of $100,000. The promissory note bears interest at 10% per annum, and the principal and any unpaid interest is due on demand. Upon exercise, each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The fair value of the warrants of $51,587, as calculated using the Black-Scholes option pricing model, was recorded as a debt discount and was recognized as interest expense over the period until the note matures or is converted. In addition, under the provision of EITF Issue No. 00-19, the fair value of the warrants was recorded as a derivative liability and is recorded in its accompanying condensed consolidated balance sheet (see Note 3). The Company recognized $9,894 as interest expense during the year ended December 31, 2005 and $41,693 as an interest expense related to the amortization of the debt discount during the year ended December 31, 2004 and the discount has been fully recognized.

Due to directors
----------------

During fiscal 2006 the Company borrowed $5,580 from a director. During fiscal 2005 the Company borrowed $2,033 from a director. Both amounts are unsecured, non-interest bearing, due on demand and not evidenced by promissory notes.


NOTE 7. - CONVERTIBLE DEBENTURES

During May and June 2004, the Company issued two secured convertible debentures ("2004 Debentures") in the amount of $750,000 each to one investment company, Cornell Capital Partners, LP ("Cornell Capital"), for a total of $1,500,000. The 2004 Debentures bear interest at 5.0% per annum and mature on May 19, 2007 and June 25, 2007, respectively. The debentures are secured by all of the assets of the Company.

The secured debentures are convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of:

o 120% of the closing bid price of the common stock as of the closing date, or

o 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date.

At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon three business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed on a pro rata basis.
                                      F-40

Each warrant entitles the holder to purchase one share of the Company's common stock at an exercise price equal to 120% of the closing bid price of the common stock on the closing date. The warrant have "piggy-back" and demand registration rights and shall survive for two years from the closing date. If the Company elects to redeem a portion or all of the debentures prior to maturity the amount allocated to the warrants as a debt discount will be calculated and recognized as an expense at that time.

In connection with the issuance of the 2004 Debentures, the Company recorded a debt discount of $428,571, consisting of an embedded put option, which was recorded as a derivative liability upon issuance of convertible debenture. The Company is amortizing the discount using the effective interest method through June 2007. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the debentures. On September 30, 2006, the outstanding principal balance of the 2004 Debentures was $975,100, less the remaining debt discount of $57,315. The Company recognized interest expense of $27,109, $26,138, $69,309, and $40,737 in the accompanying interim condensed consolidated statements of operations for the three months ended September 30, 2006 and 2005 and nine months ended September 30, 2006 and 2005, respectively, related to the amortization of the debt discount.

The fair value of the remaining derivative liability related to the embedded put option is approximately $278,600 at September 30, 2006 and is included in the accompanying interim condensed consolidated balance sheet.

On November 14, 2005, the Company issued two new convertible debentures to Cornell Capital. One debenture replaced previously issued promissory notes in the amount of $1,863,430, which represented unconverted principal of $1,600,000, plus accrued interest. The second debenture was for $500,000, which was new financing, less fees and expenses payable to Cornell Capital. On December 8, 2005, the Company issued a third debenture to Cornell Capital in the amount of $500,000 which also represented new financing for the Company, less fees and expenses in the amount of $145,000 which was included in the debt discount as discussed above. The last secured convertible debenture in the principal amount of $300,000, less fees and expenses of $30,000, was closed on September 28,
2006. These debentures will collectively be referred to as the "2005 Debentures." The 2005 Debentures carry an interest rate of 10% per annum, have a term of three years and are convertible into common stock at the lower of $0.075 per share or 90% of the average of the three lowest volume weighted daily average prices of the Company's common stock for the 30 days prior to the conversion. The Company has also issued warrants to Cornell Capital to purchase 5,000,000 shares of common stock at an exercise price of $0.075 per share, 10,000,000 shares of common stock at an exercise price of $0.06 per share and 10,000,000 shares of common stock at an exercise price of $0.05 per share. The warrants were valued at $2,250,000 on the date of grant using the Black-Scholes option pricing model and are included in derivative liability (see Note 3) at the fair value in the accompanying condensed consolidated balance sheet.

The amendment of the promissory notes into the 2005 Debentures represents a modification of terms of the promissory notes. Pursuant to EITF No. 96-19, "Debtors' Accounting for a Modification or Exchange of Debt Instruments," and EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," the Company accounted for this modification as an extinguishment of debt and the issuance of new debt.
Accordingly, during the year ended December 31, 2005, the Company recorded a loss on extinguishment of debt of $2,250,000 related to the value of the warrants issued in connection with the 2005 Debentures.

In connection with the issuance of the 2005 Debentures, the Company recorded a debt discount of $1,619,000, consisting of an embedded put option and financing fees, which was recorded as a derivative liability upon note issuance. The Company is amortizing the discount using the effective interest method through November 2008. The derivative liability will be recorded as additional paid-in capital upon conversion or repayment of the 2005 Debentures. The unamortized debt discount balance is $1,127,618 at September 30, 2006, and the Company recognized $199,716 and $449,716 of interest expense during the three and nine months ended September 30, 2006, respectively.

On September 21, 2006 Cornell Capital, converted $183,989 of the outstanding $3,163,430 of debt to 5,840,921 shares of restricted common stock. This reduced the outstanding principal amount of debt to $2,979,441 and resulted in $88,587 of derivative liability to be recorded as additional paid-in capital.

Interest expense on convertible debentures was $85,000, $97,000, $254,000 and $241,000 for the three months ended September 2006 and 2005 and nine months ended September 30, 2006 and 2005, respectively. Accrued interest on the convertible debentures was $393,000 at September 30, 2006 and is included in accrued expenses in the accompanying interim condensed consolidated balance sheet.

NOTE 8. - ACCRUED MANAGEMENT FEES

On September 30, 2006 certain individuals elected to defer the payment of the outstanding management fees owed to them by NS8 Corporation and its subsidiaries. The management fees will be deferred to April 1, 2008 and such deferral does not restrict or prevent NS8 Corporation from repaying the Management Fees when and if sufficient funds become available to NS8 Corporation. As a result of this deferral the Company reclassified $1,572,152 from Accrued Payroll and Related Expenses to Accrued Management Fees.

NOTE 9. - SHAREHOLDERS' DEFICIT

Common Stock
------------

The Company issued 5,840,921 shares of common stock in connection with the conversion of $183,989 of principal of the 2005 debentures (see Note 7).

Stock-Based Compensation
------------------------

                             2001 Stock Option Plan
                             ----------------------

The Company adopted its 2001 stock option plan (the "2001 Plan") on June 29, 2001. The 2001 Plan provides for the grant of options intended to qualify as "incentive stock options," options that are not intended to so qualify or "non-statutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the 2001 Plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. The Company has not yet granted any options or stock appreciation rights under the 2001 Plan.

                             2004 Stock Option Plan
                             ----------------------

The Company adopted its 2004 stock option plan (the "2004 Plan") on February 4, 2004. The 2004 Plan provides for the grant of "non-statutory stock options." The total number of shares of common stock reserved for issuance under the 2004 Plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.

In March of 2005, the 2004 Plan was amended to clarify the continuous employment requirements of the vesting schedule of the Company's stock options and to provide for a standardized stock option exercise form to be used by optionees wishing to exercise vested stock options. If no vesting schedule is specified at the time of the grant, the options vest in full over the course of two years from the date of grant as follows: 25% vest six months from the date of grant and 75% vest pro rata monthly over eighteen months.

A summary of option activity as of September 30, 2006, and changes during the nine months ended September 30, 2006 is presented below:

                                                                        Weighted
                                                         Weighted      Average
                                                         Average     Remaining        Aggregate
                                                         Exercise    Contractual      Intrinsic
                                          Options         Price          Life           Value
----------------------------------        ----------     --------    ----------      -----------
Outstanding at January 1, 2006            31,438,327     $0.22           3.9         $   161,350

   Granted                                    25,000      0.09            --                  --

   Exercised                                      --        --            --                  --

   Forfeited or expired                     (912,896)     0.15            --                  --
                                         -----------     -----         -----         -----------
Outstanding at September  30, 2006        30,550,431     $0.21           2.6         $   223,525
                                         ===========     =====         =====         ===========
Exercisable at September 30, 2006         29,724,042     $0.21           2.6         $   219,281
                                         ===========     =====         =====         ===========

                                                         Weighted
                                                         Average
                                       Nonvested        Grant Date
                                        Options         Fair Value
--------------------------------       ----------       ----------
Nonvested at January 1, 2006            2,984,190         $0.35
   Granted                                 25,000          0.11
   Vested                              (1,695,778)         0.40
   Forfeited                             (487,023)         0.11
                                       ----------         -----
Nonvested at September 30, 2006           826,389         $0.27
                                       ==========         =====


The estimated fair value of stock options granted in 2006 and 2005 were derived using the Black-Scholes stock option pricing model. Expected volatility is based on historical volatility of NS8's stock over a period equal to the expected term. NS8 uses historical exercise data to estimate the expected term that represents the period of time that options granted to employees are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant that covers the expected term of the stock options. The following table shows the assumptions used in the pricing model:

                         Three Months Ended       Nine Months Ended        Three Months Ended      Nine Months   Ended
                         September 30, 2006       September 30, 2006       September 30, 2005      September 30 , 2005
                         ------------------      -------------------       ------------------      -------------------
Expected lives in years           5                         5                      5                        5
Risk free interest rates         4.8%                      4.8%                   3.1%                     4.1%
Volatility                       236%                      236%                   100%                     100%
Dividend yield                    0%                        0%                     0%                       0%

As stock-based compensation expense recognized in the condensed consolidated statements of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures of 3%. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma disclosures required under SFAS 123 for the period prior to fiscal 2006 including the three and nine months ended September 30, 2005, the Company accounted for forfeitures as they occurred. For options granted prior to January 1, 2006 and valued in accordance with FAS 123, the expected life and expected volatility of the stock options were based upon historical data. Forfeitures of employee stock options were accounted for on an as-incurred basis.

For the three and nine months ended September 30, 2006, the Company recognized compensation expense of $205,464 and $644,798 respectively, which is included in general and administrative expenses in the accompanying interim condensed consolidated statement of operations, as a result of the adoption of SFAS 123(R). In addition, the total compensation expense related to non-vested awards not yet recognized approximates $217,000, which will be recognized as expense over the weighted average vesting period of .34 years.

The effect of the change in applying the provisions of SFAS 123(R) resulted in decreasing net income and basic and diluted income per share and increasing net loss and basic and diluted loss per share are as follows:

                                               For the three months                   For the nine months
                                             ended September 30, 2006               ended September 30, 2006
                                        -----------------------------------     -------------------------------
                                          SFAS 123(R)           APB 25          SFAS 123(R)            APB 25
                                        ---------------     ---------------    ---------------     ------------
Income (Loss) before income taxes       $     870,743         1,076,207        (5,244,617)         (4,599,819)
Net income (loss)                       $     870,743         1,076,207        (5,244,617)         (4,599,819)
Basic and diluted net income (loss)
   per share                            $      0.01              0.01             (0.05)              (0.04)

                 Pro Forma Information for Periods Prior to 2006
                 -----------------------------------------------

In periods prior to the fiscal year ending December 31, 2006, the Company followed the disclosure-only provisions of SFAS 123,(see Note 3). The following table illustrates the effect on net loss and loss per share for the three and nine months ended September 30, 2005 as if the fair value recognition provisions of SFAS 123 had been applied to options granted during the period:

                                        Three Months Ended   Nine Months Ended
                                        September 30, 2005   September 30, 2005
                                            (Restated) (Restated)
--------------------------------------   ----------------     ----------------

Net loss, as reported                        $  (802,489)        $(4,903,834)
   Deduct: Pro forma stock option
   compensation  expense for stock
   options granted using a fair value
   method                                       (565,261)           (946,326)
                                             -----------         -----------
     Pro forma net loss                      $(1,367,750)        $(5,850,162)
                                             ===========         ===========
     Basic net loss per common share:

Basic and diluted - as reported              $     (0.01)        $     (0.05)
                                             ===========         ===========
Basic and diluted - pro forma                $     (0.01)        $     (0.06)
                                             ===========         ===========

Accuracy of Fair Value Estimates
--------------------------------

The Company develops its assumptions based on the Black-Scholes model. The Company is responsible for determining the assumptions used in estimating the fair value of share-based payment awards. Its determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Because the Company's employee stock options have certain characteristics that are significantly different from traded options, and because changes in the subjective assumptions can materially affect the estimated value, in management's opinion, the existing valuation models may not provide an accurate measure of the fair value of the Company's employee stock options. Although the fair value of employee stock options and restricted stock awards is determined in accordance with SFAS 123(R) and SAB 107 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Warrants
--------

On April 25, 2006 and June 1, 2006 respectively the Company's board of directors modified certain warrants to extend the expiration dates from April 25, 2006 to April 25, 2008 and from June 1, 2006 to June 1, 2008. The value of these warrant modifications, as determined using the Black-Scholes valuation model, was $17,150 (which is the difference between the value of the original warrants immediately prior to the modification and the value of the extended warrants). In connection with this modification, the warrant holders did not provide any additional stated or unstated rights, privileges, or agreements to the Company. Accordingly, this transaction has been reflected in change in fair value of derivative liability in its accompanying condensed consolidated statements of operation.

On March 7, 2006, the Company entered into a public relations agreement with Rubenstein Investor Relations Inc. ("RIR") based in New York. RIR specializes in introducing and positioning small-and mid cap companies to appropriate communities of investors and will provide shareholders and the investment community with a communications link to NS8's ongoing corporate activities as the Company executes its business plan. Upon the execution of the agreement, NS8 issued to RIR and certain of its associates warrants, which vested upon grant, to purchase 200,000 shares of common stock. The warrants are exercisable over a five year period at a price of $0.16 per share. The Company initially recorded a prepaid expense of $32,000 for the estimated fair value of the warrants based on the Black-Scholes option pricing model. The Company recorded consulting expense of $10,700 and $32,000 for the three and nine months ended September 30, 2006 and the prepaid expense has been fully recognized.

NOTE 10. - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

During the year ended December 31, 2005, the Company determined that the manner in which it accounted for the variable conversion rate and the embedded put option of certain of its convertible debentures (see Note 7) was not in accordance with SFAS No. 133. The Company determined that the variable conversion feature was an embedded derivative instrument and that the conversion option was an embedded put option pursuant to SFAS No. 133. The accounting treatment of derivative financial instruments required that the Company record the derivatives and related warrants at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF No. 00-19, as a result of entering into the convertible note agreements, the Company was required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. Accordingly, in connection with the restatement adjustments, the Company has appropriately reflected the non-operating, non-cash income or expense resulting from the changes in fair value. The Company had previously not recorded the embedded derivative instruments as a liability and did not record the related changes in fair value.

During the year ended December 31, 2005, the Company also determined that certain transactions involving the issuance of its warrants to purchase shares of common stock issued in connection with consulting services were not properly accounted for under EITF 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

The following tables present a summary of the effects of the restatement adjustments on the Company's consolidated balance sheet at September 30, 2005 and the statements of operations for the three months ended September 30, 2005.

Consolidated balance sheet at September 30, 2005:

                                                         As previously reported       Adjustments            As restated
                                                              Debit (Credit)         Debit (Credit)         Debit (Credit)
                                                                 Balance                                       Balance
                                                          --------------------   --------------------   ---------------------
Accounts Payable and Accrued Expenses                           $   (868,563)    $          600   (1)   $        (867,964)

Convertible Debenture                                           $   (287,233)    $      (40,887)  (2)   $      (1,010,777)
                                                                                 $     (789,402)  (3)
                                                                                 $      106,745   (4)

Derivative Liability                                            $          -     $   (3,486,567)  (5)   $      (1,255,058)
                                                                                 $    2,608,820   (6)
                                                                                 $       57,143   (7)
                                                                                 $     (723,744)  (8)
                                                                                 $      289,290   (9)

Additional Paid In Capital                                      $(15,223,351)    $    7,175,449  (10)   $      (8,247,273)
                                                                                 $      (57,143)  (7)
                                                                                 $   (1,657,449) (11)
                                                                                 $    1,515,420  (12)
                                                                                 $         (199) (13)

Accumulated Other Comprehensive Loss                            $     26,500     $       (1,060) (14)   $          58,722
                                                                                 $       33,282  (15)

Deficit  accumulated during the  development stage              $ 21,502,259     $   (3,688,882) (16)   $      16,471,962
                                                                                 $   (1,273,429) (17)
                                                                                 $        1,060  (14)
                                                                                 $      360,672  (18)
                                                                                 $     (429,719) (19)

Consolidated statement of operations for the three months ended September 30, 2005:

                                                          As previously reported                               As restated
                                                              Debit (Credit)          Adjustments             Debit (Credit)
                                                                 Balance             Debit (Credit)              Balance
                                                          --------------------   --------------------   ------------------------
General and Administrative Expenses                               $  749,078         $  (33,418) (15)          $  715,660

Interest Expense                                                  $  278,327         $ (106,745)  (4)          $  171,316
                                                                                           (199) (13)
                                                                                            (67) (15)

Change in Fair Value of Derivative Liability                      $        -         $ (289,290)  (9)          $ (289,290)

Net Loss                                                          $1,232,208         $ (429,719) (19)          $  802,489

(1) To correct calculation error and properly state the balance of accounts payable at September 30, 2005.

(2) To properly amortize the debt discount over the lives of the related convertible debt instruments during the period ended March 31, 2005.

(3) To properly state the estimated debt discount related to convertible debt instruments for the period ended June 30, 2005.

(4) To properly amortize the debt discount over the lives of the related convertible debt instruments during the period ended September 30, 2005.

(5) To record the estimated fair value of derivative liabilities at December 31, 2004.

(6) To record the change in fair value of derivative liabilities during the period ended March 31, 2005.

(7) To record the reclassification of derivative liabilities related to the conversion of notes payable.

(8) To record the change in fair value of derivative liabilities during the period ended June 30, 2005.

(9) To record the change in fair value of derivative liabilities during the period ended September 30, 2005.

(10) To record the reclassification of the fair value of warrants and embedded put options issued with convertible notes from additional paid in capital to derivative liability at December 31, 2004.

(11) To properly state the estimated fair value of fully vested warrants to purchase common stock for consulting services.

(12) To record the reclassification of the fair value of warrants and embedded put options from additional paid in capital to derivative liability at June 30, 2005.

(13) To properly state additional paid in capital and adjust beginning retained earnings to actual.

(14) To record the reclassification of accumulated other comprehensive loss and properly state beginning retained earnings at June 30, 2005.

(15) To record the reclassification of operating expenses from beginning retained earnings and properly state accumulated other comprehensive loss for the period ended September 30, 2005 resulting from calculation error.

(16) To record the net effects of the 2004 restatement, as described in the Company's Form 10-KSB/A for the year ended December 31, 2005.

(17) To record the net effects of the 2005 restatement, as described in the Company's Form 10-QSB/A for the period ended March 31, 2005.

(18) To record the net effects of the 2005 restatement, as described in the Company's Form 10-QSB/A for the period ended June 30, 2005.

(19) To record the net effects of (4),(9),(13) and (15) as noted above for the period ended September 30 ,2005.



NOTE 11. - SUBSEQUENT EVENTS

Notes Payable
-------------

Between October 1 through November 20, 2006, the Company borrowed $287,000 from various shareholders and issued promissory notes that bear interest at a rate of 6% per annum. The principal amount and any unpaid interest are payable on demand.




                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following  table sets forth  estimated  expenses  expected to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. We will pay all expenses in connection with this offering.

           Securities  and  Exchange  Commission  Registration  Fee   $  2,006
           Accounting  Fees  and  Expenses                            $ 35,000
           Legal  Fees  and  Expenses                                 $ 55,000
           Miscellaneous                                              $  7,994

               Total                                                  $100,000

ITEM 26. SALES OF UNREGISTERED SECURITIES

We were incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 17, 2003, the Company merged with CanOnline Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation. The following discussion relates to transactions involving CanOnline Global Media, Inc. ("CanOnline") prior to the Merger and involving the Company following the Merger:


The following table sets forth certain information regarding issuances of our common stock within the past three years in consideration for services rendered under contract:


                                        Name of                              Number of Common      Total
                   Date of Transaction  Shareholder        Price Per Share    Shares Issued    Consideration
                   -------------------  -----------------  ----------------  ----------------    --------------
                   2/24/2004            George T. Cowan    $        1.470            25,170    $       37,000


                                      II-1

The following table sets forth certain information regarding issuances of our common stock within the past three years in private placements made under section 4(2) and rule 506 of the Securities Act of 1933, as amended:


                               Name of                                           Number of Common   Consideration
          Date of Transaction  Shareholder                     Price Per Share     Shares Issued       Paid
          -------------------  ------------------------------  ----------------  -----------------  --------------
          6/11/2003            Tempus Private Bank Ltd         $          0.250           400,000    $      100,000
          6/15/2003            Entrust Administration FBO:     $          0.250           400,000    $      100,000
                               George Cowan #27740
          6/16/2003            Webster Mrak and                $          0.250           400,000    $      100,000
                               Blumberg Profit Sharing
                               Plan FBO: Richard
                               Blumberg
          7/23/2003            Steve D. Normann                $          0.500           100,000    $       50,000
          8/13/2003            Richard G. Pruner               $          0.500           400,000    $      200,000
          8/28/2003            Keith Stadlman Trustee for:     $          0.500           200,000    $      100,000
                               Sound Insurance Agency Inc
                               Defined Benefit Pension Plan
          9/18/2003            Michelle Murphy                 $          0.500           100,000    $       50,000
          10/16/2003           S.L. Feldman Enterprises Ltd    $          0.500           200,000    $      100,000
          10/20/2003           Jeffrey G. Maxwell              $          0.500           100,000    $       50,000
          12/29/2003           Centrum Bank AG                 $          0.750         2,333,334(1) $    1,750,000
          03/30/2005           Ronald B. Calvert               $           0.07         2,000,000    $      175,000
          04/07/2005           Ronald B. Calvert               $           0.10           350,000    $       35,000
          04/14/2005           William Kunzweiler              $           0.09           671,083    $    60,397.50
          05/02/2005           William Kunzweiler              $           0.28           446,429    $      125,000


(1) Centrum Bank was also issued warrants to purchase 1,166,667 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance. Clarion Finance AG was issued warrants to acquire 233,333 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance as a fee in connection with this transaction.


          During the fiscal year 2004 and 2005, we received loans from various parties, including:


       o During March 2004, a loan was received from Turbo International, Inc. in the amount of $250,000. The loan was due on March 11, 2005 and bore interest at the rate of 10% per annum. The due date of the loan was extended to September 11, 2005 and on December 21, 2005 was extended to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. Upon repayment of the loan to Turbo, we will issue to Turbo warrants to purchase 100,000 shares of our common stock. This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o During April 2004, a loan was received from 4Com Corporation in the amount of $150,000. The loan was due on July 25, 2004 and bore interest at the rate of 8.5% per annum. Upon the date of the loan from 4Com, we issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $0.61 per share with a term of two years from the date of issuance. The loan plus accrued interest was repaid in June 2004, and the warrants remain unexercised. The warrants were extended on June 1, 2006 to expire on June 1, 2008.

       o During May 2004, a loan was received from Turbo International, Inc. in the amount of $150,000. The loan was due on May 12, 2005 and bears interest at a rate of 10% per annum. The original due date was extended to August 10, 2005 and on December 21, 2005 the due date was extended to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.


       o During May 2004, a loan was received from Martin Calvert, then a director of ours, for $95,000. The loan was due on May 13, 2005 and bore interest at the rate of 8% per annum. On June 1, 2004, the loan plus accrued interest was fully repaid to Martin Calvert. Pursuant to the terms of the loan, upon its repayment, we issued to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. The warrants remain unexercised and have an exercise price of $0.61 per share. The warrants were extended on April 25, 2006 to expire on April 25, 2008.

                                      II-2

       o During August 2004, a loan was received from Ming Capital Enterprises, Inc. in the amount of $200,000. The loan was due on demand and bears interest at the rate of 10% per annum. The loan was amended to fix a maturity date at May 20, 2005, which maturity date has since been extended to November 21, 2005 and then to December 21, 2005, and finally to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. . This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o In August 2004, a loan was received from Martin Calvert, then a director of ours, for $100,000. The loan was due on August 12, 2005 and bears interest at a rate of 9.5% per annum. Upon repayment of the loan to Martin Calvert, we issued to Mr. Calvert warrants to purchase 50,000 shares of our common stock at an exercise price equal to the market price of the shares on the date the warrants were issued with a term of two years from the date of issuance. A portion of the loan plus accrued interest was repaid in September 2004. The balance remaining on the loan plus accrued interest was repaid in December 2004. The warrants were issued with an exercise price of $0.61 per share and remain unexercised.

       o In September 2004, a loan was received from Ming Capital Enterprises, Inc. in the amount of $175,000. The loan was due on September 7, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 8, 2005. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. . This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o During September 2004, we received a loan from Turbo International, Inc. in the amount of $175,000. The loan was due on September 24, 2005 and bears interest at a rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 23, 2005. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. . This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o In September 2004, a loan was received from Aton Select Fund Limited in the amount of $100,000. The loan was due on September 27, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to December 26, 2005. This loan is presently in default but no demand for payment has been made upon the Company. This note was extended and is now due on July 1, 2007.

       o On October 14, 2004, a loan was received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 14, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 12, 2006. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o On October 28, 2004, a loan was received from Turbo International, Inc. in the amount of $175,000. The loan was due on October 28, 2005 and bears interest at the rate of 10% per annum. On May 20, 2005, the Company was granted an extension of this loan to January 26, 2006. On December 21, 2005, this loan was amended to extend the maturity date to March 31, 2006. The loan continues to bear interest at the rate of 10% per annum. This note along with all of its rights and conditions was transferred to Steelhead Ltd. On April 1, 2006.

       o On December 10, 2004, a loan was received from Cornell Capital in the amount of $2,500,000. The loan bears interest at the rate of 12% per annum and was due on July 1, 2005. The loan was amended and restated in June 2005. As a result of this amendment and restatement, all remaining requests for advances were released from escrow, and all escrowed shares were returned un-issued to our transfer agent. The outstanding principal balance and accrued interest of the amended and restated promissory note was $1,518,290, which was due and payable to Cornell Capital on July 1, 2005 and was paid out of the proceeds of the 2005 Debenture financing which closed on November 14, 2005.

       o On August 16, 2005, a loan was received from Clarion Finance AG in the amount of $150,000. The loan bears interest at the rate of 7% per annum and is due on August 16, 2006. This note was extended and is now due on July 1, 2007.

In May 2004, we entered into a $1.5 million Securities Purchase Agreement with Cornell Capital for the sale of secured convertible debentures. On May 19, 2004, Cornell Capital purchased $750,000 principal amount of the secured convertible debentures. On June 25, 2004, Cornell Capital purchased the additional $750,000 principal amount of the secured convertible debenture after we filed, on June 22, 2004, a Form SB-2 registration statement relating to the shares of common stock underlying the conversion of those secured convertible debentures. The registration statement filed on June 22, 2004 was withdrawn on December 7, 2005. As of September 30, 2006, approximately $900,100 principal amount of the 2004 debentures remained outstanding.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement (the "2004 Equity Distribution Agreement") with Cornell Capital. Under the 2004 Equity Distribution Agreement, we could issue and sell to Cornell Capital common stock for a total purchase price of up to $20,000,000. The purchase price for the shares was equal to their market price, which was defined in the 2004 Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date we gave notice that we desired an advance. Cornell Capital received a one-time commitment fee of 925,234 shares of our common stock valued at $990,000. Cornell Capital was paid a fee equal to 5% of each advance, which was retained by Cornell Capital from each advance. Cornell Capital could resell the shares of common stock issued under the 2004 Equity Distribution Agreement under an effective registration statement filed by us with the Securities and Exchange Commission. We filed a post-effective amendment to that registration statement on December 7, 2005 to remove from registration any shares remaining unsold. As of September 30, 2005, we issued an aggregate of 12,022,456 registered common shares to Cornell Capital under the 2004 Equity Distribution Agreement. Cornell Capital applied the proceeds from the sale of the shares to the partial repayment of the $2,500,000 loan issued to it on December 10, 2004. The 2004 Equity Distribution Agreement was terminated pursuant to the 2005 Debenture financing with Cornell Capital which closed on November 14, 2005.

On May 19, 2004, we entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker dealer, in connection with the 2004 Equity Distribution Agreement. Pursuant to the Placement Agent Agreement, we paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on our stock price on May 19, 2004. This agreement was terminated effective November 14, 2005.

On June 9, 2005, we delivered a Promissory Note to Cornell Capital in relation to a loan received from Cornell Capital in the amount of $500,000. The principal amount of the loan and accrued interest were paid out of the proceeds of the 2005 Debentures issued to Cornell Capital on November 14, 2005. The loan had an interest rate of 12% per annum.

On November 14, 2005, we closed on the sale of the $3,163,430 principal amount of secured convertible debentures issued to Cornell Capital . Of the $3,163,430 paid to us for the debentures, $1,863,430 was previously paid to us in connection with promissory notes issued by us to Cornell Capital on May 24, 2005 and on June 9, 2005. The remainder of the purchase price of the debentures was paid in one installment of $500,000 on November 14, 2005 and another installment of $500,000 was paid on December 9, 2005, with one final installment of $300,000 was paid on September 28, 2006. As at September 30, 2006, approximately $2,979,441 of the principal amount remains outstanding.


During the fiscal year 2006 and 2007, we received loans from various parties, including:

During 2006, the Company borrowed $1,781,147 from various shareholders for notes with original principal balances ranging between $2,000 and $367,500. All of the notes bear interest at a rate of 6% per annum and the principal and any unpaid interest are payable on demand, except for one note in the principal amount of $50,000, for which the due date is October 31, 2007.

During 2006, the Company borrowed $545,005 from various shareholders for notes with original principal balances ranging between $70,000 and $150,000. All of the notes bear interest at a rate of 7% per annum and the principal and any unpaid interest are payable on demand.

During 2006, notes owed to various shareholders in the aggregate amount of $1,300,000 that had originally been borrowed between March and October 2004 with original principal balances ranging between $150,000 and $250,000 were transferred to another shareholder and replaced by new notes. All of the new notes bear interest at a rate of 10% per annum and are due on demand. One of the notes, issued on March 11, 2004, provided that upon repayment of the $250,000 owed under the loan, the holder of the promissory note would be granted warrants to purchase 100,000 shares of the Company's common stock for gross proceeds of $100,000. The promissory note bears interest at 10% per annum, and the principal and any unpaid interest is due on demand. Upon exercise, each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance.

During the period from January 1, 2007 through February 12, 2007, the Company borrowed $275,000 from various shareholders for notes with original principal balances ranging between $127,000 and $148,000. All of the notes bear interest at a rate of 6% per annum and the principal and any unpaid interest are payable on demand.


With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Regulation D promulgated under the Act. In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the Act and otherwise had the requisite sophistication to make an investment in our securities.

The following table sets forth certain information regarding issuances of common stock within the past three years to employees in consideration for services:




                      Name of                                   Number of Common   Value of Services
 Date of Transaction  Shareholder             Price Per Share        Shares             Rendered
 -------------------  ----------------------  ----------------  -----------------  ------------------
           1/29/2004    Thomas J. Routt       $          1.330       2,000,000(1)  $        2,660,000
           2/20/2004    Marc Strauch          $          1.400       2,000,000(1)  $        2,800,000



(1) These stock grants were forfeited voluntarily by Dr. Routt and Mr. Strauch on November 26, 2004.



ITEM 27. EXHIBITS


Number        Description

2.1 Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)

2.2 Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and CanOnline Global Media, Inc. (1)

2.3           Certificate of Merger filed with Delaware Secretary of State (1)

2.4           Certificate of Merger filed with Washington Secretary of State (1)

3.1           Certificate of Incorporation (2)

3.2           Amendment of Certificate of  Incorporation-dated  October 13, 2003
              (3)

3.3           Amendment of Certificate of Incorporation-dated  December 17, 2003
              (3)

3.5           Amendment of Certificate of  Incorporation-dated  December 5, 2005
              (4)

3.4           By-Laws (2)

3.5           Amended By-Laws (2)

3.5           Amended By-Laws (4)

5.1           Opinion of Sichenzia Ross Friedman Ference LLP re: Legality (12)

10.1          Stock Option Plan of 2001 (2)

10.2          Stock Option Plan of 2004(6)

10.3          Amended Stock Option Plan of 2004 (9)

10.3          Employment Agreement of Ricardo Rosado with CanOnline Global Media
              Corp. (5)

10.6 Amended Employment Agreement of Ricardo Rosado with CanOnline Global Media Corp. (6)

10.7          Employment  Agreement of Anthony Alda with CanOnline  Global Media
              Corp. (5)

10.8 Amended Employment Agreement of Anthony Alda with CanOnline Global Media Corp.(6)

10.9          Employment Agreement of Leslie J. Ames with CanOnline Global Media
              Corp. (5)

10.10 Amended Employment Agreement of Leslie J. Ames with CanOnline Global Media Corp. (6)

10.11 Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp. (5)

10.12 Amended Employment Agreement of Brent S. Bysouth with CanOnline Global Media Corp.(6)

10.13 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)

10.14 Amended Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)

10.15 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (5)

10.16 Employment Agreement of Melanie Thomson with CanOnline Global Media Corp. (6)

10.17         Termination   Agreement   with  respect  to  the  Standby   Equity
              Distribution Agreement made between the Corporation and Cornell Capital dated May 19, 2004 dated November 10, 2005(7)

10.18         Secured   Convertible   Debenture  No.  CCP-3  in  the  amount  of
              $1,863.430 dated November 10, 2005(7)

10.19 Secured Convertible Debenture No. CCP-4 in the amount of $500,000 dated November 10, 2005(7)

10.20         Amended  and  Restated   Security   Agreement   made  between  the
              Corporation and Cornell Capital dated November 10, 2005(7)

10.21 Securities Purchase Agreement made between the Corporation and Cornell Capital dated November 10, 2005(7)

10.22 Escrow Agreement made between the Corporation, the Buyers listed in the Securities Purchase Agreement and David Gonzalez, Esq., as Escrow Agent dated November 10, 2005(7)

10.23         Subsidiary   Security   Agreement  made  between  CanOnline  Media
              Corporation and Cornell Capital dated November 10, 2005(7)

10.24 Subsidiary Security Agreement made between CanOnline Global Media, Inc. and Cornell Capital dated November 10, 2005(7)

10.25         Investor   Registration   Rights   Agreement   made   between  the
              Corporation and various investors dated November 10, 2005(7)

10.26 Pledge and Escrow Agreement made between the Corporation, various Pledgors, Cornell Capital and David Gonzalez, Esq. as Escrow Agent dated November 10, 2005(7)

10.27 Irrevocable Transfer Agent Instructions given to Continental Stock Transfer & Trust Company by the Corporation on behalf of Cornell Capital dated November 10, 2005(7)

10.28 Warrant No. CCP-001 entitling Cornell Capital to purchase 5,000,000 common shares of the Company at an exercise price of $0.075 per share for a period of five years from November 10, 2005(7)

10.29 Warrant No. CCP-002 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.06 per share for a period of five years from November 10, 2005(7)

10.30 Warrant No. CCP-003 entitling Cornell Capital to purchase 10,000,000 common shares of the Company at an exercise price of $0.05 per share for a period of five years from November 10, 2005(7)

10.31 Master Service Agreement, dated August 4, 2005, between NS8 Corporation and SAVVIS Communications Corporation (incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed on October 6, 2005).

10.32 Escrow Agreement dated as at February 7, 2006 between NS8 Corporation and Gallagher, Briody & Butler (8)

10.33 Amendment No. 1 to Securities Purchase Agreement dated as at February 7, 2006 between NS8 Corporation and Cornell Capital Partners, LP(8)

10.34 Mobile Content Distribution Agreement dated January 9, 2006 between NS8 Corporation and Acme Mobile PTE Ltd. (11)

10.35 Master Software License and Development Agreement dated April 12, 2006 between NS8 Corporation and True Digital Entertainment Company Limited. (11)

10.36 Service Distribution Agreement dated June 1, 2006 between NS8 Corporation and ReelTime Infotainment Ltd. (10)

10.37 iWave IPTV VOD License Agreement dated June 1, 2005 between NS8 Corporation and ReelTime Infotainment Ltd. (10)

10.38 Service Distribution Agreement dated June 8, 2006 between NS8 Corporation and Advanced Datanetwork Communications Co. (10)

10.39         Content   Supply   Agreement   dated  June  8,  2006  between  NS8
              Corporation and Advanced Datanetwork Communications Co. (10)

10.40 Accelerated Payment of $300,000 Agreement dated September 28, 2006 under November 10, 2005 Securities Purchase Agreement made between the Corporation and Cornell Capital(12)

10.41 Settlement Agreement dated August 14, 2006 between NS8 Corporation and Maximum Ventures Inc.(12)


10.42 Employment Agreement of Carl Segal with NS8 Corporation (filed herewith)


23.1          Consent of Legal Counsel Sichenzia Ross Friedman Ference LLP (12)

23.2 Consent of Independent Registered Public Accounting Firm Corbin & Company, LLP (filed herewith)

23.3 Consent of Independent Registered Public Accounting Firm Singer Lewak Greenbaum & Goldstein, LLP (filed herewith)

         (1)      Previously  filed in Registrant's  Form 8-K/A filed on January
                  31, 2004

         (2)      Previously  filed in Registrant's  Form SB-2 filed on December
                  26, 2001

         (3) Previously filed in Registrant's Form 10-KSB for the year ended September 30, 2003 filed on January 1, 2004

         (4) Previously filed in Registrant's Form SB-2 filed on December 12, 2005.

         (5) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2003 filed on April 15, 2004

         (6) Previously filed in Registrant's Form 10-KSB for the year ended December 31, 2004 filed on April 5, 2005

         (7) Previously filed in Registrant's Form 10-QSB for the quarter ended September 30, 2005 filed on November 22, 2005

         (8)      Previously filed in Registrant's Form 8-K filed on February 8,
                  2006

         (9)      Previously filed in Registrant's  Form SB-2/A filed on June 9,
                  2006

         (10) Previously filed in Registrant's Form 10-QSB/A for the quarter ended June 30, 2006 filed on September 12, 2006

         (11) Previously filed in Registrant's Form 10-KSB for year ended December 31, 2005 filed on April 17, 2006

         (12) Previously filed in Registrant's Form SB-2/A filed on October 24, 2006

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i)  Include any prospectus  required by Sections 10(a)(3) of the
                    Securities Act of 1933 (the "Act");

              (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) Include any  additional or changed  material  information on the plan of distribution;



         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


         (4) That, for the purpose of determining any liability under the Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)  Any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on our behalf by the undersigned, on February 13, 2007.

          Date:  February 13, 2007     NS8  CORPORATION
                                       ------------------------------------
                                       /s/ Anthony Alda
                                       Name: Anthony Alda
                                       Title: Chairman of the Board and CEO


In  accordance  with  the  Securities   Exchange  Act,  this  amendment  to  the
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

          Date:  February 13 2007      /s/ Anthony Alda
                                       -----------------------------------------
                                       Name:  Anthony Alda
                                       Title: Chairman of the Board and CEO

          Date:  February 13 2007      /s/ Ricardo Rosado
                                       -----------------------------------------
                                       Name:  Ricardo Rosado
                                       Title: Chief Financial Officer, Principal
                                       Accounting Officer

          Date:  February 13, 2007     /s/ Leslie J Ames
                                       ------------------------------------
                                       Leslie J Ames, Director

          Date:  February 13, 2007     /s/ Michael W. Waage
                                       ------------------------------------
                                       Michael W. Waage, Director

          Date:  February 13, 2007     /s/ Brent R. Bysouth
                                       ------------------------------------
                                       Brent R. Bysouth, Director

          Date:  February 13, 2007     /s/ William Kunzweiler
                                       ------------------------------------
                                       William Kunzweiler, Director

                                  By:  /s/ Anthony Alda
                                       ------------------------------------
                                       Attorney-in-Fact